As filed with the Securities and Exchange Commission on October 15, 2015

Registration No. 333-207235

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

AMENDMENT NO. 1 TO
FORM F-3

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

Affimed N.V.

(Exact Name of Registrant as Specified in Its Charter)

Not Applicable

(Translation of Registrant’s name into English)

Netherlands		Not Applicable
(State or Other Jurisdiction of Incorporation or Organization)		(I.R.S. Employer Identification Number)
Technologiepark, Im Neuenheimer Feld 582 69120 Heidelberg, Germany (+49) 6221-65307-0
(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)

National Corporate Research, Ltd. 10 East 40th Street New York, New York 10016 (212) 947-7200
(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent For Service)

Copies to:
Sophia Hudson Davis Polk & Wardwell LLP 450 Lexington Avenue New York, NY 10017 (212) 450-4000

Approximate date of commencement of proposed sale to the public: From time to time after this Registration Statement becomes effective.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.C. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.C. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

CALCULATION OF REGISTRATION FEE
Title of Each Class of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Aggregate Price per Unit(2)	Proposed Maximum Aggregate Offering Price(3)	Amount of Registration Fee(3)(4)
Primary Offering:
Common Shares, nominal value €0.01 per share				(1)
Debt securities				(1)
Warrants				(1)
Purchase Contracts				(1)
Units				(1)
Subtotal	$150,000,000		$150,000,000	$15,105
Secondary Offering:
Common Shares, nominal value €0.01 per share	12,985,302		$87,261,229	$8,788
Total			$237,261,229	$23,893
(1)	There are being registered hereunder such indeterminate number of the securities of each identified class being registered as may be sold by the registrant from time to time at indeterminate prices, with the maximum aggregate public offering price not to exceed $150,000,000. If any debt securities are issued at an original issue discount, then the offering price of such debt securities shall be in such greater principal amount as shall result in a maximum aggregate offering price not to exceed $150,000,000, less the aggregate dollar amount of all securities previously issued hereunder. In addition, up to 12,985,302 common shares may be sold by selling shareholders who are identified in the prospectus forming part of this registration statement.

(2)	The proposed maximum aggregate price per unit of each class of securities will be determined from time to time by the registrant in connection with the issuance by the registrant of the securities registered hereunder and is not specified as to each class of securities pursuant to the General Instruction II.C. of Form F-3 under the Securities Act of 1933.

(3)	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(o) under the Securities Act of 1933 with respect to the securities to be sold by the registrant and pursuant to Rule 457(c) with respect to the 12,985,302 common shares that may be sold by the selling shareholders. The proposed maximum aggregate offering price of the 12,985,302 common shares to be sold by the selling shareholders is based on the average of the high and low sale prices per share of the common shares on the Nasdaq Global Market on October 12, 2015. In no event will the aggregate offering price of all securities sold by the registrant from time to time pursuant to this registration statement exceed $150,000,000.

(4)	$21,282.09 was previously paid in connection with the filing of this Registration Statement on Form F-3 on October 1, 2015.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

EXPLANATORY NOTE

This registration statement contains two prospectuses:

•	a base prospectus which covers the offering, issuance and sale of up to $150,000,000 of the registrant’s common shares, debt securities, warrants, purchase contracts and units and the offering, issuance and sale of up to 12,985,302 common shares which may be sold by certain selling shareholders; and

•	a sales agreement prospectus supplement covering the offering, issuance and sale of up to $50,000,000 of the registrant’s common shares that may be issued and sold under the Sales Agreement (the “Sales Agreement”) dated October 1, 2015 between the registrant and Cowen and Company, LLC.

The base prospectus immediately follows this explanatory note. The specific terms of any securities to be offered pursuant to the base prospectus will be specified in a prospectus supplement to the base prospectus. The sales agreement prospectus supplement immediately follows the base prospectus. The common shares that may be offered, issued and sold under the sales agreement prospectus supplement is included in the $150,000,000 of securities that may be offered, issued and sold by the registrant under the base prospectus. Upon termination of the Sales Agreement, any portion of the $50,000,000 included in the sales agreement prospectus supplement that is not sold pursuant to the Sales Agreement will be available for sale in other offerings pursuant to the base prospectus.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities, and we are not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

Subject to completion, dated October 15, 2015

PROSPECTUS

$150,000,000
Common Shares, Debt Securities, Warrants, Purchase Contracts and Units offered by the Company and

12,985,302 Common Shares offered by Selling Shareholders

Affimed N.V.
(incorporated in the Netherlands)

We may offer, from time to time, in one or more offerings, common shares, senior debt securities, subordinated debt securities, warrants, purchase contracts or units, which we collectively refer to as the “securities,” and the selling shareholders may offer up to 12,985,302 common shares. The aggregate initial offering price of the securities that we may offer and sell under this prospectus will not exceed $150,000,000. We may offer and sell any combination of the securities described in this prospectus in different series, at times, in amounts, at prices and on terms to be determined at or prior to the time of each offering. This prospectus describes the general terms of these securities and the general manner in which these securities will be offered. We will provide the specific terms of these securities in supplements to this prospectus. The prospectus supplements will also describe the specific manner in which these securities will be offered and may also supplement, update or amend information contained in this prospectus. You should read this prospectus and any applicable prospectus supplement before you invest.

The securities covered by this prospectus may be offered through one or more underwriters, dealers and agents, or directly to purchasers. The names of any underwriters, dealers or agents, if any, will be included in a supplement to this prospectus. For general information about the distribution of securities offered, please see “Plan of Distribution” beginning on page 24.

Our common shares are listed on the Nasdaq Global Market under the symbol “AFMD.” On October 14, 2015, the last sale price of our common shares as reported by the Nasdaq Global Market was $6.14 per common share. As of October 14, 2015, the aggregate market value of our outstanding common shares held by non-affiliates was approximately $125.1 million based on approximately 33,259,404 outstanding common shares, of which approximately 20,380,352 common shares were held by non-affiliates. We have not offered any securities pursuant to General Instruction I.B.5 of Form F-3 during the prior 12 calendar month period that ends on, and includes, the date of this prospectus.

Investing in our securities involves risks. See “Risk Factors” beginning on page 3 of this prospectus.

Neither the U.S. Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is   , 2015.

You should rely only on the information contained in or incorporated by reference in this prospectus or any related prospectus supplement we provide to you. Neither we nor the selling shareholders have authorized anyone to provide you with different or additional information. Neither we nor the selling shareholders are making an offer of securities in any state where the offer is not permitted. You should not assume that the information contained in or incorporated by reference in this prospectus is accurate as of any date other than the date on the front of this prospectus. Unless otherwise noted or the context otherwise requires, references in this prospectus to “Affimed” “the Company,” “our company,” “we,” “us” or “our” refer to Affimed N.V. (Affimed Therapeutics AG prior to our corporate reorganization on September 17, 2014) and its subsidiaries.

table of contents

Page

About This Prospectus	1
Where You Can Find More Information	1
Special Note Regarding Forward-Looking Statements	1
Affimed N.V.	2
Risk Factors	3
Ratio of Earnings to Fixed Charges	3
Use of Proceeds	3
Selling Shareholders	4
Description of Share Capital and Articles of Association	4
Comparison of Dutch Law and Our Articles of Association and U.S. Corporate Law	9
Description of Debt Securities	17
Description of Warrants	21
Description of Purchase Contracts	22
Description of Units	22
Forms of Securities	23
Plan of Distribution	24
Incorporation of Certain Information By Reference	26
Enforcement of Civil Liabilities	26
Expenses	27
Legal Matters	27
Experts	28

i

About This Prospectus

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission, or the SEC, utilizing a “shelf” registration process. Under this shelf process, we may sell any combination of the securities described in this prospectus in one or more offerings, and the selling shareholders may sell up to 12,985,302 of their common shares in one or more offerings. This prospectus provides you with a general description of the securities we may offer. Each time we, or the selling shareholders, as applicable, sell securities, we will provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement may also add, update or change information contained in this prospectus. You should read both this prospectus and any prospectus supplement together with additional information described under the headings “Where You Can Find More Information” and “Incorporation of Certain Information by Reference.”

We have filed or incorporated by reference exhibits to the registration statement of which this prospectus forms a part. You should read the exhibits carefully for provisions that may be important to you.

Neither the delivery of this prospectus nor any sale made under it implies that there has been no change in our affairs or that the information in this prospectus is correct as of any date after the date of this prospectus. You should not assume that the information in this prospectus, including any information incorporated in this prospectus by reference, the accompanying prospectus supplement or any free writing prospectus prepared by us, is accurate as of any date other than the date on the front of those documents. Our business, financial condition, results of operations and prospects may have changed since that date.

You should not assume that the information contained in this prospectus is accurate as of any other date.

Where You Can Find More Information

We file annual reports on Form 20-F, reports on Form 6-K, and other information with the SEC under the Securities Exchange Act of 1934, as amended, or the Exchange Act. You may read and copy this information at the following location of the SEC: Public Reference Room, 100 F Street, N.E., Washington, D.C. 20549.

You may obtain information on the operation of the SEC’s Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC also maintains an Internet site that contains reports and other information about issuers like us who file electronically with the SEC. The address of the site is http://www.sec.gov.

As a foreign private issuer, we are exempt under the Exchange Act from, among other things, the rules prescribing the furnishing and content of proxy statements, and our managing directors and supervisory directors and principal shareholders are exempt from the reporting and short-swing profit recovery provisions contained in Section 16 of the Exchange Act. In addition, we are not required under the Exchange Act to file periodic reports and financial statements with the SEC as frequently or as promptly as U.S. companies whose securities are registered under the Exchange Act.

Special Note Regarding Forward-Looking Statements

This prospectus and the financial statements and other documents incorporated by reference in this prospectus contain forward-looking statements, including statements concerning our industry, our operations, our anticipated financial performance and financial condition, and our business plans and growth strategy and product development efforts. These statements constitute forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, or the Securities Act, and Section 21E of the Exchange Act. Many of the forward-looking statements contained in this prospectus can be identified by the use of forward-looking words such as “anticipate,” “believe,” “could,” “expect,” “should,” “plan,” “intend,” “estimate” and “potential,” among others. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of their dates. These forward-looking statements are based on estimates and assumptions by our management that, although we believe to be reasonable, are inherently uncertain and subject to a number of risks and uncertainties.

The following represent some, but not necessarily all, of the factors that could cause actual results to differ from historical results or those anticipated or predicted by our forward-looking statements:

•	our operation as a development stage company with limited operating history and a history of operating losses; as of June 30, 2015, our accumulated deficit was €106.7 million;

•	the chance our clinical trials may not be successful and clinical results may not reflect results seen in previously conducted preclinical studies and clinical trials;

•	our reliance on contract manufacturers and contract research organizations over which we have limited control;

•	our lack of adequate funding to complete development of our product candidates and the risk we may be unable to access additional capital on reasonable terms or at all to complete development and begin commercialization of our product candidates;

•	our dependence on the success of AFM13 and AFM11, which are still in clinical development and may eventually prove to be unsuccessful;

•	uncertainty surrounding whether any of our product candidates will receive regulatory approval, which is necessary before they can be commercialized;

•	the chance that we may become exposed to costly and damaging liability claims resulting from the testing of our product candidates in the clinic or in the commercial stage;

•	if our product candidates obtain regulatory approval, our being subject to expensive ongoing obligations and continued regulatory overview;

•	enacted and future legislation may increase the difficulty and cost for us to obtain marketing approval and commercialization;

•	the chance that our products may not gain market acceptance, in which case we may not be able to generate product revenues;

•	our reliance on our current strategic relationships with the DKFZ, Xoma, LLS, Amphivena and Amphivena’s other investors and partners, including MPM Capital, Aeris Capital and Janssen, and the potential failure to enter into new strategic relationships;

•	our reliance on third parties to conduct our nonclinical and clinical trials and on third-party single-source suppliers to supply or produce our product candidates;

•	our future growth and ability to compete, which depends on our retaining key personnel and recruiting additional qualified personnel; and

•	other risk factors discussed under “Risk Factors.”

Our actual results or performance could differ materially from those expressed in, or implied by, any forward-looking statements relating to those matters. Accordingly, no assurances can be given that any of the events anticipated by the forward-looking statements will transpire or occur, or if any of them do so, what impact they will have on our results of operations, cash flows or financial condition. Except as required by law, we are under no obligation, and expressly disclaim any obligation, to update, alter or otherwise revise any forward-looking statement, whether written or oral, that may be made from time to time, whether as a result of new information, future events or otherwise.

Affimed N.V.

We are a clinical-stage biopharmaceutical company focused on discovering and developing highly targeted cancer immunotherapies. Our product candidates are being developed in the field of immune-oncology, which represents an innovative approach to cancer treatment that seeks to harness the body’s own immune defense to fight tumor cells. The most potent cells of the human defense arsenal are types of white blood cells called Natural Killer cells, or NK-cells, and T-cells. Our proprietary, next-generation bispecific antibodies, which we call TandAbs because of their tandem antibody structure, are designed to direct and establish a bridge between either NK-cells or T-cells and cancer cells. Our TandAbs have the ability to bring NK-cells or t-cells into proximity and trigger a signal cascade that leads to the destruction of cancer cells. Due to their novel tetravalent architecture (which provides for four binding domains), our TandAbs bind to their targets with high affinity and have half-lives that allow intravenous administration. We believe, based on their mechanism of action and the preclinical and clinical data we have generated to date, that our product candidates, alone or in combination, may ultimately improve response rates, clinical outcomes and survival in cancer patients and could eventually become a cornerstone of modern targeted oncology care.

On September 17, 2014, in connection with our corporate reorganization prior to the closing of our initial public offering, we changed our name to Affimed N.V. The common shares covered by this prospectus refer to the common shares of Affimed N.V. The offices of Affimed N.V. are located at Technologiepark, Im Neuenheimer Feld 582, 69120 Heidelberg, Germany. Our telephone number is (+49) 6221-65307-0. Investors should contact us for any inquiries at the address and telephone number of our principal executive office. Our principal website is www.affimed.com. The information contained on our website is not a part of this prospectus.

Risk Factors

Before making a decision to invest in our securities, you should carefully consider the risks described under “Risk Factors” in the applicable prospectus supplement and in our then most recent Annual Report on Form 20-F, and in any updates to those risk factors in our reports on Form 6-K incorporated herein, together with all of the other information appearing or incorporated by reference in this prospectus and any applicable prospectus supplement, in light of your particular investment objectives and financial circumstances.

Ratio of Earnings to Fixed Charges

The following table sets forth our ratio of earnings to fixed charges for each of the periods indicated. You should read this table in conjunction with the consolidated financial statements and notes incorporated by reference in this prospectus.

	Six Months	Fiscal Year Ended December 31,
	Ended June 30, 2015	2014	2013	2012
	(Unaudited)
Ratio of earnings to fixed charges	*	*	*	*

*	Our earnings were insufficient to cover fixed charges by €6.7 million for the six months ended June 30, 2015 and €0.4 million, €26.1 million and €14.3 million for the years ended December 31, 2014, 2013 and 2012, respectively.

For purposes of calculating the ratios in the table above, earnings consist of net profit/(loss) before income taxes plus fixed charges. Fixed charges include interest expense on indebtedness, interest expense on preferred shares and an estimate of the interest expense (6% for all periods) within rental expense.

Our ratios of earnings to combined fixed charges and preferred share dividends for the periods indicated above are the same as our ratios of earnings to fixed charges set forth above.

Use of Proceeds

Unless otherwise indicated in a prospectus supplement, the net proceeds from our sale of the securities will be used for general corporate purposes and other business opportunities. We will not receive any proceeds from the sale of any common shares offered by the selling shareholders.

Selling Shareholders

This prospectus also relates to the possible resale from time to time by SGR Sagittarius Holding AG, AGUTH Holding GmbH, OrbiMed Private Investments III, LP, OrbiMed Associates III, LP and Perceptive Credit Opportunities Fund, LP, whom we refer to in this prospectus as the “selling shareholders,” of 12,985,302 of their common shares. 12,879,052 of these shares were issued and outstanding prior to the original date of filing of the registration statement of which this prospectus forms a part; 9,553,816 common shares were issued to certain selling shareholders upon the conversion of all prior existing share classes into common shares upon, or were newly issued in, our initial public offering in September 2014 and 3,325,236 common shares were sold to a selling shareholder on October 9, 2015 and issued on October 14, 2015, in a private placement exempt from registration under Section 4(a)(2) of the Securities Act. The different types of shares held by the selling shareholders prior to the aforementioned conversion were acquired from us in private placement transactions prior to our initial public offering. 106,250 common shares are being registered in order to permit Perceptive Credit Opportunities Fund, LP to offer the shares issuable upon exercise of certain warrants issued to Perceptive Credit Opportunities Fund, LP in connection with the entry into a term loan agreement in July 2014 for resale from time to time.

If any selling shareholder offers common shares in any future offering, an applicable prospectus supplement will set forth the name of each such selling shareholder, the nature of any position, office or other material relationship which the selling shareholder has had with the Company or any of its predecessors or affiliates during the three years prior to the date of the applicable prospectus supplement, the number of our common shares owned by the selling shareholder before and after the offering and the number of our common shares to be offered by the selling shareholder.

We will pay the fees and the expenses incurred in effecting the registration of the common shares covered by this prospectus, including, without limitation, all registration and filing fees, fees and expenses of our counsel and accountants and fees and expenses of selling shareholders’ counsel. The selling shareholders will pay any underwriting or broker discounts and any commissions incurred by the selling shareholders in selling their common shares.

The selling shareholders may not sell any common shares pursuant to this prospectus until we have identified such selling shareholder and the common shares which may be offered for resale by such selling shareholder in a subsequent prospectus supplement. However, the selling shareholders may sell or transfer all or a portion of their common shares pursuant to any available exemption from the registration requirements of the Securities Act of 1933.

Description of Share Capital and Articles of Association

General

We were incorporated pursuant to the laws of the Netherlands as Affimed Therapeutics B.V. in May 2014 to become a holding company for Affimed Therapeutics AG prior to consummation of our initial public offering. Affimed Therapeutics AG was founded in 2000 as a spin-off from Deutsches Krebsforschungszentrum, the German Cancer Research Centre, or the DKFZ, by Professor Melvyn Little in Heidelberg, Germany. Pursuant to the terms of a corporate reorganization that was completed prior to the consummation of our initial public offering, all of the interests in Affimed Therapeutics AG were exchanged for newly issued common shares of Affimed Therapeutics B.V. and, as a result, Affimed Therapeutics AG became a wholly owned subsidiary of Affimed Therapeutics B.V. Prior to consummation of our initial public offering, we converted into a public company with limited liability (naamloze vennootschap) pursuant to a Deed of Amendment and Conversion, and our legal name is now Affimed N.V.

We are registered with the Trade Register of the Chamber of Commerce (handelsregister van de Kamer van Koophandel) under number 60673389 0000. Our corporate seat is in Amsterdam, the Netherlands, and our registered office is in Heidelberg, Germany.

Our authorized share capital is €1,100,000, divided into 55,000,000 common shares, each with a nominal value of €0.01 and 55,000,000 cumulative preferred shares, each with a nominal value of €0.01, and our issued share capital is €332,594 as of October 14, 2015.

We have adopted an anti-takeover measure pursuant to which our management board may, subject to supervisory board approval but without shareholder approval, issue (or grant the right to acquire) cumulative preferred shares. We may issue an amount of cumulative preferred shares up to 100% of our issued capital immediately prior to the issuance of such preferred shares. In such event, the cumulative preferred shares will be issued to a separate, newly established foundation, which will be structured to operate independently of us. If the management board determines to issue the cumulative preferred shares to such a foundation, the foundation’s articles of association will provide that it will act to serve the best interests of us, our associated business and all parties connected to us, by opposing any influences that conflict with these interests and threaten to undermine our continuity, independence and identity.

The cumulative preferred shares will be issued to the foundation for their nominal value, of which only 25% will be due upon issuance. In accordance with Dutch law, the voting rights of our shares are based on their nominal value and as we expect our common shares to trade substantially in excess of nominal value, cumulative preferred shares issued at nominal value can obtain significant voting power for a substantially reduced price and thus be used as a defensive measure. These cumulative preferred shares will have both a liquidation and dividend preference over our common shares and will accrue cash dividends at a fixed rate.

The management board may issue these cumulative preferred shares to protect us from influences that do not serve our best interests and threaten to undermine our continuity, independence and identity. These influences may include a third-party acquiring a significant percentage of our common shares, the announcement of a public offer for our common shares, other concentration of control over our common shares or any other form of pressure on us to alter our strategic policies.

Under Dutch law, our authorized share capital is the maximum capital that we may issue without amending our Articles of Association. An amendment of our Articles of Association would require a resolution of the general meeting of shareholders upon proposal by the management board with the prior approval of the supervisory board.

Initial settlement of any common shares to be issued pursuant to this prospectus will take place through The Depository Trust Company, or DTC, in accordance with its customary settlement procedures for equity securities. Each person owning common shares held through DTC must rely on the procedures thereof and on institutions that have accounts therewith to exercise any rights of a holder of the common shares.

Stock Exchange Listing

Our common shares are listed on the Nasdaq Global Market under the symbol “AFMD.”

Articles of Association and Dutch Law

We amended our Articles of Association in connection with our initial public offering and converted our company from a Dutch private company with limited liability (besloten vennootschap met beperkte aansprakelijkheid) into a Dutch public company with limited liability (naamloze vennootschap) as part of our corporate reorganization.

Set forth below is a summary of relevant information concerning our share capital and material provisions of our Articles of Association and applicable Dutch law. This summary does not constitute legal advice regarding those matters and should not be regarded as such.

Company’s Shareholders’ Register

Subject to Dutch law and the Articles of Association, we must keep our shareholders’ register accurate and up-to-date. The management board keeps our shareholders’ register and records names and addresses of all holders of shares, showing the date on which the shares were acquired, the date of the acknowledgement by or notification of us as well as the amount paid on each share. The register also includes the names and addresses of those with a right of use and enjoyment (vruchtgebruik) in shares belonging to another or a pledge in respect of such shares. There is no restriction on the ownership of our shares. Any common shares to be issued pursuant to this prospectus will be held through DTC, therefore DTC or its nominee will be recorded in the shareholders’ register as the holder of the common shares.

Corporate Objectives

Pursuant to the Articles of Association, our corporate objectives are:

•	the research, development, manufacture and commercialization of products for the detection, prevention and treatment of human and non-human diseases and conditions and to provide services therewith;

•	to incorporate, participate in, conduct the management of and take any other financial interest in other companies and enterprises;

•	to render administrative, technical, financial, economic or managerial services to other companies, persons or enterprises;

•	to acquire, dispose of manage and exploit real and personal property, including patents, marks, licenses, permits and other intellectual property rights;

•	to borrow and/or lend moneys, act as surety or guarantor in any other manner, and bind itself jointly and severally or otherwise in addition to or on behalf of others; and

•	the foregoing, whether or not in collaboration with third parties, and inclusive of the performance and promotion of all activities which directly and indirectly relate to those objects, all this in the broadest sense.

Limitation on Liability and Indemnification Matters

Under Dutch law, managing directors and supervisory directors and certain other officers may be held liable for damages in the event of improper or negligent performance of their duties. They may be held jointly and severally liable for damages to the Company and to third parties for infringement of the Articles of Association or of certain provisions of the Dutch Civil Code. In certain circumstances, they may also incur additional specific civil and criminal liabilities. Our Articles of Association provide for indemnification of our current and former managing directors and supervisory directors. Managing directors and supervisory directors and certain other officers are also insured under an insurance policy taken out by us against damages resulting from their conduct when acting in the capacities as such directors or officers.

Shareholders’ Meetings and Consents

General Meeting

General meetings of shareholders may be held in Amsterdam, Rotterdam, The Hague, Arnhem, Utrecht or the municipality of Haarlemmermeer (Schiphol Airport), the Netherlands. The annual general meeting of shareholders must be held within six months of the end of each financial year. Additional extraordinary general meetings of shareholders may also be held, whenever considered appropriate by the management board or the supervisory board. Pursuant to Dutch law, one or more shareholders, who jointly represent at least one-tenth of the issued capital may, on their application, be authorized by a Dutch district court to convene a general meeting of shareholders. The district court shall disallow the application if it does not appear that the applicants have previously requested the management board and the supervisory board to convene a general meeting of shareholders and neither the management nor the supervisory board has taken the necessary steps so that the general meeting of shareholders could be held within six weeks after the request.

General meetings of shareholders can be convened by a notice, which shall include an agenda stating the items to be discussed, including for the annual general meeting of shareholders, among other things, the adoption of the annual accounts, appropriation of our profits and proposals relating to the composition of the management board or supervisory board, including the filling of any vacancies in the management board or supervisory board. In addition, the agenda shall include such items as have been included therein by the management board or supervisory board. The agenda shall also include such items requested by one or more shareholders, and others entitled to attend general meetings of shareholders, representing at least 3% of the issued share capital. Requests must be made in writing and received by the management board at least 60 days before the day of the convocation of the meeting. No resolutions shall be adopted on items other than those which have been included in the agenda. In accordance with the Dutch Corporate Governance Code, or DCGC, a shareholder shall exercise the right of putting an item on the agenda only after consulting the management board in that respect. If one or more shareholders intend to request that an item be put on the agenda that may result in a change in the company’s strategy, the management board may invoke a response time of a maximum of 180 days until the day of the general meeting of shareholders.

The general meeting is presided over by the chairman of the supervisory board. However, the chairman may charge another person to preside over the general meeting in his place even if he himself is present at the meeting. If the chairman of the supervisory board is absent and he has not charged another person to preside over the meeting in his place, the supervisory directors present at the meeting shall appoint one of them to be chairman. If no supervisory directors are present at the general meeting, the general meeting is to be presided over by one of the managing directors designated for that purpose by the management board. Managing directors and supervisory directors may attend a general meeting of shareholders. In these meetings, they have an advisory vote. The chairman of the meeting may decide at its discretion to admit other persons to the meeting.

All shareholders and others entitled to attend general meetings of shareholders are authorized to attend the general meeting of shareholders, to address the meeting and, in so far as they have such right, to vote.

Quorum and Voting Requirements

Each common share confers the right on the holder to cast one vote at the general meeting of shareholders. Shareholders may vote by proxy. No votes may be cast at a general meeting of shareholders on shares held by us or our subsidiaries or on shares for which we or our subsidiaries hold depositary receipts. Nonetheless, the holders of a right of use and enjoyment (vruchtgebruik) and the holders of a right of pledge in respect of shares held by us or our subsidiaries in our share capital are not excluded from the right to vote on such shares, if the right of use and enjoyment (vruchtgebruik) or the right of pledge was granted prior to the time such shares were acquired by us or any of our subsidiaries. Neither we nor any of our subsidiaries may cast votes in respect of a share on which we or such subsidiary holds a right of use and enjoyment (vruchtgebruik) or a right of pledge. Shares which are not entitled to voting rights pursuant to the preceding sentences will not be taken into account for the purpose of determining the number of shareholders that vote and that are present or represented, or the amount of the share capital that is provided or that is represented at a general meeting of shareholders.

Decisions of the general meeting of shareholders are taken by an absolute majority of votes cast, except where Dutch law or the Articles of Association provide for a qualified majority or unanimity.

Directors

Election of Directors

Under our Articles of Association, our managing directors and supervisory directors are appointed by the general meeting of shareholders upon a binding nomination by our supervisory board. The general meeting of shareholders may overrule the binding nomination by a resolution adopted with a two-thirds majority of the votes cast representing at least half of the issued share capital. If the general meeting of shareholders overrules the binding nomination, the supervisory board shall make a new binding nomination.

Duties and Liabilities of Directors

Under Dutch law, the management board is responsible for our management, strategy, policy and operations. The supervisory board is responsible for supervising the conduct of and providing advice to the management board and for supervising our business generally. Furthermore, each member of the management board and the supervisory board has a duty to act in the corporate interest of the company. Under Dutch law, the corporate interest extends to the interests of all corporate stakeholders, such as shareholders, creditors, employees, customers and suppliers. The duty to act in the corporate interest of the company also applies in the event of a proposed sale or break-up of the company, whereby the circumstances generally dictate how such duty is to be applied. Any resolution of the management board regarding a significant change in our identity or character requires shareholder approval.

Dividends and Other Distributions

Amount Available for Distribution

We may only make distributions to our shareholders if our shareholders’ equity exceeds the sum of the paid-in and called-up share capital plus the reserves as required to be maintained by Dutch law or by the Articles of Association. Under the Articles of Association, if any of the cumulative preferred shares are outstanding, a dividend is first paid out of the profit, if available for distribution, on the cumulative preferred shares. Any amount remaining out of the profit is carried to reserve as the management board determines, subject to the approval of the supervisory board. After reservation by the management board of any profit, the remaining profit will be at the disposal of the general meeting of shareholders.

We only make a distribution of dividends to our shareholders after the adoption of our annual accounts demonstrating that such distribution is legally permitted. The management board is permitted, subject to certain requirements and subject to approval of the supervisory board, to declare interim dividends without the approval of the general meeting of shareholders.

Dividends and other distributions shall be made payable not later than the date determined by the management board. Claims to dividends and other distributions not made within five years from the date that such dividends or distributions became payable, will lapse and any such amounts will be considered to have been forfeited to us (verjaring).

We do not anticipate paying any cash dividends for the foreseeable future.

Exchange Controls

Under existing laws of the Netherlands, there are no exchange controls applicable to the transfer to persons outside of the Netherlands of dividends or other distributions with respect to, or of the proceeds from the sale of, shares of a Dutch company.

Squeeze out Procedures

Pursuant to Section 92a, Book 2, Dutch Civil Code, a shareholder who for his own account holds at least 95% of our issued share capital may initiate proceedings against the other shareholders jointly for the transfer of their shares to such shareholder. The proceedings are held before the Enterprise Chamber of the Amsterdam Court of Appeal, or the Enterprise Chamber, and can be instituted by means of a writ of summons served upon each of the other shareholders in accordance with the provisions of the Dutch Code of Civil Procedure (Wetboek van Burgerlijke Rechtsvordering). The Enterprise Chamber may grant the claim for squeeze out in relation to the other shareholders and will determine the price to be paid for the shares, if necessary after appointment of one or three experts who will offer an opinion to the Enterprise Chamber on the value to be paid for the shares of the other shareholders. Once the order to transfer becomes final before the Enterprise Chamber, the person acquiring the shares shall give written notice of the date and place of payment and the price to the holders of the shares to be acquired whose addresses are known to him. Unless the addresses of all of them are known to the acquiring person, such person is required to publish the same in a daily newspaper with a national circulation.

Obligation to Disclose Holdings and Transactions

Pursuant to the Dutch Financial Markets Supervision Act (Wet op het financieel toezicht, or the FMSA), any member of our management board and our supervisory board and any other person who has managerial or co-managerial responsibilities in respect of us or who has the authority to make decisions affecting our future developments and business prospects and who may have regular access to inside information relating, directly or indirectly, to us, must give written notice to the Netherlands Authority for the Financial Markets (Stichting Autoriteit Financiële Markten, or AFM) by means of a standard form of any transactions conducted for his own account relating to our shares or in financial instruments the value of which is also based on the value of our shares.

Furthermore, in accordance with the FMSA and the regulations promulgated thereunder, certain persons who are closely associated with our managing directors and supervisory directors or any of the other persons as described above, are required to notify the AFM of any transactions conducted for their own account relating to our shares or in financial instruments the value of which is also based on the value of our shares. The FMSA and the regulations promulgated thereunder cover the following categories of persons: (1) the spouse or any partner considered by national law as equivalent to the spouse, (2) dependent children, (3) other relatives who have shared the same household for at least one year at the relevant transaction date, and (4) any legal person, trust or partnership whose managerial responsibilities, among other things, are discharged by a person referred to under (1), (2) or (3) above or by the relevant member of our supervisory board or other person with any authority in respect of us as described above.

The AFM must be notified no later than the fifth business day following the relevant transaction date. Under certain circumstances, notification may be postponed until the date the value of the transactions performed for that person’s own account, together with transactions carried out by the persons closely associated with that person, amounts to €5,000 or more in the calendar year in question.

Non-compliance with the notification obligations under the FMSA could lead to criminal fines, administrative fines, imprisonment or other sanctions. In addition, non-compliance with some of the notification obligations under the FMSA may lead to civil sanctions, including suspension of the voting rights relating to our shares held by the offender for a period of not more than three years and a prohibition to own shares or voting rights on our shares for a period of not more than five years.

The AFM does not issue separate public announcements of notifications received by it. It does, however, keep a public register of all notifications under the FMSA on its website, http://www.afm.nl. Third parties can request to be notified automatically by e-mail of changes to the public register in relation to a particular company’s shares or a particular notifying party.

The FMSA contains rules intended to prevent market abuse, such as insider trading, tipping and market manipulation.

Pursuant to the rules intended to prevent market abuse, we have adopted an internal code on inside information in respect of the holding of and carrying out of transactions by our managing directors and supervisory directors and employees in our shares or in financial instruments the value of which is determined by the value of our shares. Furthermore, we have drawn up a list of those persons working for us who could have access to inside information on a regular or incidental basis and have informed such persons of the rules on insider trading and market manipulation, including the sanctions which can be imposed in the event of a violation of those rules.

Comparison of DUTCH Law and OUR ARTICLES OF ASSOCIATION AND U.S. CORPORATE LAW

The following comparison between Dutch corporation law, which applies to us, and Delaware corporation law, the law under which many publicly listed corporations in the United States are incorporated, discusses additional matters not otherwise described in this prospectus. Although we believe this summary is materially accurate, the summary is subject to Dutch law, including Book 2 of the Dutch Civil Code and the DCGC and Delaware corporation law, including the Delaware General Corporation Law.

Corporate Governance

Duties of directors

The Netherlands. We have a two-tier board structure consisting of our management board (raad van bestuur) and a separate supervisory board (raad van commissarissen).

Under Dutch law, the management board is collectively responsible for the management and the strategy, policy and operations of the company. The supervisory board is responsible for supervising the conduct of and providing advice to the management board and for supervising the business generally. Furthermore, each member of the management board and the supervisory board has a duty to act in the corporate interest of the company and the business connected with it. Under Dutch law, the corporate interest extends to the interests of all corporate stakeholders, such as shareholders, creditors, employees, customers and suppliers. The duty to act in the corporate interest of the company also applies in the event of a proposed sale or break-up of the company, whereby the circumstances generally dictate how such duty is to be applied.

Delaware. The board of directors bears the ultimate responsibility for managing the business and affairs of a corporation. In discharging this function, directors of a Delaware corporation owe fiduciary duties of care and loyalty to the corporation and to its stockholders. Delaware courts have decided that the directors of a Delaware corporation are required to exercise informed business judgment in the performance of their duties. Informed business judgment means that the directors have informed themselves of all material information reasonably available to them. Delaware courts have also imposed a heightened standard of conduct upon directors of a Delaware corporation who take any action designed to defeat a threatened change in control of the corporation. In addition, under Delaware law, when the board of directors of a Delaware corporation approves the sale or break-up of a corporation, the board of directors may, in certain circumstances, have a duty to obtain the highest value reasonably available to the stockholders.

Director terms

The Netherlands. Under Dutch law, managing directors and supervisory directors of a listed company are generally appointed for an individual term of a maximum of four years. There is no limit to the number of consecutive terms managing directors may serve. For supervisory directors, a limit of twelve years generally applies. Our managing directors are appointed by the general meeting of shareholders for an indefinite period of time. Our supervisory directors are also appointed by the general meeting of shareholders for a term of up to four years. A supervisory director may be reappointed for a term of up to four years at a time. A supervisory director may be a supervisory director for a period not longer than twelve years, which period may or may not be interrupted, unless the general meeting of shareholders resolves otherwise.

The supervisory board has drawn up a resignation schedule for the supervisory directors.

The general meeting of shareholders shall at all times be entitled to suspend or dismiss a member of the management board or supervisory board. The general meeting of shareholders may only adopt a resolution to suspend or dismiss such a member with a two thirds majority of the votes cast, if such majority represents more than half of the issued share capital, unless the proposal was made by the supervisory board, in which case a simple majority is sufficient. The supervisory board may at all times suspend (but not dismiss) a member of the management board.

Delaware. The Delaware General Corporation Law generally provides for a one-year term for directors, but permits directorships to be divided into up to three classes with up to three-year terms, with the years for each class expiring in different years, if permitted by the certificate of incorporation, an initial bylaw or a bylaw adopted by the stockholders. A director elected to serve a term on a “classified” board may not be removed by stockholders without cause. There is no limit in the number of terms a director may serve.

Director vacancies

The Netherlands. Under Dutch law, new managing directors and supervisory directors are appointed by the general meeting of shareholders. Under our Articles of Association, our managing directors and supervisory directors are appointed by the general meeting of shareholders upon the binding nomination by our supervisory board. However, the general meeting of shareholders may at all times overrule the binding nomination with a two thirds majority of the votes cast, if such majority represents more than half of the issued share capital. If the general meeting of shareholders overrules the binding nomination, the supervisory board shall make a new binding nomination.

Delaware. The Delaware General Corporation Law provides that vacancies and newly created directorships may be filled by a majority of the directors then in office (even though less than a quorum) unless (i) otherwise provided in the certificate of incorporation or bylaws of the corporation or (ii) the certificate of incorporation directs that a particular class of stock is to elect such director, in which case any other directors elected by such class, or a sole remaining director elected by such class, will fill such vacancy.

Conflict-of-interest transactions

The Netherlands. Managing directors and supervisory directors shall not take part in any discussion or decision-making that involves a subject or transaction in relation to which he or she has a personal conflict of interest with the company or the business connected with it. Our Articles of Association provide that if as a result thereof no resolution of the management board can be adopted, the resolution is adopted by the supervisory board. If as a result of the conflict of interest of supervisory directors no resolution of the supervisory board can be adopted, the resolution can nonetheless be adopted by the supervisory board. In that case, each supervisory board member is entitled to participate in the discussion and decision making process of the supervisory board and to cast a vote.

Delaware. The Delaware General Corporation Law generally permits transactions involving a Delaware corporation and an interested director of that corporation if:

•	the material facts as to the director’s relationship or interest are disclosed and a majority of disinterested directors consent;

•	the material facts are disclosed as to the director’s relationship or interest and a majority of shares entitled to vote thereon consent; or

•	the transaction is fair to the corporation at the time it is authorized by the board of directors, a committee of the board of directors or the stockholders.

Proxy voting by directors

The Netherlands. An absent member of the management board may issue a proxy for a specific management board meeting but only to another management board member in writing. An absent member of the supervisory board may issue a proxy for a specific supervisory board meeting but only to another supervisory board member in writing.

Delaware. A director of a Delaware corporation may not issue a proxy representing the director’s voting rights as a director.

Dutch Corporate Governance Code

The DCGC contains both principles and best practice provisions for management boards, supervisory boards, shareholders and general meetings of shareholders, financial reporting, auditors, disclosure, compliance and enforcement standards. A copy of the DCGC can be found on www.corpgov.nl. As a Dutch company, we are subject to the DCGC and are required to disclose in our annual report, filed in the Netherlands, whether we comply with the provisions of the DCGC. If we do not comply with the provisions of the DCGC (for example, because of a conflicting Nasdaq requirement or otherwise), we must list the reasons for any deviation from the DCGC in our annual report. Our most substantial deviations from the DCGC are summarized below.

Remuneration

•	We have granted and intend to grant options and restricted stock units in the future to members of our supervisory board, which qualifies as a deviation from best practice provision III.7.1 of the DCGC.

Re-pricing of stock options

•	We are following home country rules relating to the re-pricing of stock options under the 2014 Plan. Under applicable Dutch law, re-pricing of stock options is permissible, but constitutes a deviation from best practice provision II.2.7 of the DGCG where it concerns the stock options granted to our managing directors and supervisory directors.

Board nominations and shareholder voting

•	Pursuant to our articles of association, the supervisory board will nominate one or more candidates for each vacant seat on the management board or the supervisory board. A resolution of our general meeting of shareholders to appoint a member of the management board or the supervisory board other than pursuant to a nomination by our supervisory board requires at least two-thirds of the votes cast representing more than half of our issued share capital, which qualifies as a deviation from best practice provision IV.1.1 of the DCGC.

Independence

•	More than one of our current members of the supervisory board are not deemed independent based on the standards set out in the DCGC, which qualifies as a deviation from best practice provisions III.2.1 and III.2.2 of the DCGC.

Shareholder rights

Voting rights

The Netherlands. In accordance with Dutch law and our Articles of Association, each issued common share and each issued cumulative preferred share confers the right to cast one vote at the general meeting of shareholders. Each holder of shares may cast as many votes as it holds shares. Shares that are held by us or our direct or indirect subsidiaries do not confer the right to vote.

In accordance with our Articles of Association, for each general meeting of shareholders, the management board may determine that a record date will be applied in order to establish which shareholders are entitled to attend and vote at the general meeting of shareholders. Such record date shall be the 28th day prior to the day of the general meeting. The record date and the manner in which shareholders can register and exercise their rights will be set out in the notice of the meeting.

Delaware. Under the Delaware General Corporation Law, each stockholder is entitled to one vote per share of stock, unless the certificate of incorporation provides otherwise. In addition, the certificate of incorporation may provide for cumulative voting at all elections of directors of the corporation, or at elections held under specified circumstances. Either the certificate of incorporation or the bylaws may specify the number of shares and/or the amount of other securities that must be represented at a meeting in order to constitute a quorum, but in no event will a quorum consist of less than one third of the shares entitled to vote at a meeting.

Stockholders as of the record date for the meeting are entitled to vote at the meeting, and the board of directors may fix a record date that is no more than 60 nor less than 10 days before the date of the meeting, and if no record date is set then the record date is the close of business on the day next preceding the day on which notice is given, or if notice is waived then the record date is the close of business on the day next preceding the day on which the meeting is held. The determination of the stockholders of record entitled to notice or to vote at a meeting of stockholders shall apply to any adjournment of the meeting, but the board of directors may fix a new record date for the adjourned meeting.

Shareholder proposals

The Netherlands. Pursuant to our Articles of Association, extraordinary general meetings of shareholders will be held whenever our supervisory board or management board deems such to be necessary. Pursuant to Dutch law, one or more shareholders representing at least one-tenth of the issued capital may, on their application, be authorized by a Dutch district court to convene a general meeting of shareholders. The district court shall disallow the application if it does not appear that the applicants have previously requested the management board and the supervisory board to convene a general meeting of shareholders and neither the management nor the supervisory board has taken the necessary steps so that the general meeting of shareholders could be held within six weeks after the request.

Also, the agenda for a general meeting of shareholders shall include such items requested by one or more shareholders, and others entitled to attend general meetings of shareholders, representing at least 3% of the issued share capital, except where the articles of association state a lower percentage. Our Articles of Association do not state such lower percentage. Requests must be made in writing and received by the management board at least 60 days before the day of the convocation of the meeting. In accordance with the DCGC, a shareholder shall exercise the right of putting an item on the agenda only after consulting the management board in that respect. If one or more shareholders intend to request that an item be put on the agenda that may result in a change in the company’s strategy, the management board may invoke a response time of a maximum of 180 days until the day of the general meeting of shareholders.

Delaware. Delaware law does not specifically grant stockholders the right to bring business before an annual or special meeting. However, if a Delaware corporation is subject to the SEC’s proxy rules, a stockholder who owns at least $2,000 in market value, or 1% of the corporation’s securities entitled to vote, and has owned such securities for at least one year, may propose a matter for a vote at an annual or special meeting in accordance with those rules.

Action by written consent

The Netherlands. Under Dutch law, shareholders’ resolutions may be adopted in writing without holding a meeting of shareholders, provided that (i) the articles of association allow such action by written consent, (ii) all shareholders agree on this practice for decision making and (iii) the resolution is adopted unanimously by all shareholders that are entitled to vote. The requirement of unanimity renders the adoption of shareholder resolutions without holding a meeting not feasible for publicly traded companies. Therefore, our Articles of Association do not provide for shareholder action by written consent.

Delaware. Although permitted by Delaware law, publicly listed companies do not typically permit stockholders of a corporation to take action by written consent.

Appraisal rights

The Netherlands. The concept of appraisal rights is not known as such under Dutch law.

However, in accordance with the directive 2005/56/EC of the European Parliament and the Council of 26 October 2005 on cross-border mergers of limited liability companies, Dutch law provides that, to the extent that the acquiring company in a cross-border merger is organized under the laws of another EU member state, a shareholder of a Dutch disappearing company who has voted against the cross-border merger may file a claim with the Dutch company for compensation. Such compensation is to be determined by one or more independent experts. The shares of such shareholder that are subject to such claim will cease to exist as of the moment of effectiveness of the cross-border merger. Payment by the acquiring company is only possible if the resolution to approve the cross-border merger by the corporate body of the other company or companies involved in the cross-border merger includes the acceptance of the rights of the shareholders of the Dutch company to oppose the cross-border merger.

Delaware. The Delaware General Corporation Law provides for stockholder appraisal rights, or the right to demand payment in cash of the judicially determined fair value of the stockholder’s shares, in connection with certain mergers and consolidations.

Shareholder suits

The Netherlands. In the event a third party is liable to a Dutch company, only the company itself can bring a civil action against that party. The individual shareholders do not have the right to bring an action on behalf of the company. Only in the event that the cause for the liability of a third party to the company also constitutes a tortious act directly against a shareholder does that shareholder have an individual right of action against such third party in its own name. The Dutch Civil Code provides for the possibility to initiate such actions collectively. A foundation or an association whose objective is to protect the rights of a group of persons having similar interests can institute a collective action. The collective action itself cannot result in an order for payment of monetary damages but may only result in a declaratory judgment (verklaring voor recht). In order to obtain compensation for damages, the foundation or association and the defendant may reach—often on the basis of such declaratory judgment—a settlement. A Dutch court may declare the settlement agreement binding upon all the injured parties with an opt-out choice for an individual injured party. An individual injured party may also itself—outside the collective action—institute a civil claim for damages.

Delaware. Under the Delaware General Corporation Law, a stockholder may bring a derivative action on behalf of the corporation to enforce the rights of the corporation. An individual also may commence a class action suit on behalf of himself and other similarly situated stockholders where the requirements for maintaining a class action under Delaware law have been met. A person may institute and maintain such a suit only if that person was a stockholder at the time of the transaction which is the subject of the suit. In addition, under Delaware case law, the plaintiff normally must be a stockholder at the time of the transaction that is the subject of the suit and throughout the duration of the derivative suit. Delaware law also requires that the derivative plaintiff make a demand on the directors of the corporation to assert the corporate claim before the suit may be prosecuted by the derivative plaintiff in court, unless such a demand would be futile.

Repurchase of shares

The Netherlands. Under Dutch law, when issuing shares, a public company with limited liability such as ours may not subscribe for newly issued shares in its own capital. Such company may, however, subject to certain restrictions of Dutch law and its articles of association, acquire shares in its own capital. A listed public company with limited liability may acquire fully paid shares in its own capital at any time for no valuable consideration. Furthermore, subject to certain provisions of Dutch law and its articles of association, such company may repurchase fully paid shares in its own capital if (i) the company’s shareholders’ equity less the payment required to make the acquisition does not fall below the sum of paid-up and called-up capital and any reserves required by Dutch law or its articles of association and (ii) the company and its subsidiaries would not thereafter hold shares or hold a pledge over shares with an aggregate par value exceeding 50% of its then current issued share capital. Such company may only acquire its own shares if its general meeting of shareholders has granted the management board the authority to effect such acquisitions.

An acquisition of common shares for a consideration must be authorized by our general meeting of shareholders. Such authorization may be granted for a maximum period of 18 months and must specify the number of common shares that may be acquired, the manner in which common shares may be acquired and the price limits within which common shares may be acquired. Authorization is not required for the acquisition of common shares in order to transfer them to our employees. The actual acquisition may only be effected by a resolution of our management board. At the general meeting held at June 9, 2015, the general meeting of shareholders authorized our management board acting with the approval of our supervisory board, for a period of 18 months (until December 9, 2016) to cause the repurchase of common shares by us of up to 10% of our issued share capital, for a price per share not exceeding 110% of the most recent closing price of a common share on any stock exchange where the common shares are listed.

No authorization of the general meeting of shareholders is required if common shares are acquired by us with the intention of transferring such common shares to our employees under an applicable employee stock purchase plan.

If we would decide to repurchase any of our shares, no votes could be cast at a general meeting of shareholders on the shares held by us or our subsidiaries or on shares for which we or our subsidiaries hold depositary receipts. Nonetheless, the holders of a right of use and enjoyment (vruchtgebruik) and the holders of a right of pledge in respect of shares held by us or our subsidiaries in our share capital are not excluded from the right to vote on such shares, if the right of use and enjoyment (vruchtgebruik) or the right of pledge was granted prior to the time such shares were acquired by us or any of our subsidiaries. Neither we nor any of our subsidiaries may cast votes in respect of a share on which we or such subsidiary holds a right of use and enjoyment (vruchtgebruik) or a right of pledge.

Delaware. Under the Delaware General Corporation Law, a corporation may purchase or redeem its own shares unless the capital of the corporation is impaired or the purchase or redemption would cause an impairment of the capital of the corporation. A Delaware corporation may, however, purchase or redeem out of capital any of its preferred shares or, if no preferred shares are outstanding, any of its own shares if such shares will be retired upon acquisition and the capital of the corporation will be reduced in accordance with specified limitations.

Anti-Takeover Provisions

The Netherlands. Under Dutch law, various protective measures are possible and permissible within the boundaries set by Dutch law and Dutch case law. We have adopted several provisions that may have the effect of making a takeover of our company more difficult or less attractive, including:

•	the authorization of a class of preferred shares that may be issued by our management board to a friendly party, subject to the approval of our supervisory board, in such a manner as to dilute the interest of any potential acquirer;

•	the staggered four-year terms of our supervisory directors, as a result of which only approximately one-fourth of our managing directors and supervisory directors will be subject to election in any one year;

•	a provision that our managing directors and supervisory directors may only be removed at the general meeting of shareholders by a two-thirds majority of votes cast representing at least 50% of our outstanding share capital if such removal is not proposed by our supervisory board; and

•	requirements that certain matters, including an amendment of our Articles of Association, may only be brought to our shareholders for a vote upon a proposal by our management board that has been approved by our supervisory board.

Delaware. In addition to other aspects of Delaware law governing fiduciary duties of directors during a potential takeover, the Delaware General Corporation Law also contains a business combination statute that protects Delaware companies from hostile takeovers and from actions following the takeover by prohibiting some transactions once an acquirer has gained a significant holding in the corporation.

Section 203 of the Delaware General Corporation Law prohibits “business combinations,” including mergers, sales and leases of assets, issuances of securities and similar transactions by a corporation or a subsidiary with an interested stockholder that beneficially owns 15% or more of a corporation’s voting stock, within three years after the person becomes an interested stockholder, unless:

•	the transaction that will cause the person to become an interested stockholder is approved by the board of directors of the target prior to the transactions;

•	after the completion of the transaction in which the person becomes an interested stockholder, the interested stockholder holds at least 85% of the voting stock of the corporation not including shares owned by persons who are directors and officers of interested stockholders and shares owned by specified employee benefit plans; or

•	after the person becomes an interested stockholder, the business combination is approved by the board of directors of the corporation and holders of at least 66.67% of the outstanding voting stock, excluding shares held by the interested stockholder.

A Delaware corporation may elect not to be governed by Section 203 by a provision contained in the original certificate of incorporation of the corporation or an amendment to the original certificate of incorporation or to the bylaws of the company, which amendment must be approved by a majority of the shares entitled to vote and may not be further amended by the board of directors of the corporation. In most cases, such an amendment is not effective until twelve months following its adoption.

Inspection of Books and Records

The Netherlands. The management board and the supervisory board provide the general meeting of shareholders in good time with all information that the shareholders require for the exercise of their powers, unless this would be contrary to an overriding interest of us. If the management board or supervisory board invokes an overriding interest, it must give reasons.

Delaware. Under the Delaware General Corporation Law, any stockholder may inspect for any proper purpose certain of the corporation’s books and records during the corporation’s usual hours of business.

Removal of Directors

The Netherlands. Under our Articles of Association, the general meeting of shareholders shall at all times be entitled to suspend or dismiss a member of the management board or supervisory board. The general meeting of shareholders may only adopt a resolution to suspend or dismiss such a member by at least a two-thirds majority of the votes cast, if such majority represents more than half of the issued share capital, unless the proposal was made by the supervisory board in which case a simple majority is sufficient.

Delaware. Under the Delaware General Corporation Law, any director or the entire board of directors may be removed, with or without cause, by the holders of a majority of the shares then entitled to vote at an election of directors, except (i) unless the certificate of incorporation provides otherwise, in the case of a corporation whose board is classified, stockholders may effect such removal only for cause, or (ii) in the case of a corporation having cumulative voting, if less than the entire board is to be removed, no director may be removed without cause if the votes cast against his removal would be sufficient to elect him if then cumulatively voted at an election of the entire board of directors, or, if there are classes of directors, at an election of the class of directors of which he is a part.

Preemptive Rights

The Netherlands. Under Dutch law, in the event of an issuance of common shares, each shareholder will have a pro rata preemptive right in proportion to the aggregate nominal value of the common shares held by such holder (with the exception of common shares to be issued to employees or common shares issued against a contribution other than in cash). Under our Articles of Association, the preemptive rights in respect of newly issued common shares may be restricted or excluded by a resolution of the general meeting of shareholders upon proposal of the management board, which proposal has been approved by the supervisory board.

The management board, subject to approval of the supervisory board, may restrict or exclude the preemptive rights in respect of newly issued common shares if it has been designated as the authorized body to do so by the general meeting of shareholders. Such designation can be granted for a period not exceeding five years. A resolution of the general meeting of shareholders to restrict or exclude the preemptive rights or to designate the management board as the authorized body to do so requires a majority of not less than two-thirds of the votes cast, if less than one-half of our issued share capital is represented at the meeting.

At a general meeting held at September 12, 2014, with effect from September 17, 2014, being the date of our conversion into a Dutch public limited liability company prior to the consummation of our initial public offering, the general meeting of shareholders authorized our management board acting with the approval of our supervisory board for a period of five years from the date of the consummation of our initial public offering (until September 17, 2019) to limit or exclude preemptive rights accruing to shareholders in connection with the issue of common shares or rights to subscribe for common shares.

No preemptive rights apply in respect of newly issued preferred shares.

Delaware. Under the Delaware General Corporation Law, stockholders have no preemptive rights to subscribe for additional issues of stock or to any security convertible into such stock unless, and to the extent that, such rights are expressly provided for in the certificate of incorporation.

Dividends

The Netherlands. Dutch law provides that dividends may be distributed after adoption of the annual accounts by the general meeting of shareholders from which it appears that such dividend distribution is allowed. Moreover, dividends may be distributed only to the extent the shareholders’ equity exceeds the amount of the paid-up and called-up part of the issued share capital and the reserves that must be maintained under the law or the Articles of Association. Interim dividends may be declared as provided in the Articles of Association and may be distributed to the extent that the shareholders’ equity exceeds the amount of the issued and paid-up and called-up part of the issued share capital and the required legal reserves as described above as apparent from our financial statements. Under Dutch law, the Articles of Association may prescribe that the management board decide what portion of the profits are to be held as reserves.

Under the Articles of Association, first, a dividend is paid out of the profit, if available for distribution, on the cumulative preferred shares. Any amount remaining out of the profit is carried to reserve as the management board determines, subject to the approval of the supervisory board. After reservation by the management board of any profit, the remaining profit will be at the disposal of the general meeting of shareholders. We only make a distribution of dividends to our shareholders after the adoption of our annual accounts demonstrating that such distribution is legally permitted. The management board is permitted, subject to certain requirements and subject to approval of the supervisory board, to declare interim dividends without the approval of the general meeting of shareholders.

Dividends and other distributions shall be made payable not later than the date determined by the management board. Claims to dividends and other distribution not made within five years from the date that such dividends or distributions became payable, will lapse and any such amounts will be considered to have been forfeited to us (verjaring).

Delaware. Under the Delaware General Corporation Law, a Delaware corporation may pay dividends out of its surplus (the excess of net assets over capital), or in case there is no surplus, out of its net profits for the fiscal year in which the dividend is declared and/or the preceding fiscal year (provided that the amount of the capital of the corporation is not less than the aggregate amount of the capital represented by the issued and outstanding stock of all classes having a preference upon the distribution of assets). In determining the amount of surplus of a Delaware corporation, the assets of the corporation, including stock of subsidiaries owned by the corporation, must be valued at their fair market value as determined by the board of directors, without regard to their historical book value. Dividends may be paid in the form of common stock, property or cash.

Shareholder Vote on Certain Reorganizations

The Netherlands. Under Dutch law, the general meeting of shareholders must approve resolutions of the management board relating to a significant change in the identity or the character of the company or the business of the company, which includes:

•	a transfer of the business or virtually the entire business to a third party;

•	the entry into or termination of a long-term cooperation of the company or a subsidiary with another legal entity or company or as a fully liable partner in a limited partnership or general partnership, if such cooperation or termination is of a far-reaching significance for the company; and

•	the acquisition or divestment by the company or a subsidiary of a participating interest in the capital of a company having a value of at least one third of the amount of its assets according to its balance sheet and explanatory notes or, if the company prepares a consolidated balance sheet, according to its consolidated balance sheet and explanatory notes in the last adopted annual accounts of the company.

Delaware. Under the Delaware General Corporation Law, the vote of a majority of the outstanding shares of capital stock entitled to vote thereon generally is necessary to approve a merger or consolidation or the sale of all or substantially all of the assets of a corporation. The Delaware General Corporation Law permits a corporation to include in its certificate of incorporation a provision requiring for any corporate action the vote of a larger portion of the stock or of any class or series of stock than would otherwise be required.

Under the Delaware General Corporation Law, no vote of the stockholders of a surviving corporation to a merger is needed, however, unless required by the certificate of incorporation, if (i) the agreement of merger does not amend in any respect the certificate of incorporation of the surviving corporation, (ii) the shares of stock of the surviving corporation are not changed in the merger and (iii) the number of shares of common stock of the surviving corporation into which any other shares, securities or obligations to be issued in the merger may be converted does not exceed 20% of the surviving corporation’s common stock outstanding immediately prior to the effective date of the merger. In addition, stockholders may not be entitled to vote in certain mergers with other corporations that own 90% or more of the outstanding shares of each class of stock of such corporation, but the stockholders will be entitled to appraisal rights.

Remuneration of Directors

The Netherlands. Under Dutch law and our Articles of Association, we must adopt a remuneration policy for our managing directors. Such remuneration policy shall be adopted by the general meeting of shareholders upon the proposal of the supervisory board. The supervisory board determines the remuneration of the management board in accordance with the remuneration policy. A proposal with respect to remuneration policies in the form of shares or rights to shares must be submitted to the general meeting of shareholders for its approval.

The general meeting may determine the remuneration of supervisory directors. The supervisory directors shall be reimbursed for their expenses.

Delaware. Under the Delaware General Corporation Law, the stockholders do not generally have the right to approve the compensation policy for directors or the senior management of the corporation, although certain aspects of executive compensation may be subject to stockholder vote due to the provisions of U.S. federal securities and tax law, as well as exchange requirements.

Description of Debt Securities

The debt securities will be our direct general obligations. The debt securities will be either senior debt securities or subordinated debt securities and may be secured or unsecured and may be convertible into other securities, including our common shares. The debt securities will be issued under one or more separate indentures between our company and a financial institution that will act as trustee. Senior debt securities will be issued under a senior indenture. Subordinated debt securities will be issued under a subordinated indenture. Each of the senior indenture and the subordinated indenture is referred to individually as an indenture and collectively as the indentures. Each of the senior debt trustee and the subordinated debt trustee is referred to individually as a trustee and collectively as the trustees. The material terms of any indenture will be set forth in the applicable prospectus supplement.

We have summarized certain terms and provisions of the indentures. The summary is not complete. The indentures are subject to and governed by the Trust Indenture Act of 1939, as amended. The senior indenture and subordinated indenture are substantially identical, except for the provisions relating to subordination.

Neither indenture will limit the amount of debt securities that we may issue. We may issue debt securities up to an aggregate principal amount as we may authorize from time to time. The applicable prospectus supplement will describe the terms of any debt securities being offered. These terms will include some or all of the following:

•	classification as senior or subordinated debt securities;

•	ranking of the specific series of debt securities relative to other outstanding indebtedness, including subsidiaries’ debt;

•	if the debt securities are subordinated, the aggregate amount of outstanding indebtedness, as of a recent date, that is senior to the subordinated securities, and any limitation on the issuance of additional senior indebtedness;

•	the designation, aggregate principal amount and authorized denominations;

•	the date or dates on which the principal of the debt securities may be payable;

•	the rate or rates (which may be fixed or variable) per annum at which the debt securities shall bear interest, if any;

•	the date or dates from which such interest shall accrue, on which such interest shall be payable, and on which a record shall be taken for the determination of holders of the debt securities to whom interest is payable;

•	the place or places where the principal and interest shall be payable;

•	our right, if any, to redeem the debt securities, in whole or in part, at our option and the period or periods within which, the price or prices at which and any terms and conditions upon which such debt securities may be so redeemed, pursuant to any sinking fund or otherwise;

•	our obligation, if any, of the Company to redeem, purchase or repay any debt securities pursuant to any mandatory redemption, sinking fund or other provisions or at the option of a holder of the debt securities;

•	if other than denominations of $2,000 and any higher integral multiple of $1,000, the denominations in which the debt securities will be issuable;

•	if other than the currency of the United States, the currency or currencies, in which payment of the principal and interest shall be payable;

•	whether the debt securities will be issued in the form of global securities;

•	provisions, if any, for the defeasance of the debt securities;

•	any U.S. federal income tax consequences; and

•	other specific terms, including any deletions from, modifications of or additions to the events of default or covenants described below or in the applicable indenture.

Senior Debt

We may issue under the senior indenture the debt securities that will constitute part of our senior debt. These senior debt securities will rank equally and pari passu with all our other unsecured and unsubordinated debt.

Subordinated Debt

We may issue under the subordinated indenture the debt securities that will constitute part of our subordinated debt. These subordinated debt securities will be subordinate and junior in right of payment, to the extent and in the manner set forth in the subordinated indenture, to all our “senior indebtedness.” “Senior indebtedness” is defined in the subordinated indenture and generally includes obligations of, or guaranteed by, us for borrowed money, or as evidenced by bonds, debentures, notes or other similar instruments, or in respect of letters of credit or other similar instruments, or to pay the deferred purchase price of property or services, or as a lessee under capital leases, or as secured by a lien on any asset of ours. “Senior indebtedness” does not include the subordinated debt securities or any other obligations specifically designated as being subordinate in right of payment to, or pari passu with, the subordinated debt securities. In general, the holders of all senior indebtedness are first entitled to receive payment in full of such senior indebtedness before the holders of any of the subordinated debt securities are entitled to receive a payment on account of the principal or interest on the indebtedness evidenced by the subordinated debt securities in certain events. These events include:

•	subject to Dutch law, any insolvency or bankruptcy proceedings, or any receivership, dissolution, winding up, total or partial liquidation, reorganization or other similar proceedings in respect of us or a substantial part of our property, whether voluntary or involuntary;

•	(i) a default having occurred with respect to the payment of principal or interest on or other monetary amounts due and payable with respect to any senior indebtedness or (ii) an event of default (other than a default described in clause (i) above) having occurred with respect to any senior indebtedness that permits the holder or holders of such senior indebtedness to accelerate the maturity of such senior indebtedness. Such a default or event of default must have continued beyond the period of grace, if any, provided in respect of such default or event of default, and such a default or event of default shall not have been cured or waived or shall not have ceased to exist; and

•	the principal of, and accrued interest on, any series of the subordinated debt securities having been declared due and payable upon an event of default pursuant to the subordinated indenture. This declaration must not have been rescinded and annulled as provided in the subordinated indenture.

Authentication and Delivery

We will deliver the debt securities to the trustee for authentication, and the trustee will authenticate and deliver the debt securities upon our written order.

Events of Default

When we use the term “Event of Default” in the indentures with respect to the debt securities of any series, set forth below are some examples of what we mean:

(1)	default in the payment of the principal on the debt securities when it becomes due and payable at maturity or otherwise;

(2)	default in the payment of interest on the debt securities when it becomes due and payable, and such default continues for a period of 30 days;

(3)	default in the performance, or breach, of any covenant in the indenture (other than defaults specified in clauses (1) or (2) above) and the default or breach continues for a period of 90 consecutive days or more after written notice to us by the trustee or to us and the trustee by the holders of 25% or more in aggregate principal amount of the outstanding debt securities of all series affected thereby;

(4)	the occurrence of certain events of bankruptcy, insolvency, or similar proceedings with respect to us or any substantial part of our property; or

(5)	any other Events of Default that may be set forth in the applicable prospectus supplement.

If an Event of Default (other than an Event of Default specified in clause (4) above) with respect to the debt securities of any series then outstanding occurs and is continuing, then either the trustee or the holders of not less than 25% in principal amount of the securities of all such series then outstanding in respect of which an Event of Default has occurred may by notice in writing to us declare the entire principal amount of all debt securities of the affected series, and accrued interest, if any, to be due and payable immediately, and upon any such declaration the same shall become immediately due and payable.

If an Event of Default described in clause (4) above occurs and is continuing, then the principal amount of all the debt securities then outstanding and accrued interest shall be and become due immediately and payable without any declaration, notice or other action by any holder of the debt securities or the trustee.

The trustee will, within 90 days after the occurrence of any default actually known to it, give notice of the default to the holders of the debt securities of that series, unless the default was already cured or waived. Unless there is a default in paying principal or interest when due, the trustee can withhold giving notice to the holders if it determines in good faith that the withholding of notice is in the interest of the holders.

Satisfaction, Discharge and Defeasance

We may discharge our obligations under each indenture, except as to:

•	the rights of registration of transfer and exchange of debt securities, and our right of optional redemption, if any;

•	substitution of mutilated, defaced, destroyed, lost or stolen debt securities;

•	the rights of holders of the debt securities to receive payments of principal and interest;

•	the rights, obligations and immunities of the trustee; and

•	the rights of the holders of the debt securities as beneficiaries with respect to the property deposited with the trustee payable to them (as described below);

when:

•	either:

•	all debt securities of any series issued that have been authenticated and delivered have been delivered by us to the trustee for cancellation; or

•	all the debt securities of any series issued that have not been delivered by us to the trustee for cancellation have become due and payable or will become due and payable within one year or are to be called for redemption within one year under arrangements satisfactory to the trustee for the giving of notice of redemption by such trustee in our name and at our expense, and we have irrevocably deposited or caused to be deposited with the trustee as trust funds the entire amount sufficient to pay at maturity or upon redemption all debt securities of such series not delivered to the trustee for cancellation, including principal and interest due or to become due on or prior to such date of maturity or redemption;

•	we have paid or caused to be paid all other sums then due and payable under such indenture; and

•	we have delivered to the trustee an officers’ certificate and an opinion of counsel, each stating that all conditions precedent under such indenture relating to the satisfaction and discharge of such indenture have been complied with.

In addition, unless the applicable prospectus supplement and supplemental indenture otherwise provide, we may elect either (i) to have our obligations under each indenture discharged with respect to the outstanding debt securities of any series (“legal defeasance”) or (ii) to be released from our obligations under each indenture with respect to certain covenants applicable to the outstanding debt securities of any series (“covenant defeasance”). Legal defeasance means that we will be deemed to have paid and discharged the entire indebtedness represented by the outstanding debt securities of such series under such indenture and covenant defeasance means that we will no longer be required to comply with the obligations with respect to such covenants (and an omission to comply with such obligations will not constitute a default or event of default).

In order to exercise legal defeasance or covenant defeasance with respect to outstanding debt securities of any series:

•	we must irrevocably have deposited or caused to be deposited with the trustee as trust funds in trust for the purpose of making the following payments, specifically pledged as security for, and dedicated solely to the benefits of the holders of the debt securities of a series:

•	money in an amount;

•	U.S. government obligations; or

•	a combination of money and U.S. government obligations,

in each case sufficient without reinvestment, in the written opinion of a nationally recognized firm of independent public accountants, to pay and discharge, and which shall be applied by the trustee to pay and discharge, all of the principal and interest at due date or maturity or if we have made irrevocable arrangements satisfactory to the trustee for the giving of notice of redemption by the trustee, the redemption date;

•	we have delivered to the trustee an opinion of counsel stating that, under then applicable U.S. federal income tax law, the holders of the debt securities of that series will not recognize gain or loss for U.S. federal income tax purposes as a result of the defeasance and will be subject to the same federal income tax as would be the case if the defeasance did not occur;

•	no default relating to bankruptcy or insolvency and, in the case of a covenant defeasance, no other default has occurred and is continuing at any time;

•	if at such time the debt securities of such series are listed on a national securities exchange, we have delivered to the trustee an opinion of counsel to the effect that the debt securities of such series will not be delisted as a result of such defeasance; and

•	we have delivered to the trustee an officers’ certificate and an opinion of counsel stating that all conditions precedent with respect to the defeasance have been complied with.

We are required to furnish to each trustee an annual statement as to compliance with all conditions and covenants under the indenture.

Description of Warrants

We may issue warrants to purchase debt securities, common shares or other securities. We may issue warrants independently or together with other securities. Warrants sold with other securities may be attached to or separate from the other securities. We will issue warrants under one or more warrant agreements between our company and a warrant agent that we will name in the applicable prospectus supplement.

The prospectus supplement relating to any warrants we offer will include specific terms relating to the offering. These terms will include some or all of the following:

•	the title of the warrants;

•	the aggregate number of warrants offered;

•	the designation, number and terms of the debt securities, common shares or other securities purchasable upon exercise of the warrants and procedures by which those numbers may be adjusted;

•	the exercise price of the warrants;

•	the dates or periods during which the warrants are exercisable;

•	the designation and terms of any securities with which the warrants are issued;

•	if the warrants are issued as a unit with another security, the date on and after which the warrants and the other security will be separately transferable;

•	if the exercise price is not payable in U.S. dollars, the foreign currency, currency unit or composite currency in which the exercise price is denominated;

•	any minimum or maximum amount of warrants that may be exercised at any one time;

•	any terms relating to the modification of the warrants;

•	any terms, procedures and limitations relating to the transferability, exchange or exercise of the warrants; and

•	any other specific terms of the warrants.

The terms of any warrants to be issued and a description of the material provisions of the applicable warrant agreement will be set forth in the applicable prospectus supplement.

Description of Purchase Contracts

We may issue purchase contracts for the purchase or sale of debt or equity securities issued by us or securities of third parties, a basket of such securities, an index or indices or such securities or any combination of the above as specified in the applicable prospectus supplement.

Each purchase contract will entitle the holder thereof to purchase or sell, and obligate us to sell or purchase, on specified dates, such securities at a specified purchase price, which may be based on a formula, all as set forth in the applicable prospectus supplement. We may, however, satisfy our obligations, if any, with respect to any purchase contract by delivering the cash value of such purchase contract or the cash value of the property otherwise deliverable as set forth in the applicable prospectus supplement. The applicable prospectus supplement will also specify the methods by which the holders may purchase or sell such securities and any acceleration, cancellation or termination provisions or other provisions relating to the settlement of a purchase contract.

The purchase contracts may require us to make periodic payments to the holders thereof or vice versa, which payments may be deferred to the extent set forth in the applicable prospectus supplement, and those payments may be unsecured or prefunded on some basis. The purchase contracts may require the holders thereof to secure their obligations in a specified manner to be described in the applicable prospectus supplement. Alternatively, purchase contracts may require holders to satisfy their obligations thereunder when the purchase contracts are issued. Our obligation to settle such pre-paid purchase contracts on the relevant settlement date may constitute indebtedness. Accordingly, pre-paid purchase contracts will be issued under either the senior indenture or the subordinated indenture.

Description of Units

As specified in the applicable prospectus supplement, we may issue units consisting of one or more common shares, debt securities, warrants, purchase contracts or any combination of such securities. The applicable prospectus supplement will describe:

•	the terms of the units and of the common shares, debt securities, warrants and/ or purchase contracts comprising the units, including whether and under what circumstances the securities comprising the units may be traded separately;

•	a description of the terms of any unit agreement governing the units; and

•	a description of the provisions for the payment, settlement, transfer or exchange of the units.

Forms of Securities

Each debt security, warrant and unit will be represented either by a certificate issued in definitive form to a particular investor or by one or more global securities representing the entire issuance of securities. Certificated securities in definitive form and global securities will be issued in registered form. Definitive securities name you or your nominee as the owner of the security, and in order to transfer or exchange these securities or to receive payments other than interest or other interim payments, you or your nominee must physically deliver the securities to the trustee, registrar, paying agent or other agent, as applicable. Global securities name a depositary or its nominee as the owner of the debt securities, warrants or units represented by these global securities. The depositary maintains a computerized system that will reflect each investor’s beneficial ownership of the securities through an account maintained by the investor with its broker/dealer, bank, trust company or other representative, as we explain more fully below.

Registered Global Securities

We may issue the registered debt securities, warrants and units in the form of one or more fully registered global securities that will be deposited with a depositary or its nominee identified in the applicable prospectus supplement and registered in the name of that depositary or nominee. In those cases, one or more registered global securities will be issued in a denomination or aggregate denominations equal to the portion of the aggregate principal or face amount of the securities to be represented by registered global securities. Unless and until it is exchanged in whole for securities in definitive registered form, a registered global security may not be transferred except as a whole by and among the depositary for the registered global security, the nominees of the depositary or any successors of the depositary or those nominees.

If not described below, any specific terms of the depositary arrangement with respect to any securities to be represented by a registered global security will be described in the prospectus supplement relating to those securities. We anticipate that the following provisions will apply to all depositary arrangements.

Ownership of beneficial interests in a registered global security will be limited to persons, called participants, that have accounts with the depositary or persons that may hold interests through participants. Upon the issuance of a registered global security, the depositary will credit, on its book-entry registration and transfer system, the participants’ accounts with the respective principal or face amounts of the securities beneficially owned by the participants. Any dealers, underwriters or agents participating in the distribution of the securities will designate the accounts to be credited. Ownership of beneficial interests in a registered global security will be shown on, and the transfer of ownership interests will be effected only through, records maintained by the depositary, with respect to interests of participants, and on the records of participants, with respect to interests of persons holding through participants. The laws of some states may require that some purchasers of securities take physical delivery of these securities in definitive form. These laws may impair your ability to own, transfer or pledge beneficial interests in registered global securities.

So long as the depositary, or its nominee, is the registered owner of a registered global security, that depositary or its nominee, as the case may be, will be considered the sole owner or holder of the securities represented by the registered global security for all purposes under the applicable indenture, warrant agreement or unit agreement. Except as described below, owners of beneficial interests in a registered global security will not be entitled to have the securities represented by the registered global security registered in their names, will not receive or be entitled to receive physical delivery of the securities in definitive form and will not be considered the owners or holders of the securities under the applicable indenture, warrant agreement or unit agreement. Accordingly, each person owning a beneficial interest in a registered global security must rely on the procedures of the depositary for that registered global security and, if that person is not a participant, on the procedures of the participant through which the person owns its interest, to exercise any rights of a holder under the applicable indenture, warrant agreement or unit agreement. We understand that under existing industry practices, if we request any action of holders or if an owner of a beneficial interest in a registered global security desires to give or take any action that a holder is entitled to give or take under the applicable indenture, warrant agreement or unit agreement, the depositary for the registered global security would authorize the participants holding the relevant beneficial interests to give or take that action, and the participants would authorize beneficial owners owning through them to give or take that action or would otherwise act upon the instructions of beneficial owners holding through them.

Principal, premium, if any, and interest payments on debt securities, and any payments to holders with respect to warrants or units, represented by a registered global security registered in the name of a depositary or its nominee will be made to the depositary or its nominee, as the case may be, as the registered owner of the registered global security. None of Affimed N.V., its affiliates, the trustees, the warrant agents, the unit agents or any other agent of Affimed N.V., agent of the trustees or agent of the warrant agents or unit agents will have any responsibility or liability for any aspect of the records relating to payments made on account of beneficial ownership interests in the registered global security or for maintaining, supervising or reviewing any records relating to those beneficial ownership interests.

We expect that the depositary for any of the securities represented by a registered global security, upon receipt of any payment of principal, premium, interest or other distribution of underlying securities or other property to holders on that registered global security, will immediately credit participants’ accounts in amounts proportionate to their respective beneficial interests in that registered global security as shown on the records of the depositary. We also expect that payments by participants to owners of beneficial interests in a registered global security held through participants will be governed by standing customer instructions and customary practices, as is now the case with the securities held for the accounts of customers in bearer form or registered in “street name,” and will be the responsibility of those participants.

If the depositary for any of these securities represented by a registered global security is at any time unwilling or unable to continue as depositary or ceases to be a clearing agency registered under the Exchange Act, and a successor depositary registered as a clearing agency under the Exchange Act is not appointed by us within 90 days, we will issue securities in definitive form in exchange for the registered global security that had been held by the depositary. Any securities issued in definitive form in exchange for a registered global security will be registered in the name or names that the depositary gives to the relevant trustee, warrant agent, unit agent or other relevant agent of ours or theirs. It is expected that the depositary’s instructions will be based upon directions received by the depositary from participants with respect to ownership of beneficial interests in the registered global security that had been held by the depositary.

Plan of Distribution

We, or the selling shareholders, as applicable, may sell the securities in one or more of the following ways (or in any combination) from time to time:

•	through underwriters or dealers;

•	directly to a limited number of purchasers or to a single purchaser;

•	in “at-the-market” offerings, within the meaning of Rule 415(a)(4) of the Securities Act, to or through a market maker or into an existing trading market on an exchange or otherwise;

•	through agents; or

•	through any other method permitted by applicable law and described in the applicable prospectus supplement.

The prospectus supplement will state the terms of the offering of the securities, including:

•	the name or names of any underwriters, dealers or agents;

•	the purchase price of such securities and the proceeds to be received by us, if any;

•	any underwriting discounts or agency fees and other items constituting underwriters’ or agents’ compensation;

•	any initial public offering price;

•	any discounts or concessions allowed or reallowed or paid to dealers; and

•	any securities exchanges on which the securities may be listed.

Any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time.

If underwriters are used in the sale, the securities will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including:

•	negotiated transactions;

•	at a fixed public offering price or prices, which may be changed;

•	at market prices prevailing at the time of sale;

•	at prices related to prevailing market prices; or

•	at negotiated prices.

Unless otherwise stated in a prospectus supplement, the obligations of the underwriters to purchase any securities will be conditioned on customary closing conditions and the underwriters will be obligated to purchase all of such series of securities, if any are purchased.

The securities may be sold through agents from time to time. The prospectus supplement will name any agent involved in the offer or sale of the securities and any commissions paid to them. Generally, any agent will be acting on a best efforts basis for the period of its appointment.

Sales to or through one or more underwriters or agents in at-the-market offerings will be made pursuant to the terms of a distribution agreement with the underwriters or agents. Such underwriters or agents may act on an agency basis or on a principal basis. During the term of any such agreement, shares may be sold on a daily basis on any stock exchange, market or trading facility on which the common shares are traded, in privately negotiated transactions or otherwise as agreed with the underwriters or agents. The distribution agreement will provide that any common share sold will be sold at negotiated prices or at prices related to the then prevailing market prices for our common shares. Therefore, exact figures regarding proceeds that will be raised or commissions to be paid cannot be determined at this time and will be described in a prospectus supplement. Pursuant to the terms of the distribution agreement, we may also agree to sell, and the relevant underwriters or agents may agree to solicit offers to purchase, blocks of our common shares or other securities. The terms of each such distribution agreement will be described in a prospectus supplement.

We, or the selling shareholders, as applicable, may authorize underwriters, dealers or agents to solicit offers by certain purchasers to purchase the securities at the public offering price set forth in the prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. The contracts will be subject only to those conditions set forth in the prospectus supplement, and the prospectus supplement will set forth any commissions paid for solicitation of these contracts.

Underwriters and agents may be entitled under agreements entered into with us to indemnification by us and/or the selling shareholders, if applicable, against certain civil liabilities, including liabilities under the Securities Act, or to contribution with respect to payments which the underwriters or agents may be required to make.

The prospectus supplement may also set forth whether or not underwriters may over-allot or effect transactions that stabilize, maintain or otherwise affect the market price of the securities at levels above those that might otherwise prevail in the open market, including, for example, by entering stabilizing bids, effecting syndicate covering transactions or imposing penalty bids.

Underwriters and agents may be customers of, engage in transactions with, or perform services for us and our affiliates in the ordinary course of business.

Each series of securities will be a new issue of securities and will have no established trading market, other than our common shares, which are listed on Nasdaq Global Market. Any underwriters to whom securities are sold for public offering and sale may make a market in the securities, but such underwriters will not be obligated to do so and may discontinue any market making at any time without notice. The securities, other than our common shares, may or may not be listed on a national securities exchange.

Incorporation of Certain Information By Reference

The SEC allows us to incorporate by reference information into this document. This means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is considered to be a part of this document, except for any information superseded by information that is included directly in this prospectus or incorporated by reference subsequent to the date of this prospectus.

We incorporate by reference the following documents or information that we have filed with the SEC

•	Our 2014 Annual Report on Form 20-F for the fiscal year ended December 31, 2014

•	Our Forms 6-K filed on May 21, 2015 and August 4, 2015; and

•	The description of our common shares contained in our registration statement on Form 8-A filed with the SEC on September 10, 2014, including any amendments or reports filed for the purpose of updating such description.

All annual reports we file with the SEC pursuant to the Exchange Act on Form 20-F after the date of this prospectus and prior to termination or expiration of this registration statement shall be deemed incorporated by reference into this prospectus and to be part hereof from the date of filing of such documents. We may incorporate by reference any Form 6-K subsequently submitted to the SEC by identifying in such Form 6-K that it is being incorporated by reference into this prospectus.

Documents incorporated by reference in this prospectus are available from us without charge upon written or oral request, excluding any exhibits to those documents that are not specifically incorporated by reference into those documents. You can obtain documents incorporated by reference in this document by requesting them from us in writing at Technologiepark, Im Neuenheimer Feld 582, 69120, Heidelberg, Germany or via telephone at (+49) 6221-65307-0.

Enforcement of Civil Liabilities

We are incorporated under the laws of the Netherlands and our headquarters are located in Germany. Substantially all of our assets are located outside the United States. The majority of our managing directors and supervisory directors reside outside the United States. As a result, it may not be possible for investors to effect service of process within the United States upon such persons or to enforce against them or us in U.S. courts, including judgments predicated upon the civil liability provisions of the federal securities laws of the United States.

The United States and the Netherlands currently do not have a treaty providing for the reciprocal recognition and enforcement of judgments, other than arbitration awards, in civil and commercial matters. Consequently, a final judgment for payment given by a court in the United States, whether or not predicated solely upon U.S. securities laws, would not automatically be recognized or enforceable in the Netherlands. In order to obtain a judgment which is enforceable in the Netherlands, the party in whose favor a final and conclusive judgment of the U.S. court has been rendered will be required to file its claim with a court of competent jurisdiction in the Netherlands. Such party may submit to the Dutch court the final judgment rendered by the U.S. court. If and to the extent that the Dutch court finds that the jurisdiction of the U.S. court has been based on grounds which are internationally acceptable, that the proceedings before the U.S. court complied with principles of proper procedure, that recognition of such judgment would not contravene the public policy of the Netherlands, and that recognition and/or enforcement of the judgment is not irreconcilable with a decision of a Dutch court rendered between the same parties or with an earlier decision of a foreign court rendered between the same parties in a dispute that is about the same subject matter and that is based on the same cause, provided that earlier decision can be recognized in the Netherlands, the court of the Netherlands will, in principle, give binding effect to the judgment of the U.S. court. Dutch courts may deny the recognition and enforcement of punitive damages or other awards on the basis that recognition and enforcement would contravene public policy of the Netherlands. Moreover, a Dutch court may reduce the amount of damages granted by a U.S. court and recognize damages only to the extent that they are necessary to compensate actual losses or damages. In addition, there is doubt as to whether a Dutch court would impose civil liability on us, our managing directors or supervisory directors or certain experts named herein in an original action predicated solely upon the U.S. federal securities laws brought in a court of competent jurisdiction in the Netherlands against us or such directors or experts, respectively. Enforcement and recognition of judgments of U.S. courts in the Netherlands are solely governed by the provisions of the Dutch Civil Procedure Code.

Dutch civil procedure differs substantially from U.S. civil procedure in a number of respects. Insofar as the production of evidence is concerned, U.S. law and the laws of several other jurisdictions based on common law provide for pre-trial discovery, a process by which parties to the proceedings may prior to trial compel the production of documents by adverse or third parties and the deposition of witnesses. Evidence obtained in this manner may be decisive in the outcome of any proceeding. No such pre-trial discovery process exists under Dutch law.

The United States and Germany currently do not have a treaty providing for the reciprocal recognition and enforcement of judgments, other than arbitration awards, in civil and commercial matters. Consequently, a final judgment for payment given by a court in the United States, whether or not predicated solely upon U.S. securities laws, would not automatically be recognized or enforceable in Germany. German courts may deny the recognition and enforcement of a judgment rendered by a U.S. court if they consider the U.S. court not to be competent or the decision not in line with German public policy principles. For example, recognition of court decisions based on class actions brought in the United States typically raises public policy concerns and judgments awarding punitive damages are generally not enforceable in Germany.

In addition, actions brought in a German court against us, our managing directors or supervisory directors, our senior management and the experts named herein to enforce liabilities based on U.S. federal securities laws may be subject to certain restrictions. In particular, German courts generally do not award punitive damages. Litigation in Germany is also subject to rules of procedure that differ from the U.S. rules, including with respect to the taking and admissibility of evidence, the conduct of the proceedings and the allocation of costs. Proceedings in Germany would have to be conducted in the German language and all documents submitted to the court would, in principle, have to be translated into German. For these reasons, it may be difficult for a U.S. investor to bring an original action in a German court predicated upon the civil liability provisions of the U.S. federal securities laws against us, our managing directors or supervisory directors, our senior management and the experts named in this prospectus.

Expenses

The following table sets forth the expenses (other than underwriting discounts and commissions or agency fees and other items constituting underwriters’ or agents’ compensation, if any) expected to be incurred by us in connection with a possible offering of securities registered under this registration statement.

Amount To Be Paid
SEC registration fee		$23,893
FINRA filing fee		$36,090
Transfer agent’s fees		*
Printing and engraving expenses		*
Legal fees and expenses		*
Accounting fees and expenses		*
Miscellaneous		*
Total	$	*

*	To be provided by a prospectus supplement or a Report on Form 6–K that is incorporated by reference into this prospectus.

LEGAL MATTERS

The validity of the common shares and certain other matters of Dutch law will be passed upon for us by De Brauw Blackstone Westbroek N.V. Certain matters of U.S. federal and New York State law will be passed upon for us by Davis Polk & Wardwell LLP, New York, New York.

Experts

The consolidated financial statements of Affimed N.V. as of December 31, 2014 and 2013 and for each of the years in the three-year period ended December 31, 2014 have been incorporated by reference herein in reliance upon the report of KPMG AG Wirtschaftsprüfungsgesellschaft, Leipzig, Germany, independent registered public accounting firm, appearing elsewhere herein, and upon the authority of said firm as experts in accounting and auditing.

Affimed N.V.

Common Shares

Debt Securities

Warrants

Purchase Contracts

Units

PROSPECTUS

The information in this prospectus supplement is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus supplement is not an offer to sell these securities, and we are not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

Subject to completion, dated October 1, 2015

Prospectus Supplement

$50,000,000

Common Shares

We have entered into a Sales Agreement, or sales agreement, with Cowen and Company, LLC, or Cowen, dated October 1, 2015, relating to the sale of our common shares offered by this prospectus supplement. In accordance with the terms of the sales agreement, under this prospectus supplement we may offer and sell our common shares, nominal value €0.01 per share, having an aggregate offering price of up to $50,000,000 from time to time through Cowen, acting as our agent.

Sales of our common shares, if any, under this prospectus supplement will be made by any method permitted that is deemed an “at the market offering” as defined in Rule 415 under the Securities Act of 1933, as amended, or the Securities Act, including sales made directly on or through The Nasdaq Global Market, the existing trading market for our common shares, sales made to or through a market maker other than on an exchange or otherwise, in negotiated transactions at market prices, and/or any other method permitted by law. Cowen is not required to sell any specific amount, but will act as our sales agent using commercially reasonable efforts consistent with its normal trading and sales practices. There is no arrangement for funds to be received in any escrow, trust or similar arrangement.

Cowen will be entitled to compensation at a commission rate of up to 3% of the gross sales price per share sold under the sales agreement. See “Plan of Distribution” beginning on page S-50 for additional information regarding the compensation to be paid to Cowen.

In connection with the sale of the common shares on our behalf, Cowen may be deemed to be an “underwriter” within the meaning of the Securities Act and the compensation of Cowen may be deemed to be underwriting commissions or discounts. We have also agreed to provide indemnification and contribution to Cowen with respect to certain liabilities, including liabilities under the Securities Act.

Our common shares trade on The Nasdaq Global Market under the trading symbol “AFMD”. On September 29, 2015, the last sale price of our common shares as reported on The Nasdaq Global Market was $6.04 per share.

Investing in our common shares involves risks. See “Risk Factors” beginning on page S-8 of this prospectus supplement.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus supplement. Any representation to the contrary is a criminal offense.

Cowen and Company

, 2015

table of contents

Page

PROSPECTUS SUPPLEMENT

About This Prospectus Supplement	S-ii
Special Note Regarding Forward-Looking Statements	S-iii
Prospectus Supplement Summary	S-1
The Offering	S-7
Risk Factors	S-8
Use of Proceeds	S-46
Dividend Policy	S-47
Dilution	S-48
Price Range of Common Shares	S-49
Plan of Distribution	S-50
Legal Matters	S-51
Experts	S-51
Where You Can Find More Information	S-51
Incorporation By Reference	S-51

S- i

About This Prospectus SUPPLEMENT

This document consists of two parts. The first part is this prospectus supplement, which describes the specific terms of this offering. The second part is the accompanying prospectus, which is part of a registration statement that we filed with the SEC using a “shelf” registration process. The accompanying prospectus describes more general information, some of which may not apply to this offering. Under this shelf registration process, we may from time to time sell our common shares having an aggregate offering price of up to $50,000,000 under this prospectus supplement at prices and on terms to be determined by market conditions at the time of the offering.

Before buying any of the common shares that we are offering, we urge you to carefully read both this prospectus supplement and the accompanying prospectus together with all of the information incorporated by reference herein, as well as the additional information described under the headings “Where You Can Find More Information” and “Incorporation by Reference.” These documents contain important information that you should consider when making your investment decision.

To the extent there is a conflict between the information contained in this prospectus supplement, on the one hand, and the information contained in the accompanying prospectus or in any document incorporated by reference in this prospectus supplement, on the other hand, you should rely on the information in this prospectus supplement, provided that if any statement in one of these documents is inconsistent with a statement in another document having a later date—for example, a document incorporated by reference in this prospectus supplement—the statement in the document having the later date modifies or supersedes the earlier statement.

You should rely only on the information contained in or incorporated by reference in this prospectus and any related free writing prospectus filed by us with the SEC. We have not, and Cowen has not, authorized anyone to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. This prospectus supplement does not constitute an offer to sell or the solicitation of an offer to buy any securities other than the securities described in this prospectus supplement or an offer to sell or the solicitation of an offer to buy such securities in any circumstances in which such offer or solicitation is unlawful. You should assume that the information appearing in this prospectus supplement, the documents incorporated by reference and any related free writing prospectus is accurate only as of their respective dates. Our business, financial condition, results of operations and prospects may have changed materially since those dates.

You should also read and consider the information in the documents to which we have referred you in the sections entitled “Where You Can Find More Information” and “Incorporation by Reference” in this prospectus supplement.

Unless otherwise indicated or the context otherwise requires, all references in this prospectus supplement to “Affimed Therapeutics AG,” “Affimed Therapeutics B.V.,” “Affimed N.V.,” the “Company,” “we,” “our,” “ours,” “us” or similar terms refer to Affimed N.V. (Affimed Therapeutics AG and its subsidiary prior to the completion of the corporate reorganization).

S- ii

Special Note Regarding Forward-Looking Statements

This prospectus supplement and the financial statements and other documents incorporated by reference in this prospectus supplement contain forward-looking statements, including statements concerning our industry, our operations, our anticipated financial performance and financial condition, and our business plans and growth strategy and product development efforts. These statements constitute forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, or the Securities Act, and Section 21E of the Exchange Act. Many of the forward-looking statements contained in this prospectus supplement can be identified by the use of forward-looking words such as “anticipate,” “believe,” “could,” “expect,” “should,” “plan,” “intend,” “estimate” and “potential,” among others. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of their dates. These forward-looking statements are based on estimates and assumptions by our management that, although we believe to be reasonable, are inherently uncertain and subject to a number of risks and uncertainties.

The following represent some, but not necessarily all, of the factors that could cause actual results to differ from historical results or those anticipated or predicted by our forward-looking statements:

•	our operation as a development stage company with limited operating history and a history of operating losses; as of June 30, 2015, our accumulated deficit was €106.7 million;

•	the chance our clinical trials may not be successful and clinical results may not reflect results seen in previously conducted preclinical studies and clinical trials;

•	our reliance on contract manufacturers and contract research organizations over which we have limited control;

•	our lack of adequate funding to complete development of our product candidates and the risk we may be unable to access additional capital on reasonable terms or at all to complete development and begin commercialization of our product candidates;

•	our dependence on the success of AFM13 and AFM11, which are still in clinical development and may eventually prove to be unsuccessful;

•	uncertainty surrounding whether any of our product candidates will receive regulatory approval, which is necessary before they can be commercialized;

•	the chance that we may become exposed to costly and damaging liability claims resulting from the testing of our product candidates in the clinic or in the commercial stage;

•	if our product candidates obtain regulatory approval, our being subject to expensive ongoing obligations and continued regulatory overview;

•	enacted and future legislation may increase the difficulty and cost for us to obtain marketing approval and commercialization;

•	the chance that our products may not gain market acceptance, in which case we may not be able to generate product revenues;

•	our reliance on our current strategic relationships with the DKFZ, Xoma, LLS, Amphivena and Amphivena’s other investors and partners, including MPM Capital, Aeris Capital and Janssen, and the potential failure to enter into new strategic relationships;

•	our reliance on third parties to conduct our nonclinical and clinical trials and on third-party single-source suppliers to supply or produce our product candidates;

•	our future growth and ability to compete, which depends on our retaining key personnel and recruiting additional qualified personnel; and

•	other risk factors discussed under “Risk Factors.”

S- iii

Our actual results or performance could differ materially from those expressed in, or implied by, any forward-looking statements relating to those matters. Accordingly, no assurances can be given that any of the events anticipated by the forward-looking statements will transpire or occur, or if any of them do so, what impact they will have on our results of operations, cash flows or financial condition. Except as required by law, we are under no obligation, and expressly disclaim any obligation, to update, alter or otherwise revise any forward-looking statement, whether written or oral, that may be made from time to time, whether as a result of new information, future events or otherwise.

S- iv

Prospectus SUPPLEMENT Summary

This summary highlights selected information contained elsewhere in this prospectus and in the documents we incorporate by reference. This summary does not contain all of the information you should consider before making an investment decision. You should read this entire prospectus supplement carefully, especially the risks of investing in our common shares discussed under “Risk Factors” beginning on page S-8 of this prospectus supplement, along with our consolidated financial statements and notes to those consolidated financial statements and the other information incorporated by reference in this prospectus supplement.

Affimed N.V.

Our Business

We are a clinical-stage biopharmaceutical company focused on discovering and developing highly targeted cancer immunotherapies. Our product candidates are being developed in the field of immune-oncology, which represents an innovative approach to cancer treatment that seeks to harness the body’s own immune defense to fight tumor cells. The most potent cells of the human defense arsenal are types of white blood cells called Natural Killer cells, or NK-cells, and T-cells. Our proprietary, next-generation bispecific antibodies, which we call TandAbs because of their tandem antibody structure, are designed to direct and establish a bridge between either NK-cells or T-cells and cancer cells. Our TandAbs have the ability to bring NK-cells or T-cells into proximity and trigger a signal cascade that leads to the destruction of cancer cells. Due to their novel tetravalent architecture (which provides for four binding domains), our TandAbs bind to their targets with high affinity and have half-lives that allow regular intravenous administration. We believe, based on their mechanism of action and the preclinical and clinical data we have generated to date, that our product candidates, alone or in combination, may ultimately improve response rates, clinical outcomes and survival in cancer patients could eventually become a cornerstone of modern targeted oncology care.

We have focused our research and development efforts on three proprietary programs for which we retain global commercial rights. Because our TandAbs bind with receptors that are known to be present on a number of types of cancer cells, each of our TandAb product candidates could be developed for the treatment of several different cancers. We intend to initially develop our two clinical stage product candidates in orphan or high-medical need indications, including as a salvage therapy for patients who have relapsed after, or are refractory to, that is who do not respond to treatment with, standard therapies, which we refer to as relapsed/refractory. These patients have a limited life expectancy and few therapeutic options. We believe this strategy will allow for a faster path to approval and will likely require smaller clinical trials compared to indications with more therapeutic options and larger patient populations. We believe such specialized market segments in oncology can be effectively targeted with a small and dedicated marketing and sales team. We currently intend to establish a commercial sales force in the United States and/or Europe to commercialize our product candidates when and if they are approved. We are also conducting research with our collaborator Amphivena Therapeutics, Inc., which Janssen Biotech, Inc., one of the Janssen Pharmaceutical Companies of Johnson & Johnson, or Janssen, has an option to buy upon IND acceptance by the FDA.

We also see an opportunity in the clinical development of our TandAbs in combination with other agents that harness the immune system to fight cancer cells, such as checkpoint-inhibitors, or CPIs. Such combinations of cancer immunotherapies may ultimately prove beneficial for larger patient populations in earlier stages of diseases, beyond the relapsed/refractory disease setting.

The chart below summarizes our current product candidate pipeline:

Our lead candidate, AFM13, is a first-in-class NK-cell TandAb designed for the treatment of certain CD30-positive (CD30+) B- and T-cell malignancies, including Hodgkin Lymphoma, or HL. AFM13 selectively binds with CD30, a clinically validated target in HL patients, and CD16A, an integral membrane glycoprotein receptor expressed on the surface of NK-cells, triggering a signal cascade that leads to the destruction of tumor cells that carry CD30. We are initially developing AFM13 for HL in the salvage setting for patients who have relapsed after, or are refractory to, Adcetris (brentuximab vedotin), a CD30-targeted chemotherapy approved by the U.S. Food and Drug Administration, or FDA, in August 2011 as a salvage therapy for HL. Half of the patients treated with Adcetris experience disease progression in less than half a year after initiation of therapy.

In a recent phase 1 dose-escalation clinical trial, AFM13 was well-tolerated and demonstrated tumor shrinkage or slowing of tumor growth, with disease control shown in 16 of 26 patients eligible for efficacy evaluation. AFM13 also stopped tumor growth in patients who are refractory to Adcetris. Six out of seven patients who became refractory to Adcetris as the immediate prior therapy experienced stabilization of disease under AFM13 treatment according Cheson’s criteria, standard criteria for assessing treatment response in lymphoma. We believe that based on its novel mode of action, AFM13 may be beneficial to patients who have relapsed or are refractory to treatment with Adcetris and may provide more durable clinical benefit.

In the second quarter of 2015, a phase 2a proof of concept trial of AFM13 was initiated by the German Hodgkin Study Group (GHSG) in HL patients that have received all standard therapies and have relapsed after or are refractory to Adcetris. We expect interim data in the first half of 2016 and final data by the end of 2016. The Leukemia and Lymphoma Society, or LLS, has agreed to co-fund this phase 2a HL study, a further indication of the promise this development candidate holds. We also plan to support an academic phase 1b/2a clinical trial of AFM13 in patients with CD30+ lymphoma, which is expected to commence by the end of 2015. This trial will be conducted by Columbia University in New York.

In order to prepare for further clinical development, we were and are currently performing preclinical studies investigating the combination of AFM13 with CPIs and checkpoint agonists, or CPAs (collaboration with Stanford University and lenalidomide (collaboration with Mayo Clinic)). We believe that AFM13 and immunomodulators administered together could lead to greater tumor cell killing because these molecules may have a synergistic anti-tumor effect involving both NK-cells and T-cells. In preclinical animal studies of HL using both patient derived xenograft (PDX) and immune cells from blood (PBMCs), the established tumor was treated with AFM13 and CPIs/CPAs (anti-PD-1, anti-CD137 and anti-CTLA4) both alone and in combination. While the single agent treatment showed a significant reduction in tumor growth for most molecules when compared to the control treatment group (irrelevant IgG), all combinations of AFM13 and CPI/CPA showed enhanced anti-tumor efficacy. We also analyzed the change in intra-tumoral lymphocyte population compared to IgG treatment. It was observed that in all AFM13-treated animals (as a single agent and in all combinations), the NK-cell population in the tumor increased. In addition, while there was no increase of T-cells in animals treated with only AFM13 or CPIs/CPAs, there was an increase of cytotoxic T-cells detected in animals treated with AFM13 in combination with a CPI/CPA. These results provide the rationale for the investigation of combinations with AFM13 in the clinical setting, initially focusing on PD-1. Final data on the combination with CPIs/CPAs were presented at the American Society of Clinical Oncology (ASCO) annual meeting in 2015. Based on the preclinical data, we are planning to initiate a clinical phase 1b study investigating the combination of AFM13 with an anti PD-1 antibody in relapsed/refractory HL in the first half of 2016.

Our second clinical stage candidate, AFM11, is a T-cell TandAb designed for the treatment of certain CD19+ B-cell malignancies, including non-Hodgkin Lymphoma, or NHL, Acute Lymphocytic Leukemia, or ALL, and Chronic Lymphocytic Leukemia, or CLL. AFM11 binds selectively with CD19, a clinically validated target in B-cell malignancies. It also binds to CD3, a component of the T-cell receptor complex, triggering a signal cascade that leads to the destruction of tumor cells that carry CD19. Based on its molecular characteristics, in particular its molecular weight, we expect AFM11 will have a longer half-life than blinatumomab, a bispecific antibody also targeted against CD19 and CD3 developed by Amgen and recently approved in the United States. This should allow administration through intravenous infusion over four hours, rather than continuous infusion, which requires hospitalization or a portable pump over one or more cycles of four-weeks each with frequent reconstitution and refill of medication, as is necessary for blinatumomab. In preclinical studies, AFM11 compared to the blinatumomab reference compound also showed a 100-fold higher affinity to the CD3 receptor, resulting in up to 40-fold greater cytotoxic potency at low T-cell counts. We have begun a phase 1 dose ranging study of AFM11 designed to evaluate safety and tolerability and to potentially assess anti-tumor activity after four weeks of therapy in NHL patients. We expect to report top line data from this phase 1 trial in the second half of 2016. In addition, we are planning to investigate AFM11 in ALL patients and are preparing a phase 1 dose ranging study that is expected to begin recruitment in the first half of 2016.

Our third TandAb program, AFM21, is in preclinical development. AFM21 selectively binds Epidermal Growth Factor Receptor variant III, or EGFRvIII, a receptor that appears to be highly specific for solid tumors and is prominent in a significant portion of patients with glioblastoma, hormone refractory prostate cancer and head and neck cancer. Through access to our proprietary antibody libraries, we isolated an antibody that binds to EGFRvIII but not to wild-type EGFR, which is also expressed on many healthy tissues. In preclinical studies, AFM21 has demonstrated an ability to selectively kill EGFRvIII-carrying cells and not wild-type EGFR. We originally developed AFM21 as a T-cell engager, but we have also initiated an EGFRvIII/CD16A NK-cell TandAb. We will compare the preclinical efficacy of both TandAb molecules and thereafter decide which one to advance into IND-enabling studies.

Our TandAb antibodies are designed to have the following properties:

•	bispecific (specific binding to two target receptors) or trispecific (specific binding to three target receptors) targeting;

•	binding with high specificity, or selectivity;

•	binding with high affinity, or strength;

•	molecular weight allowing for intravenous administration over one to four hours; and

•	stable structure conducive to efficient and cost-effective manufacturing.

In 2009 we formed AbCheck, our 100% owned, independently run antibody screening platform company. AbCheck is devoted to the generation and optimization of fully human antibodies. Its technologies include a combined phage and yeast display antibody library and a proprietary algorithm to optimize affinity, stability and manufacturing efficiency. In addition to providing candidates for Affimed projects, AbCheck is recognized for its expertise in antibody discovery throughout the United States and Europe and has been working with globally active pharmaceutical companies such as Eli Lilly, Daiichi Sankyo, Pierre Fabre and others.

In 2013, we entered into a license and development agreement, which amended and restated a 2012 license agreement, with Amphivena Therapeutics, Inc., or Amphivena, based in San Francisco, CA, to develop a bi-specific CD33/CD3 TandAb for acute myeloid leukemia in exchange for an interest in Amphivena and certain milestone payments. Amphivena received funding from MPM Capital, Aeris Capital and us. Amphivena has also entered into an agreement with Janssen Biotech, Inc., one of the Janssen Pharmaceutical Companies of Johnson & Johnson, or Janssen, that gives Janssen the option to acquire Amphivena upon predetermined terms following acceptance by the FDA of an IND filing for the product candidate. Affimed has successfully reached its first three milestones, up to the generation and acceptance of a development candidate TandAb meeting certain target features. The third milestone was reached in the first quarter of 2015.

Our Strengths

We believe we are a leader in developing cancer immunotherapies due to several factors:

•	Our lead product candidate, AFM13, is a first-in-class NK-cell mediated cancer immunotherapy.

•	We have a growing pipeline of product candidates focused on key cancer indications.

•	We retain global commercial rights for our three candidates in our product pipeline.

•	Our experienced management team has a strong track record in the development and commercialization of new medicines.

•	We have a strong technology base and solid patent portfolio in the field of targeted immuno-oncology.

Strategy

Our goal is to develop and commercialize targeted cancer immunotherapies aimed at improving and extending patients’ lives. Key elements of our strategy to achieve this goal are to:

•	Rapidly advance the development of our clinical stage product candidates, including combinations with other immunotherapies.

•	Establish R&D and commercialization capabilities in the United States.

•	Use our technology platforms and intellectual property portfolio to continue to build our cancer immunotherapy pipeline.

•	Maximize the value of our collaboration arrangements with LLS and Janssen.

•	Intensify our collaboration with academia.

•	Utilize AbCheck to generate and optimize antibodies.

Affimed was founded in 2000 based on technology developed by the group led by Professor Melvyn Little at Deutsches Krebsforschungszentrum, the German Cancer Research Center, or DKFZ, in Heidelberg. Our offices and laboratories are located at the Technology Park adjacent to the DKFZ in Heidelberg, where we employ 40 personnel, 28 of whom have an advanced academic degree. Including AbCheck and Affimed Inc. personnel, our total headcount is 63 (57 full time equivalents). We are led by experienced executives with a track record of successful product development, approvals and launches, specifically of biologics. Our supervisory board includes highly experienced experts from the pharmaceutical and biotech industries, with a specific background in hematology. Affimed has attracted investments from top-tier venture capital firms, including Aeris Capital, BioMedInvest, Life Sciences Partners, the venture capital arm of Novo Nordisk A/S and OrbiMed.

Recent Developments

On May 12, 2015, we announced the closing of our previously announced public offering of 5,750,000 of our common shares at a public offering price of $7.15 per common share. The total amount includes 750,000 common shares issued pursuant to the underwriters’ option to purchase additional shares which was exercised on May 7,

2015. After deducting the underwriting discounts and other offering expenses, the net proceeds of the public offering were €33.5 million ($37.5 million).

The phase 2a clinical trial of AFM13 in HL was initiated and first patients were recruited. We expect that interim data will be available in the first half of 2016. Final data are expected by the end of 2016.

For AFM11, an amendment of the study was implemented in September 2015 with the intention to investigate additional dose regimens. We expect to report top line data from this phase 1 trial in the second half of 2016.

Risks Associated with Our Business

Our business is subject to a number of risks of which you should be aware before making an investment decision. These risks are discussed more fully in the “Risk Factors” section of this prospectus supplement immediately following this prospectus supplement summary. These risks include the following:

•	We are currently a development stage company with limited operating history and a history of operating losses. We anticipate that we will continue to incur losses for the foreseeable future. As of June 30, 2015, our accumulated deficit was €106.7 million. We will need additional funding, and such funding may not be available or could cause substantial dilution to our shareholders.

•	Our clinical trials may not be successful, and clinical results may not reflect results seen in previously conducted preclinical studies and clinical trials.

•	We rely on contract manufacturers and contract research organizations over which we have limited control.

•	We do not have adequate funding to complete development of our product candidates and may be unable to access additional capital on reasonable terms or at all to complete development and begin commercialization of our product candidates.

•	We depend on the success of AFM13 and AFM11, which are still in clinical development and may eventually prove to be unsuccessful.

•	There is uncertainty surrounding whether any of our product candidates will receive regulatory approval, which is necessary before they can be commercialized.

•	We use new technologies in the development of our product candidates, and the FDA and other regulatory authorities have not approved products that utilize these technologies; the approval of our product candidates is less certain than approval of drugs that do not employ such novel technologies or methods of action.

•	We may become exposed to costly and damaging liability claims resulting from the testing of our product candidates in the clinic or in the commercial stage.

•	We may encounter regulatory changes that delay or impede our development and commercialization efforts.

•	We may not be able to obtain adequate protection for the intellectual property covering our product candidates or develop and commercialize our product candidates without infringing on the intellectual property rights of third parties.

•	Our products may not gain market acceptance, in which case we may not be able to generate product revenues.

•	If we fail to maintain our current strategic relationships with the DKFZ; Xoma Ireland Ltd., or Xoma; LLS; or Amphivena or Amphivena’s other investors and partners, including MPM Capital, Aeris Capital and

Janssen, our business, commercialization prospects and financial condition may be materially adversely affected.

•	Our future growth and ability to compete depends on retaining our key personnel and recruiting additional qualified personnel.

Corporate Information

Our principal executive offices are located at Technologiepark, Im Neuenheimer Feld 582, 69120 Heidelberg, Germany. Our telephone number is (+49) 6221-65307-0. Investors should contact us for any inquiries through the address and telephone number of our principal executive office. Our principal website is www.affimed.com. The information contained on our website is not a part of this prospectus supplement.

Implications of Being an “Emerging Growth Company”

We qualify as an “emerging growth company” as defined in the Jumpstart our Business Startups Act of 2012, or the JOBS Act. An emerging growth company may take advantage of specified reduced reporting and other burdens that are otherwise applicable generally to public companies. These provisions include an exemption from the auditor attestation requirement in the assessment of our internal control over financial reporting pursuant to the Sarbanes-Oxley Act of 2002.

We may take advantage of these provisions for a period of five years following the completion of our initial public offering (2019) or such earlier time that we are no longer an emerging growth company. We would cease to be an emerging growth company if we have more than $1.0 billion in annual revenue, have more than $700 million in market value of our common shares held by non-affiliates or issue more than $1.0 billion of non-convertible debt over a three-year period. We may choose to take advantage of some but not all of these reduced burdens.

The Offering

Common Shares Offered by Us	Common shares having an aggregate offering price of up to $50,000,000.
Manner of Offering	“At the market” offering that may be made from time to time through our sales agent, Cowen and Company, LLC. See “Plan of Distribution.”
Use of Proceeds	We intend to use the net proceeds from this offering, together with our other cash resources, primarily to fund research and development expenses for our clinical and preclinical research and development activities and for working capital, repayment of debt and general corporate purposes. See “Use of Proceeds.”
Risk Factors	You should read the “Risk Factors” section of this prospectus supplement for a discussion of factors to consider carefully before deciding to purchase our common shares.
Nasdaq Global Market Symbol	AFMD

Risk Factors

You should carefully consider the risks and uncertainties described below and the other information in this prospectus supplement before making an investment in our common shares. Our business, financial condition or results of operations could be materially and adversely affected if any of these risks occurs, and as a result, the market price of our common shares could decline and you could lose all or part of your investment. This prospectus supplement also contains forward-looking statements that involve risks and uncertainties. See “Cautionary Statement Regarding Forward-Looking Statements.” Our actual results could differ materially and adversely from those anticipated in these forward-looking statements as a result of certain factors.

Risks Related to Our Business and the Development and Commercialization of Our Product Candidates.

All of our product candidates are in preclinical or clinical development. Drug development is expensive, time consuming and uncertain, and we may ultimately not be able to obtain regulatory approvals for the commercialization of some or all of our product candidates.

The research, testing, manufacturing, labeling, approval, selling, marketing and distribution of drug products are subject to extensive regulation by the U.S. Food and Drug Administration, or FDA, the European Medicines Agency, or EMA, national competent authorities in Europe, including the Paul-Ehrlich-Institut, or PEI, and other non-U.S. regulatory authorities, which establish regulations that differ from country to country. We are not permitted to market our product candidates in the United States or in other countries until we receive approval of a Biologics License Application, or BLA, from the FDA or marketing approval from applicable regulatory authorities outside the United States. Our product candidates are in various stages of development and are subject to the risks of failure inherent in drug development. We have not submitted an application for or received marketing approval for any of our product candidates. We have limited experience in conducting and managing the clinical trials necessary to obtain regulatory approvals, including approval by the FDA or the European Commission. Obtaining approval of a BLA or a Marketing Authorization Application can be a lengthy, expensive and uncertain process. In addition, failure to comply with FDA, EMA and other non-U.S. regulatory requirements may, either before or after product approval, if any, subject our company to administrative or judicially imposed sanctions, including:

•	restrictions on our ability to conduct clinical trials, including full or partial clinical holds, or other regulatory objections to, ongoing or planned trials;

•	restrictions on the products, manufacturers or manufacturing process;

•	warning letters;

•	civil and criminal penalties;

•	injunctions;

•	suspension or withdrawal of regulatory approvals;

•	product seizures, detentions or import bans;

•	voluntary or mandatory product recalls and publicity requirements;

•	total or partial suspension of production;

•	imposition of restrictions on operations, including costly new manufacturing requirements; and

•	refusal to approve pending BLAs or supplements to approved BLAs in the United States and refusal to approve marketing research approvals in other jurisdictions.

The FDA, the EMA and other non-U.S. regulatory authorities also have substantial discretion in the drug approval process. The number of preclinical studies and clinical trials that will be required for regulatory approval varies depending on the product candidate, the disease or condition that the product candidate is designed to address, and the regulations applicable to any particular drug candidate. Regulatory agencies can delay, limit or deny approval of a product candidate for many reasons, including:

•	a product candidate may not be deemed safe or effective;

•	the results may not confirm the positive results from earlier preclinical studies or clinical trials;

•	regulatory agencies may not find the data from preclinical studies and clinical trials sufficient or well-controlled;

•	regulatory agencies might not approve or might require changes to our manufacturing processes or facilities; or

•	regulatory agencies may change their approval policies or adopt new regulations.

Any delay in obtaining or failure to obtain required approvals could materially adversely affect our ability to generate revenue from the particular product candidate, which likely would result in significant harm to our financial position and adversely impact our share price. Furthermore, any regulatory approval to market a product may be subject to limitations on the indicated uses for which we may market the product. These limitations may limit the size of the market for the product.

We have no history of conducting large-scale or pivotal clinical trials or commercializing pharmaceutical products, which may make it difficult to evaluate the prospects for our future viability.

Our operations to date have been limited to financing and staffing our company, developing our technology and developing AFM13, AFM11 and our other product candidates. We have not yet demonstrated an ability successfully to complete a large-scale or pivotal clinical trial, obtain marketing approval, manufacture a commercial scale product or conduct sales and marketing activities necessary for successful product commercialization. Consequently, predictions about our future success or viability may not be as accurate as they could be if we had a history of successfully developing and commercializing pharmaceutical products.

If clinical trials for our product candidates are prolonged, delayed or stopped, we may be unable to obtain regulatory approval and commercialize our product candidates on a timely basis, which would require us to incur additional costs and delay our receipt of any product revenue.

A phase 2a clinical trial of AFM13 in patients with Hodgkin Lymphoma, or HL, started recruitment in the second quarter of 2015. We anticipate receiving final data for this trial in the second half of 2016. In addition we are planning to initiate an additional phase 1b/2a clinical trial of AFM13 in patients with CD30+ lymphoma at the end of 2015 and a phase 1b trial investigating the combination of AFM13 with a PD-1 checkpoint inhibitor in the first half of 2016. We have initiated a phase 1 clinical trial of AFM11 in patients with non-Hodgkin Lymphoma, or NHL, and expect to report top line data by the end of 2016. A phase 1 clinical trial of AFM11 in patients with acute lymphocytic leukemia, or ALL, is planned to be started in the first half of 2016. The commencement of these planned clinical trials could be substantially delayed or prevented by several factors, including:

•	further discussions with the FDA, the EMA, the PEI or other regulatory agencies regarding the scope or design of our clinical trials;

•	the limited number of, and competition for, suitable sites to conduct our clinical trials, many of which may already be engaged in other clinical trial programs, including some that may be for the same indication as our product candidates;

•	any delay or failure to obtain regulatory approval or agreement to commence a clinical trial in any of the countries where enrollment is planned;

•	inability to obtain sufficient funds required for a clinical trial;

•	clinical holds on, or other regulatory objections to, a new or ongoing clinical trial;

•	delay or failure in the testing, validation, manufacture and delivery of sufficient supplies of the product candidate for our clinical trials;

•	delay or failure to reach agreement on acceptable clinical trial agreement terms or clinical trial protocols with prospective sites or clinical research organizations, or CROs, the terms of which can be subject to extensive negotiation and may vary significantly among different sites or CROs; and

•	delay or failure to obtain institutional review board, or IRB, or ethics committee approval to conduct a clinical trial at a prospective site.

The completion of our clinical trials could also be substantially delayed or prevented by several factors, including:

•	slower than expected rates of patient recruitment and enrollment;

•	failure of patients to complete the clinical trial or return for post-treatment follow-up;

•	unforeseen safety issues, including severe or unexpected drug-related adverse effects experienced by patients, including possible deaths;

•	lack of efficacy during clinical trials;

•	termination of our clinical trials by one or more clinical trial sites;

•	inability or unwillingness of patients or clinical investigators to follow our clinical trial protocols;

•	inability to monitor patients adequately during or after treatment by us and/or our CROs; and

•	the need to repeat or terminate clinical trials as a result of inconclusive or negative results or unforeseen complications in testing.

Changes in regulatory requirements and guidance as well as changes in the competitive environment may also occur and we may need to significantly amend clinical trial protocols or submit new clinical trial protocols to reflect these changes with appropriate regulatory authorities. Amendments may require us to renegotiate terms with CROs or resubmit clinical trial protocols to IRBs or ethics committees for re-examination, which may impact the costs, timing or successful completion of a clinical trial. Our clinical trials may be suspended or terminated at any time by the FDA, the PEI, other regulatory authorities, the IRB or ethics committee overseeing the clinical trial at issue, any of our clinical trial sites with respect to that site, or us, due to a number of factors, including:

•	failure to conduct the clinical trial in accordance with regulatory requirements or our clinical protocols;

•	unforeseen safety issues or any determination that a clinical trial presents unacceptable health risks;

•	lack of adequate funding to continue the clinical trial due to unforeseen costs or other business decisions; and

•	upon a breach or pursuant to the terms of any agreement with, or for any other reason by, current or future collaborators that have responsibility for the clinical development of any of our product candidates.

 Any failure or significant delay in completing clinical trials for our product candidates would adversely affect our ability to obtain regulatory approval and our commercial prospects and ability to generate product revenue will be diminished.

The results of previous clinical trials may not be predictive of future results, our progress in trials for one product candidate may not be indicative of progress in trials for other product candidates and the results of our current and planned clinical trials may not satisfy the requirements of the FDA, the EMA or other non-U.S. regulatory authorities.

We currently have no products approved for sale and we cannot guarantee that we will ever have marketable products. Clinical failure can occur at any stage of clinical development. Clinical trials may produce negative or inconclusive results, and we or any of our current and future collaborators may decide, or regulators may require us, to conduct additional clinical or preclinical testing. We will be required to demonstrate with substantial evidence through well-controlled clinical trials that our product candidates are safe and effective for use in a diverse population before we can seek regulatory approvals for their commercial sale. Success in early clinical trials does not mean that future larger registration clinical trials will be successful because product candidates in later-stage clinical trials may fail to demonstrate sufficient safety and efficacy to the satisfaction of the FDA and non-U.S. regulatory authorities despite having progressed through initial clinical trials. Product candidates that have shown promising results in early clinical trials may still suffer significant setbacks in subsequent registration clinical trials. Similarly, the outcome of preclinical testing and early clinical trials may not be predictive of the success of later clinical trials, and interim results of a clinical trial do not necessarily predict final results. Progress in trials of one product candidate does not indicate that we will make similar progress in additional trials for that product candidate or in trials for our other product candidates. A number of companies in the pharmaceutical industry, including those with greater resources and experience than us, have suffered significant setbacks in advanced clinical trials, even after obtaining promising results in earlier clinical trials.

In addition, the design of a clinical trial can determine whether its results will support approval of a product and flaws in the design of a clinical trial may not become apparent until the clinical trial is well advanced. We may be unable to design and execute a clinical trial to support regulatory approval.

In some instances, there can be significant variability in safety and/or efficacy results between different trials of the same product candidate due to numerous factors, including changes in trial protocols, differences in size and type of the patient populations, adherence to the dosing regimen and other trial protocols and the rate of dropout among clinical trial participants. We do not know whether any phase 2, phase 3 or other clinical trials we or any of our collaborators may conduct will demonstrate consistent or adequate efficacy and safety to obtain regulatory approval to market our product candidates.

Further, our product candidates may not be approved even if they achieve their primary endpoints in phase 3 clinical trials or registration trials. The FDA, the EMA or other non-U.S. regulatory authorities may disagree with our trial design and our interpretation of data from preclinical studies and clinical trials. For example, the FDA has communicated to us that it may require us to conduct an additional dose-response trial with respect to AFM13 prior to the entry into pivotal studies, depending on data we have generated with AFM13 at that point in time. In addition, any of these regulatory authorities may change requirements for the approval of a product candidate even after reviewing and providing comments or advice on a protocol for a clinical trial. In addition, any of these regulatory authorities may also approve a product candidate for fewer or more limited indications than we request or may grant approval contingent on the performance of costly post-marketing clinical trials. The FDA, the EMA or other non-U.S. regulatory authorities may not accept the labeling claims that we believe would be necessary or desirable for the successful commercialization of our product candidates.

We use new technologies in the development of our product candidates and the FDA and other regulatory authorities have not approved products that utilize these technologies.

Our product candidates in development are based on new technologies, such as NK-cell TandAbs, T-cell TandAbs and Trispecific Abs. The approval of our product candidates is less certain than approval of drugs that do not employ such novel technologies or methods of action. We intend to work closely with the FDA, the EMA and other regulatory authorities to perform the requisite scientific analyses and evaluation of our methods to obtain regulatory approval for our product candidates. For example, final assays and specifications of our product candidates, in particular regarding cytotoxicity, have yet to be developed, and the FDA, EMA or other regulatory authorities may require additional analyses to evaluate this aspect of our product quality. It is possible that the validation process may take time and resources, require independent third-party analyses or not be accepted by the FDA, the EMA and other regulatory authorities. Delays or failure to obtain regulatory approval of any of the product candidates that we are developing would adversely affect our business.

Even if our product candidates obtain regulatory approval, they will be subject to continual regulatory review.

If marketing authorization is obtained for any of our product candidates, the product will remain subject to continual review and therefore authorization could be subsequently withdrawn or restricted. We will be subject to ongoing obligations and oversight by regulatory authorities, including adverse event reporting requirements, marketing restrictions and, potentially, other post-marketing obligations, all of which may result in significant expense and limit our ability to commercialize such products.

If there are changes in the application of legislation or regulatory policies, or if problems are discovered with a product or our manufacture of a product, or if we or one of our distributors, licensees or co-marketers fails to comply with regulatory requirements, the regulators could take various actions. These include imposing fines on us, imposing restrictions on the product or its manufacture and requiring us to recall or remove the product from the market. The regulators could also suspend or withdraw our marketing authorizations, requiring us to conduct additional clinical trials, change our product labeling or submit additional applications for marketing authorization. If any of these events occurs, our ability to sell such product may be impaired, and we may incur substantial additional expense to comply with regulatory requirements, which could materially adversely affect our business, financial condition and results of operations.

We may not be successful in our efforts to use and expand our technology platforms to build a pipeline of product candidates.

A key element of our strategy is to use and expand our technology platforms to build a pipeline of product candidates and progress these product candidates through clinical development for the treatment of a variety of different types of diseases. Although our research and development efforts to date have resulted in a pipeline of product candidates directed at various cancers, we may not be able to develop product candidates that are safe and effective. Even if we are successful in continuing to build our pipeline, the potential product candidates that we identify may not be suitable for clinical development, including as a result of being shown to have harmful side effects or other characteristics that indicate that they are unlikely to be products that will receive marketing approval and achieve market acceptance. If we do not continue to successfully develop and begin to commercialize product candidates, we will face difficulty in obtaining product revenues in future periods, which could result in significant harm to our financial position and adversely affect our share price.

For our planned combination trial of AFM13 with a PD-1 CPI we must obtain a sufficient supply of the PD-1 CPI. The collaboration with the manufacturer of the respective drug bears certain risks and could substantially increase costs and/or cause delays in the conduct of the trial and potentially affect our ability to obtain regulatory approval.

For our planned combination trial of AFM13 in combination with a PD-1 CPI we must obtain a sufficient supply of the CPI to conduct the trial. We expect to do this through a collaboration with the manufacturer of the respective drug. We may not reach an agreement with the manufacturer, in which case we would not be able to conduct such a trial. If we do reach an agreement with the manufacturer, we may not be able to be the sponsor of the trial or may only have the role of co-sponsor. In both cases we may not have full control over the trial, which could increase the duration and cost of the trial as well as affect our ability to obtain regulatory approval of AFM13 in combination with a CPI.

Even if we obtain marketing approval of any of our product candidates in a major pharmaceutical market such as the United States or Europe, we may never obtain approval or commercialize our products in other major markets, which would limit our ability to realize their full market potential.

In order to market any products in a country or territory, we must establish and comply with numerous and varying regulatory requirements of such countries or territories regarding safety and efficacy. Clinical trials conducted in one country may not be accepted by regulatory authorities in other countries, and regulatory approval in one country does not mean that regulatory approval will be obtained in any other country. Approval procedures vary among countries and can involve additional product testing and validation and additional administrative review periods. Seeking regulatory approvals in all major markets could result in significant delays, difficulties and costs for us and may require additional preclinical studies or clinical trials which would be costly and time consuming. Regulatory requirements can vary widely from country to country and could delay or prevent the introduction of our products in those countries. Satisfying these and other regulatory requirements is costly, time consuming, uncertain and subject to unanticipated delays. In addition, our failure to obtain regulatory approval in any country may delay or have negative effects on the process for regulatory approval in other countries. We do not have any product candidates approved for sale in any jurisdiction, including international markets, and we do not have experience in obtaining regulatory approval in international markets. If we fail to comply with regulatory requirements in international markets or to obtain and maintain required approvals, our target market will be reduced and our ability to realize the full market potential of our products will be harmed.

In the United States, we may seek fast track or breakthrough designation of AFM13 and/or AFM11 and/or our other product candidates. There is no assurance that the FDA will grant either such designation; and, even if it does grant either such designation to AFM13 or AFM11 or one of our other product candidates, such designation may not actually lead to a faster development or regulatory review or approval process and does not increase the likelihood that our product candidates will receive marketing approval in the United States.

We may seek fast track or breakthrough designation of AFM13 and/or AFM11 and/or our other product candidates. The fast track program, a provision of the FDA Modernization Act of 1997, is designed to facilitate interactions between a sponsoring company and the FDA before and during submission of a BLA for an investigational agent that, alone or in combination with one or more other drugs, is intended to treat a serious or life-threatening disease or condition, and which demonstrates the potential to address an unmet medical need for that disease or condition. Under the fast track program, the FDA may consider reviewing portions of a marketing application before the sponsor submits the complete application if the FDA determines, after a preliminary evaluation of the clinical data, that a fast track product may be effective. A fast track designation provides the opportunity for more frequent interactions with the FDA, and a fast track product could be eligible for priority review if supported by clinical data at the time of submission of the BLA.

The FDA is authorized to designate a product candidate as a breakthrough therapy if it finds that the product is intended, alone or in combination with one or more other drugs, to treat a serious or life-threatening disease or condition and preliminary clinical evidence indicates that the product may demonstrate substantial improvement over existing therapies on one or more clinically significant endpoints, such as substantial treatment effects observed early in clinical development. For products designated as breakthrough therapies, interaction and communication between the FDA and the sponsor of the trial can help to identify the most efficient path for clinical development while minimizing the number of patients placed in ineffective control regimens. Products designated as breakthrough therapies by the FDA are also eligible for accelerated approval.

The FDA has broad discretion whether or not to grant fast track or breakthrough designation. Accordingly, even if we believe one of our product candidates meets the criteria for fast track or breakthrough designation, the FDA may disagree and instead determine not to make such designation. In any event, the receipt of fast-track or breakthrough therapy designation for a product candidate may not result in a faster development process, review or approval compared to product candidates considered for approval under conventional FDA procedures and, in any event, does not assure ultimate approval by the FDA. In addition, even if one or more of our product candidates qualify as fast track or breakthrough therapies, the FDA may later decide that the product candidates no longer meet the conditions for qualification or decide that the time period for FDA review or approval will not be shortened.

We may be unable to obtain orphan product designation or exclusivity for some of our product candidates. If our competitors are able to obtain orphan product exclusivity for their products in the same indications for which we are developing our product candidates, we may not be able to have our products approved by the applicable regulatory authority for a significant period of time. Conversely, if we obtain orphan drug exclusivity for some of our product candidates, we may not be able to benefit from the associated marketing exclusivity.

Regulatory authorities in some jurisdictions, including the United States and Europe, may designate drugs for relatively small patient populations as orphan drugs. Under the Orphan Drug Act, the FDA may designate a product candidate as an orphan drug if it is a drug intended to treat a rare disease or condition, which is generally defined as a patient population of fewer than 200,000 individuals annually in the United States. In the European Union, or the EU, the European Commission may designate a product candidate as an orphan medicinal product if it is a medicine for the diagnosis, prevention or treatment of life-threatening or very serious conditions that affects not more than five in 10,000 persons in the European Union, or it is unlikely that marketing of the medicine would generate sufficient returns to justify the investment needed for its development. We have received orphan drug designation for AFM13 for the treatment of HL in the United States and Europe, but orphan drug status may not ensure that we have market exclusivity in a particular market and there is no assurance we will be able to receive orphan drug designation for AFM11 or any additional product candidates. Further, the granting of a request for orphan drug designation does not alter the standard regulatory requirements and process for obtaining marketing approval.

Generally, if a product candidate with an orphan drug designation receives the first marketing approval for the indication for which it has such designation, the product is entitled to a period of marketing exclusivity, which, subject to certain exceptions, precludes the FDA from approving the marketing application of another drug for the same indication for that time period or precludes the EMA, and other national drug regulators in the EU, from accepting the marketing application for another medicinal product for the same indication. The applicable period is seven years in the United States and ten years in the European Union. The EU period can be reduced to six years if a product no longer meets the criteria for orphan drug designation or if the product is sufficiently profitable so that market exclusivity is no longer justified. In the EU, orphan exclusivity may also be extended for an additional two years (i.e., a maximum of 12 years’ orphan exclusivity) if the product is approved on the basis of a dossier that includes pediatric clinical trial data generated in accordance with an approved paediatric investigation plan. Orphan drug exclusivity may be lost in the United States if the FDA determines that the request for designation was materially defective or if the manufacturer is unable to assure sufficient quantity of the product to meet the needs of patients with the rare disease or condition.

Even if we obtain orphan drug exclusivity for one or more of our products that exclusivity may not effectively protect the product from competition because exclusivity can be suspended under certain circumstances. In the United States, even after an orphan drug is approved, the FDA can subsequently approve another drug for the same condition if the FDA concludes that the later drug is clinically superior in that it is shown to be safer, more effective or makes a major contribution to patient care. In the European Union, orphan exclusivity will not prevent a marketing authorization being granted for a similar medicinal product in the same indication if the new product is safer, more effective or otherwise clinically superior to the first product or if the marketing authorization holder of the first product is unable to supply sufficient quantities of the product.

Our product candidates may have serious adverse, undesirable or unacceptable side effects which may delay or prevent marketing approval. If such side effects are identified during the development of our product candidates or following approval, if any, we may need to abandon our development of such product candidates, the commercial profile of any approved label may be limited, or we may be subject to other significant negative consequences following marketing approval, if any.

Although all of our product candidates have undergone or will undergo safety testing to the extent possible and agreed with health authorities, not all adverse effects of drugs can be predicted or anticipated. Immunotherapy and its method of action of harnessing the body’s immune system, especially with respect to T-cell TandAbs, is powerful and could lead to serious side effects that we only discover in clinical trials. Unforeseen side effects from any of our product candidates could arise either during clinical development or, if such side effects are more rare, after our product candidates have been approved by regulatory authorities and the approved product has been marketed, resulting in the exposure of additional patients. All of our product candidates are still in clinical or preclinical development. While our phase 1 clinical trials for AFM13 demonstrated a favorable safety profile, the results from future trials of AFM13 may not confirm these results. We have recently commenced our phase 1 clinical trial of AFM11, the primary objective of which is to assess safety. The harnessing of T-cells to kill tumors is risky and may have unintended consequences. So far we have not previously demonstrated that AFM11 is safe in humans, and we cannot predict if the ongoing phase 1 clinical trial will do so.

Furthermore, we are initially developing our product candidates for patients with HL, TCL and NHL for whom no other therapies have succeeded and survival times are frequently short. Therefore, we expect that certain patients may die during the clinical trials of our product candidates, and it may be difficult to ascertain whether such deaths are attributable to the underlying disease, complications from the disease, our product candidates or a combination thereof.

The results of future clinical trials may show that our product candidates cause undesirable or unacceptable side effects, which could interrupt, delay or halt clinical trials, and result in delay of, or failure to obtain, marketing approval from the FDA, the European Commission and other regulatory authorities, or result in marketing approval from the FDA, the European Commission and other regulatory authorities with restrictive label warnings or potential product liability claims.

If any of our product candidates receives marketing approval and we or others later identify undesirable or unacceptable side effects caused by such products:

•	regulatory authorities may require us to take our approved product off the market;

•	regulatory authorities may require the addition of labeling statements, specific warnings, a contraindication or field alerts to physicians and pharmacies;

•	we may be required to change the way the product is administered, conduct additional clinical trials or change the labeling of the product;

•	we may be subject to limitations on how we may promote the product;

•	sales of the product may decrease significantly;

•	we may be subject to litigation or product liability claims; and

•	our reputation may suffer.

Any of these events could prevent us, our collaborators or our potential future partners from achieving or maintaining market acceptance of the affected product or could substantially increase commercialization costs and expenses, which in turn could delay or prevent us from generating significant revenue from the sale of our products.

Adverse events in the field of immuno-oncology could damage public perception of our product candidates and negatively affect our business.

The commercial success of our products will depend in part on public acceptance of the use of cancer immunotherapies. Adverse events in clinical trials of our product candidates or in clinical trials of others developing similar products and the resulting publicity, as well as any other adverse events in the field of immuno-oncology that may occur in the future, could result in a decrease in demand for any products that we may develop. For example, Memorial Sloan Kettering’s recent suspension of enrollment of a trial of Juno Therapeutic’s therapy using T-cells reengineered with chimeric antigen receptors (CARs) against CD19-positive B-cells for aggressive NHL attracted significant negative attention (although the hold was subsequently lifted). Although the mode of action of our T-cell TandAbs differs from that of CARs, the public may not always differentiate between our therapies and others in the field. If public perception is influenced by claims that the use of cancer immunotherapies is unsafe, our products may not be accepted by the general public or the medical community.

Future adverse events in immuno-oncology or the biopharmaceutical industry could also result in greater governmental regulation, stricter labeling requirements and potential regulatory delays in the testing or approvals of our products. Any increased scrutiny could delay or increase the costs of obtaining regulatory approval for our product candidates.

We depend on enrollment of patients in our clinical trials for our product candidates. If we are unable to enroll patients in our clinical trials, our research and development efforts could be materially adversely affected.

Successful and timely completion of clinical trials will require that we enroll a sufficient number of patient candidates. Trials may be subject to delays as a result of patient enrollment taking longer than anticipated or patient withdrawal. Patient enrollment depends on many factors, including the size and nature of the patient population, eligibility criteria for the trial, the proximity of patients to clinical sites, the design of the clinical protocol, the availability of competing clinical trials, the availability of new drugs approved for the indication the clinical trial is investigating, and clinicians’ and patients’ perceptions as to the potential advantages of the drug being studied in relation to other available therapies. For example, our product candidate AFM13 has orphan drug designation for the treatment of HL, which means that the potential patient population is limited. Further, in our phase 2a clinical trial of AFM13 we plan to enroll patients with relapsed/refractory HL who have been treated with Adcetris (brentuximab vedotin), which is an even more limited population of patients. As we are developing AFM13 and AFM11 for patients for whom all other therapies have failed and who may not have long to live, patients may elect not to participate in our, or any, clinical trial. In addition, there are several other drugs potentially in development for the indications for which we may develop AFM13 and AFM11, and we may compete for patients with the sponsors of trials for those drugs. These factors may make it difficult for us to enroll enough patients to complete our clinical trials in a timely and cost-effective manner. Delays in the completion of any clinical trial of our product candidates will increase our costs, slow down our product candidate development and approval process and delay or potentially jeopardize our ability to commence product sales and generate revenue. In addition, some of the factors that cause, or lead to, a delay in the commencement or completion of clinical trials may also ultimately lead to the denial of regulatory approval of our product candidates.

Even if approved, if any of our product candidates do not achieve broad market acceptance among physicians, patients, the medical community and third-party payors, our revenue generated from their sales will be limited.

The commercial success of our product candidates will depend upon their acceptance among physicians, patients and the medical community. The degree of market acceptance of our product candidates will depend on a number of factors, including:

•	limitations or warnings contained in the approved labeling for a product candidate;

•	changes in the standard of care for the targeted indications for any of our product candidates;

•	limitations in the approved clinical indications for our product candidates;

•	demonstrated clinical safety and efficacy compared to other products;

•	lack of significant adverse side effects;

•	sales, marketing and distribution support;

•	availability and extent of reimbursement from managed care plans and other third-party payors;

•	timing of market introduction and perceived effectiveness of competitive products;

•	the degree of cost-effectiveness of our product candidates;

•	availability of alternative therapies at similar or lower cost, including generic and over-the-counter products;

•	the extent to which the product candidate is approved for inclusion on formularies of hospitals and managed care organizations;

•	whether the product is designated under physician treatment guidelines as a first-line therapy or as a second- or third-line therapy for particular diseases;

•	adverse publicity about our product candidates or favorable publicity about competitive products;

•	convenience and ease of administration of our products; and

•	potential product liability claims.

If any of our product candidates are approved, but do not achieve an adequate level of acceptance by physicians, patients and the medical community, we may not generate sufficient revenue from these products, and we may not become or remain profitable. In addition, efforts to educate the medical community and third-party payors on the benefits of our product candidates may require significant resources and may never be successful.

We are subject to manufacturing risks that could substantially increase our costs and limit supply of our products.

The process of manufacturing our products is complex, highly regulated and subject to several risks, including:

•	We do not have experience in manufacturing our product candidates at commercial scale. We plan to contract with external manufacturers to develop a larger scale process for manufacturing AFM13 in parallel with our clinical trials of AFM13, in order to have material from such commercial scale process available for a potential pivotal phase 2b trial for patients with HL. We may not succeed in the scaling up of our process. We may need a larger scale manufacturing process for AFM11 than what we have planned, depending on the dose and regimen that will be determined in our phase 1 study. Any changes in our manufacturing processes as a result of scaling up may result in the need to obtain additional regulatory approvals. Difficulties in achieving commercial-scale production or the need for additional regulatory approvals as a result of scaling up could delay the development and regulatory approval of our product candidates and ultimately affect our success.

•	The process of manufacturing biologics, such as AFM13, AFM11 and our other product candidates, is extremely susceptible to product loss due to contamination, equipment failure or improper installation or operation of equipment, vendor or operator error, inconsistency in yields, variability in product characteristics and difficulties in scaling the production process. Even minor deviations from normal manufacturing processes could result in reduced production yields, product defects and other supply disruptions. If microbial, viral or other contaminations are discovered in our product candidates or in the manufacturing facilities in which our product candidates are made, such manufacturing facilities may need to be closed for an extended period of time to investigate and remedy the contamination.

•	The manufacturing facilities in which our product candidates are made could be adversely affected by equipment failures, labor shortages, natural disasters, power failures and numerous other factors.

•	We must comply with applicable current Good Manufacturing Practice, or cGMP, regulations and guidelines. We may encounter difficulties in achieving quality control and quality assurance and may experience shortages in qualified personnel. We are subject to inspections by the FDA and comparable agencies in other jurisdictions to confirm compliance with applicable regulatory requirements. Any failure to follow cGMP or other regulatory requirements or delay, interruption or other issues that arise in the manufacture, fill-finish, packaging, or storage of our product candidates as a result of a failure of our facilities or the facilities or operations of third parties to comply with regulatory requirements or pass any regulatory authority inspection could significantly impair our ability to develop and commercialize our product candidates, including leading to significant delays in the availability of drug product for our clinical trials or the termination or hold on a clinical trial, or the delay or prevention of a filing or approval of marketing applications for our product candidates. Significant noncompliance could also result in the imposition of sanctions, including fines, injunctions, civil penalties, failure of regulatory authorities to grant marketing approvals for our product candidates, delays, suspension or withdrawal of approvals, license revocation, seizures or recalls of products, operating restrictions and criminal prosecutions, any of which could damage our reputation. If we are not able to maintain regulatory compliance, we may not be permitted to market our product candidates and/or may be subject to product recalls, seizures, injunctions, or criminal prosecution.

•	Any adverse developments affecting manufacturing operations for our product candidates, if any are approved, may result in shipment delays, inventory shortages, lot failures, product withdrawals or recalls, or other interruptions in the supply of our products. We may also have to take inventory write-offs and incur other charges and expenses for products that fail to meet specifications, undertake costly remediation efforts or seek more costly manufacturing alternatives.

•	Our product candidates that have been produced and are stored for later use may degrade, become contaminated or suffer other quality defects, which may cause the affected product candidates to no longer be suitable for their intended use in clinical trials or other development activities. If the defective product candidates cannot be replaced in a timely fashion, we may incur significant delays in our development programs that could adversely affect the value of such product candidates.

We currently have no marketing, sales or distribution infrastructure. If we are unable to develop sales, marketing and distribution capabilities on our own or through collaborations, or if we fail to achieve adequate pricing and/or reimbursement we will not be successful in commercializing our product candidates.

We currently have no marketing, sales and distribution capabilities because our lead product candidates are still in clinical development. If any of our product candidates are approved, we intend either to establish a sales and marketing organization with technical expertise and supporting distribution capabilities to commercialize our product candidates, or to outsource this function to a third party. Either of these options would be expensive and time consuming. These costs may be incurred in advance of any approval of our product candidates. In addition, we may not be able to hire a sales force that is sufficient in size or has adequate expertise in the medical markets that we intend to target. Any failure or delay in the development of our internal sales, marketing and distribution capabilities would adversely impact the commercialization of our products.

To the extent that we enter into collaboration agreements with respect to marketing, sales or distribution, our product revenue may be lower than if we directly marketed or sold any approved products. In addition, any revenue we receive will depend in whole or in part upon the efforts of these third-party collaborators, which may not be successful and are generally not within our control. If we are unable to enter into these arrangements on acceptable terms or at all, we may not be able to successfully commercialize any approved products. If we are not successful in commercializing any approved products, either on our own or through collaborations with one or more third parties, our future product revenue will suffer and we may incur significant additional losses.

We may not be able to achieve the prices for our products that we may need for sustained profitability. If we successfully develop combinations of our product candidates with other potentially expensive agents, the market may not allow for premium pricing of our products and hence may impair our ability to achieve profitability.

We face significant competition and if our competitors develop and market products that are more effective, safer or less expensive than our product candidates, our commercial opportunities will be negatively impacted.

The life sciences industry is highly competitive and subject to rapid and significant technological change. We are currently developing therapeutics that will compete with other drugs and therapies that currently exist or are being developed. Products we may develop in the future are also likely to face competition from other drugs and therapies, some of which we may not currently be aware. We have competitors both in the United States and internationally, including major multinational pharmaceutical companies, established biotechnology companies, specialty pharmaceutical companies, universities and other research institutions. Many of our competitors have significantly greater financial, manufacturing, marketing, drug development, technical and human resources than we do. Large pharmaceutical companies, in particular, have extensive experience in clinical testing, obtaining regulatory approvals, recruiting patients and in manufacturing pharmaceutical products. These companies also have significantly greater research and marketing capabilities than we do and may also have products that have been approved or are in late stages of development, and collaborative arrangements in our target markets with leading companies and research institutions. Established pharmaceutical companies may also invest heavily to accelerate discovery and development of novel compounds or to in-license novel compounds that could make the product candidates that we develop obsolete. As a result of all of these factors, our competitors may succeed in obtaining patent protection and/or marketing approval or discovering, developing and commercializing products in our field before we do.

There is a large number of companies developing or marketing treatments for cancer disorders, including many major pharmaceutical and biotechnology companies. These treatments consist both of small molecule drug products, as well as biologic therapeutics that work, among others, either by using next-generation antibody technology platforms or new immunological approaches to address specific cancer targets. These treatments are often combined with one another in an attempt to maximize the response rate. In addition, several companies are developing therapeutics that work by targeting multiple specificities using a single recombinant molecule, as we are.

In the HL salvage setting, Adcetris is an antibody-drug conjugate approved by the FDA in 2011 that targets CD30, the same target as AFM13. If and when AFM13 were to be approved for patients refractory to Adcetris, we would not compete directly with Adcetris. However, as we develop AFM13 for earlier-line therapies, for example in combination with other therapies as a second- or even first-line treatment, we would compete with Adcetris, which is in development for such indications. Recently, clinical phase 1 data with the anti PD-1 CPIs nivolumab and pembrolizumab was published in the New England Journal of Medicine and at several congresses. This early data indicates the potential of anti PD-1 antibodies to cause high response rates in the salvage setting of HL. The FDA has granted breakthrough designation for nivolumab in relapsed/refractory HL. Phase 2 studies are reported to be ongoing with nivolumab and in preparation for pembrolizumab. Further, we would be in competition with other therapies or combination regimens that currently comprise the standard of care that AFM13 could potentially displace. Other agents that have reached phase 2 clinical trials in HL include 4SC201 (4SC AG), Afinitor® (Novartis AG), idelalisib (Gilead Sciences), ferritarg (MABLife), iratumumab (Bristol-Myers Squibb) and PLX 3397 (Daiichi Sankyo).

With respect to competitors for AFM11, rituximab has been approved to treat certain types of NHL in both the United States and Europe and is generally combined with a chemotherapy regimen (typically CHOP or bendamustine). Imbruvica, a small molecule drug targeting malignant B-cells, was recently approved by the FDA to treat the mantle cell variant of NHL (MCL). Amgen develops cancer product candidates that work by targeting receptors both on immune cells and cancer cells, like our TandAbs. Amgen’s blinatumomab, a product based on the BiTE (bispecific T-cell engager) technology, is an antibody construct similar to AFM11 and was recently approved by the FDA to treat patients with Philadelphia chromosome-negative precursor B-cell acute lymphoblastic leukemia (B-cell ALL). Similar to Amgen’s blinatumomab is MacroGenics’ MGD011, a CD19xCD3 DART which is still in preclinical development. In December 2014, Macrogenics entered a global partnership with Janssen Biotech on this development candidate. Juno Therapeutic, Novartis, Bellicum and Kite Pharma are developing therapies using T-cells reengineered with chimeric antigen receptors (CARs) against CD19-positive B-cells. This therapeutic approach, which utilizes a patient’s own T-cells after ex-vivo genetic modification, is currently being investigated in early stage clinical trials. Although only early stage data are available, CAR treatments seem to result in high response rates.

We expect that our TandAb and trispecific antibody platforms will serve as the basis for future product candidates and collaborations with pharmaceutical companies. Other companies also have developed platform technologies that compete with us. For example, Macrogenics is developing its DART platform, which enables the targeting of multiple receptors or cells by using a single molecule with an antibody-like structure. Ablynx is also developing such a platform aimed at multi-receptor targeting, which to date has not reached clinical testing.

Our commercial opportunity could be reduced or eliminated if our competitors develop and commercialize products that are safer, more effective, have fewer or less severe effects, are more convenient, have a broader label, are marketed more effectively, are reimbursed or are less expensive than any products that we may develop. Our competitors also may obtain FDA, European Commission or other regulatory approval for their products more rapidly than we may obtain approval for ours, which could result in our competitors establishing a strong market position before we are able to enter the market. Even if our product candidates achieve marketing approval, they may be priced at a significant premium over competitive products if any have been approved by then, resulting in reduced competitiveness.

In addition, our ability to compete in the future may be affected in many cases by insurers or other third-party payors seeking to encourage the use of biosimilar products. In March 2010, President Obama signed into law the Patient Protection and Affordable Care Act, as amended by the Health Care and Education Reconciliation Act, or collectively, the Health Care Reform Law, a sweeping law intended to broaden access to health insurance, reduce or constrain the growth of healthcare spending, enhance remedies against fraud and abuse, add new transparency requirements for health care and health insurance industries, impose new taxes and fees on the health industry and impose additional health policy reforms. The Health Care Reform Law also created a new regulatory scheme authorizing the FDA to approve biosimilars. Under the Health Care Reform Law, a manufacturer may submit an application for licensure of a biologic product that is “biosimilar to” or “interchangeable with” a previously approved biological product or “reference product,” without the need to submit a full package of preclinical and clinical data. Under this new statutory scheme, an application for a biosimilar product may not be submitted to the FDA until four years following approval of the reference product. The FDA may not approve a biosimilar product until 12 years from the date on which the reference product was approved. Even if a product is considered to be a reference product eligible for exclusivity, another company could market a competing version of that product if the FDA approves a full BLA for such product containing the sponsor’s own preclinical data and data from adequate and well-controlled clinical trials to demonstrate the safety, purity and potency of their product. Furthermore, recent legislation has proposed that the 12 year exclusivity period for each a reference product may be reduced to seven years.

Smaller and other early stage companies may also prove to be significant competitors, particularly through collaborative arrangements with large and established companies. These third parties compete with us in recruiting and retaining qualified scientific and management personnel, establishing clinical trial sites and patient registration for clinical trials, as well as in acquiring technologies complementary to, or necessary for, our programs. In addition, the biopharmaceutical industry is characterized by rapid technological change. If we fail to stay at the forefront of technological change, we may be unable to compete effectively. Technological advances or products developed by our competitors may render our technologies or product candidates obsolete, less competitive or not economical.

Enacted and future legislation may increase the difficulty and cost for us to obtain marketing approval of and commercialize our product candidates and may affect the prices we may set. The successful commercialization of our product candidates will depend in part on the extent to which governmental authorities and health insurers establish adequate coverage and reimbursement levels and pricing policies.

In the United States, the European Union, its member states and some other foreign jurisdictions, there have been a number of legislative and regulatory changes and proposed changes regarding the healthcare system. These changes could prevent or delay marketing approval of our product candidates, restrict or regulate post-approval activities and affect our ability to sell profitably any products for which we obtain marketing approval. Among policy makers and payors in the United States and elsewhere, there is significant interest in promoting changes in healthcare systems with the stated goals of containing healthcare costs, improving quality and/or expanding access to healthcare.

In the United States, the Medicare Prescription Drug, Improvement, and Modernization Act of 2003, or the Medicare Modernization Act, changed the way Medicare covers and pays for pharmaceutical products. The legislation expanded Medicare coverage for drug purchases by the elderly and introduced a new reimbursement methodology based on average sale prices for physician-administered drugs. In addition, this legislation provided authority for limiting the number of drugs that will be covered in any therapeutic class. Cost-reduction initiatives and other provisions of this legislation could decrease the coverage and price that we receive for any approved products. If we successfully develop combinations of our product candidates with other potentially expensive agents, we may not achieve premium pricing for our products, which may impair our ability to achieve profitability. While the Medicare Modernization Act applies only to drug benefits for Medicare beneficiaries, private payors often follow Medicare coverage policy and payment limitations in setting their own reimbursement rates. Therefore, any reduction in reimbursement that results from the Medicare Modernization Act may result in a similar reduction in payments from private payors.

In addition, the Health Care Reform Law, among other things, increased rebates a manufacturer must pay to the Medicaid program, addressed a new methodology by which rebates owed by manufacturers under the Medicaid Drug Rebate Program are calculated for drugs that are inhaled, infused, instilled, implanted or injected, established a new Medicare Part D coverage gap discount program, in which manufacturers must provide 50% point-of-sale discounts on products covered under Part D and implemented payment system reforms including a national pilot program on payment bundling to encourage hospitals, physicians and other providers to improve the coordination, quality and efficiency of certain healthcare services through bundled payment models. Further, the new law imposed a significant annual fee on companies that manufacture or import branded prescription drug products. Substantial new provisions affecting compliance were enacted, which may affect our business practices with health care practitioners. The goal of the Health Care Reform Law is to reduce the cost of health care and substantially change the way health care is financed by both governmental and private insurers. While we cannot predict what impact on federal reimbursement policies this legislation will have in general or on our business specifically, the Health Care Reform Law may result in downward pressure on pharmaceutical reimbursement, which could negatively affect market acceptance of, and the price we may charge for, any products we develop that receive regulatory approval. We also cannot predict the impact of the Health Care Reform Law on our business or financial condition as many of the Health Care Reform Law reforms require the promulgation of detailed regulations implementing the statutory provisions, which has not yet occurred.

Moreover, other legislative changes have also been proposed and adopted in the United States since the Health Care Reform Law was enacted. On August 2, 2011, the Budget Control Act of 2011, among other things, created measures for spending reductions by Congress. A Joint Select Committee on Deficit Reduction, tasked with recommending a targeted deficit reduction of at least $1.2 trillion for the years 2013 through 2021, was unable to reach required goals, thereby triggering the legislation’s automatic reduction to several government programs. This includes aggregate reductions to Medicare payments to providers of 2% per fiscal year, which went into effect on April 1, 2013. On January 2, 2013, President Obama signed into law the American Taxpayer Relief Act of 2012, or the ATRA, which, among other things, further reduced Medicare payments to several providers, including hospitals, imaging centers and cancer treatment centers, and increased the statute of limitations period for the government to recover overpayments to providers from three to five years. These new laws may result in additional reductions in Medicare and other health care funding, which could have a material adverse effect on our customers and accordingly, our financial operations.

The delivery of healthcare in the European Union, including the establishment and operation of health services and the pricing and reimbursement of medicines, is almost exclusively a matter for national, rather than EU, law and policy. National governments and health service providers have different priorities and approaches to the delivery of health care and the pricing and reimbursement of products in that context. In general, however, the healthcare budgetary constraints in most EU member states have resulted in restrictions on the pricing and reimbursement of medicines by relevant health service providers. Coupled with ever-increasing EU and national regulatory burdens on those wishing to develop and market products, this could prevent or delay marketing approval of our product candidates, restrict or regulate post-approval activities and affect our ability to commercialize any products for which we obtain marketing approval.

If any product liability lawsuits are successfully brought against us or any of our collaborators, we may incur substantial liabilities and may be required to limit commercialization of our product candidates.

We face an inherent risk of product liability lawsuits related to the testing of our product candidates in seriously ill patients, and will face an even greater risk if product candidates are approved by regulatory authorities and introduced commercially. Product liability claims may be brought against us or our collaborators by participants enrolled in our clinical trials, patients, health care providers or others using, administering or selling any of our future approved products. If we cannot successfully defend ourselves against any such claims, we may incur substantial liabilities. Regardless of their merit or eventual outcome, liability claims may result in:

•	decreased demand for our future approved products;

•	injury to our reputation;

•	withdrawal of clinical trial participants;

•	termination of clinical trial sites or entire trial programs;

•	increased regulatory scrutiny;

•	significant litigation costs;

•	substantial monetary awards to or costly settlement with patients or other claimants;

•	product recalls or a change in the indications for which they may be used;

•	loss of revenue;

•	diversion of management and scientific resources from our business operations; and

•	the inability to commercialize our product candidates.

If any of our product candidates are approved for commercial sale, we will be highly dependent upon consumer perceptions of us and the safety and quality of our products. We could be adversely affected if we are subject to negative publicity. We could also be adversely affected if any of our products or any similar products distributed by other companies prove to be, or are asserted to be, harmful to patients. Because of our dependence upon consumer perceptions, any adverse publicity associated with illness or other adverse effects resulting from patients’ use or misuse of our products or any similar products distributed by other companies could have a material adverse impact on our financial condition or results of operations.

We currently hold €10 million in product liability insurance coverage per year in the aggregate, with a per incident limit of €5 million except for environmental liability risks, for which the per incident limit is €3 million. We also hold €5 million in clinical trial insurance for the AFM11 phase 1 clinical trial with a per incident limit of €0.5 million. Our current insurance coverage may not be adequate to cover all liabilities that we may incur. We may need to increase our insurance coverage when we begin the commercialization of our product candidates. Insurance coverage is becoming increasingly expensive. As a result, we may be unable to maintain or obtain sufficient insurance at a reasonable cost to protect us against losses that could have a material adverse effect on our business. A successful product liability claim or series of claims brought against us, particularly if judgments exceed any insurance coverage we may have, could decrease our cash resources and adversely affect our business, financial condition and results of operation.

Our business may become subject to economic, political, regulatory and other risks associated with international operations.

Our business is subject to risks associated with conducting business internationally. A number of our suppliers and collaborative and clinical trial relationships are located outside the United States. Accordingly, our future results could be harmed by a variety of factors, including:

•	economic weakness, including inflation, or political instability in particular non-U.S. economies and markets;

•	differing regulatory requirements for drug approvals in non-U.S. countries;

•	potentially reduced protection for intellectual property rights;

•	difficulties in compliance with non-U.S. laws and regulations;

•	changes in non-U.S. regulations and customs, tariffs and trade barriers;

•	changes in non-U.S. currency exchange rates and currency controls;

•	changes in a specific country’s or region’s political or economic environment;

•	trade protection measures, import or export licensing requirements or other restrictive actions by U.S. or non-U.S. governments;

•	negative consequences from changes in tax laws;

•	compliance with tax, employment, immigration and labor laws for employees living or traveling abroad;

•	workforce uncertainty in countries where labor unrest is more common than in the United States;

•	difficulties associated with staffing and managing international operations, including differing labor relations;

•	production shortages resulting from any events affecting raw material supply or manufacturing capabilities abroad; and

•	business interruptions resulting from geo-political actions, including war and terrorism, or natural disasters including earthquakes, typhoons, floods and fires.

Exchange rate fluctuations or abandonment of the euro currency may materially affect our results of operations and financial condition.

Potential future revenue may be derived from abroad, particularly from the United States. As a result, our business and share price may be affected by fluctuations in foreign exchange rates between the euro and these other currencies, which may also have a significant impact on our reported results of operations and cash flows from period to period. We have converted into euros only the portion of the IPO proceeds and the proceeds from our follow-on offering in May 2015 that will be spent in euros according to our budget. If the euro/US$ ratio changes, we may be subject to foreign exchange-rate risk. Currently, we do not have any other exchange rate hedging measures in place. In addition, the possible abandonment of the euro by one or more members of the European Union could materially affect our business in the future. Despite measures taken by the European Union to provide funding to certain EU member states in financial difficulties and by a number of European countries to stabilize their economies and reduce their debt burdens, it is possible that the euro could be abandoned in the future as a currency by countries that have adopted its use. This could lead to the re-introduction of individual currencies in one or more EU member states, or in more extreme circumstances, the dissolution of the European Union. The effects on our business of a potential dissolution of the European Union, the exit of one or more EU member states from the

European Union or the abandonment of the euro as a currency, are impossible to predict with certainty, and any such events could have a material adverse effect on our business, financial condition and results of operations.

Risks Related to Our Financial Position and Need for Additional Capital

We have incurred significant losses since inception and anticipate that we will continue to incur losses for the foreseeable future. We have no products approved for commercial sale, and to date we have not generated any revenue or profit from product sales. We may never achieve or sustain profitability.

We are a clinical-stage biopharmaceutical company with a limited operating history. We have incurred significant losses since our inception. As of June 30, 2015, our accumulated deficit was €106.7 million. Our losses have resulted principally from expenses incurred in research and development of our product candidates and from general and administrative expenses that we have incurred while building our business infrastructure. We expect to continue to incur losses for the foreseeable future, and we expect these losses to increase as we continue our research and development of, and seek regulatory approvals for, our product candidates, prepare for and begin to commercialize any approved products, and add infrastructure and personnel to support our product development efforts and operations as a public company. The net losses and negative cash flows incurred to date, together with expected future losses, have had, and likely will continue to have, an adverse effect on our shareholders’ equity and working capital. The amount of future net losses will depend, in part, on the rate of future growth of our expenses and our ability to generate revenue.

Because of the numerous risks and uncertainties associated with pharmaceutical product development, we are unable to accurately predict the timing or amount of increased expenses or when, or if, we will be able to achieve profitability. For example, our expenses could increase if we are required by the FDA or the EMA to perform trials in addition to those that we currently expect to perform, or if there are any delays in completing our currently planned clinical trials or in the development of any of our product candidates.

To become and remain profitable, we must succeed in developing and commercializing products with significant market potential. This will require us to be successful in a range of challenging activities for which we are only in the preliminary stages, including developing product candidates, obtaining regulatory approval for them, and manufacturing, marketing and selling those products for which we may obtain regulatory approval. We may never succeed in these activities and may never generate revenue from product sales that is significant enough to achieve profitability. Our ability to generate future revenue from product sales depends heavily on our success in many areas, including but not limited to:

•	completing research and clinical development of our product candidates, including successfully completing registration clinical trials of AFM13 or AFM11;

•	obtaining marketing approvals for our product candidates, including AFM13 or AFM11, for which we complete clinical trials;

•	developing a sustainable and scalable manufacturing process for any approved product candidates and maintaining supply and manufacturing relationships with third parties that can conduct the process and provide adequate (in amount and quality) products to support clinical development and the market demand for our product candidates, if approved;

•	launching and commercializing product candidates for which we obtain marketing approval, either directly or with a collaborator or distributor;

•	establishing sales, marketing, and distribution capabilities in the United States;

•	obtaining market acceptance of our product candidates as viable treatment options;

•	addressing any competing technological and market developments;

•	identifying, assessing, acquiring and/or developing new product candidates;

•	negotiating favorable terms in any collaboration, licensing, or other arrangements into which we may enter;

•	maintaining, protecting, and expanding our portfolio of intellectual property rights, including patents, trade secrets, and know-how; and

•	attracting, hiring and retaining qualified personnel.

Even if one or more of the product candidates that we develop is approved for commercial sale, we anticipate incurring significant costs associated with commercializing any approved product candidate. Because of the numerous risks and uncertainties with pharmaceutical product development, we are unable to accurately predict the timing or amount of increased expenses or when, or if, we will be able to achieve profitability. Even if we achieve profitability in the future, we may not be able to sustain profitability in subsequent periods. Our failure to become or remain profitable would depress our market value and could impair our ability to raise capital, expand our business, develop other product candidates, or continue our operations. A decline in the value of our company could also cause you to lose all or part of your investment.

We will require substantial additional funding, which may not be available to us on acceptable terms, or at all, and, if not available, may require us to delay, scale back, or cease our product development programs or operations.

We are advancing our product candidates through clinical development. Developing pharmaceutical products, including conducting preclinical studies and clinical trials, is expensive. In order to obtain such regulatory approval, we will be required to conduct clinical trials for each indication for each of our product candidates. We will require additional funding to complete the development and commercialization of our product candidates and to continue to advance the development of our other product candidates, and such funding may not be available on acceptable terms or at all. Although it is difficult to predict our liquidity requirements, based upon our current operating plan, we anticipate that our existing cash and cash equivalents and additional budgeted revenues will enable us to fund the clinical development of AFM13, AFM11 and AFM21 for at least until the third quarter of 2017, assuming all of our programs advance as currently contemplated. Any net proceeds from this offering would extend our financial reach, assuming that the plans for our clinical and preclinical activities remain unchanged. Because successful development of our product candidates is uncertain, we are unable to estimate the actual funds we will require to complete research and development and to commercialize our product candidates.

Our future funding requirements will depend on many factors, including but not limited to:

•	the number and characteristics of other product candidates that we pursue;

•	the scope, progress, timing, cost and results of research, preclinical development, and clinical trials;

•	the costs, timing and outcome of seeking and obtaining FDA and non-U.S. regulatory approvals;

•	the costs associated with manufacturing our product candidates and establishing sales, marketing, and distribution capabilities;

•	our ability to maintain, expand, and defend the scope of our intellectual property portfolio, including the amount and timing of any payments we may be required to make in connection with the licensing, filing, defense and enforcement of any patents or other intellectual property rights;

•	the extent to which we acquire or in-license other products or technologies;

•	our need and ability to hire additional management, scientific, and medical personnel;

•	the effect of competing products that may limit market penetration of our product candidates;

•	the amount and timing of revenues, if any, we receive from commercial sales of any product candidates for which we receive marketing approval in the future;

•	our need to implement additional internal systems and infrastructure, including financial and reporting systems; and

•	the economic and other terms, timing of and success of our existing collaborations, and any collaboration, licensing, or other arrangements into which we may enter in the future, including the timing of achievement of milestones and receipt of any milestone or royalty payments under these agreements.

Until we can generate a sufficient amount of product revenue to finance our cash requirements, which we may never do, we expect to finance future cash needs primarily through a combination of public or private equity offerings, debt financings, strategic collaborations, and grant funding. If sufficient funds on acceptable terms are not available when needed, or at all, we could be forced to significantly reduce operating expenses and delay, scale back or eliminate one or more of our development programs or our business operations or even go bankrupt.

Raising additional capital may cause dilution to our shareholders, including purchasers of common shares in this offering, restrict our operations or require us to relinquish substantial rights.

Until such time, if ever, as we can generate substantial product revenue, we expect to finance our cash needs through a combination of equity offerings, debt financings, grants and license and development agreements in connection with any collaborations. We do not have any committed external source of funds. To the extent that we raise additional capital through the sale of equity or convertible debt securities, your ownership interest will be diluted, and the terms of these new securities may include liquidation or other preferences that adversely affect your rights as a holder of our common shares. Debt financing, if available at all, may involve agreements that include covenants limiting or restricting our ability to take specific actions such as incurring additional debt, making capital expenditures, or declaring dividends. If we raise additional funds through collaborations, strategic alliances, or licensing arrangements with third parties, we may have to relinquish valuable rights to our technologies, product candidates, or future revenue streams, or grant licenses on terms that are not favorable to us. We cannot assure you that we will be able to obtain additional funding if and when necessary. If we are unable to obtain adequate financing on a timely basis, we could be required to delay, scale back or eliminate one or more of our development programs or grant rights to develop and market product candidates that we would otherwise prefer to develop and market ourselves.

We have broad discretion in the use of the net proceeds from this offering and our cash on hand and may not use them effectively.

As of June 30, 2015, we had €66.3 million in cash and cash equivalents. Our management will have broad discretion in the use of such cash and cash equivalents and the proceeds from this offering and could spend them in ways that do not improve our results of operations or enhance the value of our common shares. The failure by our management to apply these funds effectively could result in financial losses that could have a material adverse effect on our business, cause the price of our common shares to decline and delay the development of our product candidates. Pending their use, we may invest our cash and cash equivalents in a manner that does not produce income or that loses value.

Our ability to use our net operating loss carry forwards and other tax attributes may be limited.

Our ability to utilize our net operating losses, or NOLs, is currently limited, and may be limited further, under Section 8c of the Körperschaftsteuergesetz (the German Corporation Income Tax Act) and Section 10c of the Gewerbesteuergesetz (the German Trade Tax Act). These limitations apply if a qualified ownership change, as defined by Section 8c of the Körperschaftsteuergesetz, occurs and no exemption is applicable. Generally, a qualified ownership change occurs if more than 25% of the share capital or the voting rights are directly or indirectly transferred to a shareholder or a group of shareholders within a period of 5 years. A qualified ownership change may also occur in case of an increase in capital leading to a respective change in the shareholding. In the case of such a qualified ownership change tax loss carry forwards, consisting of the NOLs in the same percentage as the ownership change, cannot be utilized. If the percentage of the ownership change exceeds 50%, tax loss carry forwards expire in full. To the extent that the tax loss carry forwards do not exceed hidden reserves taxable in Germany, they may be further utilized despite a qualified ownership change.

As of December 31, 2014, we had NOL carry forwards for German tax purposes of €72.6 million available. Future changes in share ownership may also trigger an ownership change and, consequently, a Section 8c Körperschaftsteuergesetz or a Section 10c Gewerbesteuergesetz limitation. Any limitation may result in the expiration of a portion or the complete tax operating loss carry forwards before they can be utilized. As a result, if we earn net taxable income, our ability to use our pre-change net operating loss carry forwards to reduce German income tax may be subject to limitations, which could potentially result in increased future cash tax liability to us.

Risks Related to Our Dependence on Third Parties

Our existing collaborations on research and development candidates are important to our business, and future collaborations may also be important to us. If we are unable to maintain any of these collaborations, if these collaborations are not successful or if we fail to enter into new strategic relationships, our business could be adversely affected.

We have entered into collaborations with other companies that we believe have provided us with valuable funding, including our collaboration through Amphivena and our collaboration with The Leukemia & Lymphoma Society. In the future, we may enter into additional collaborations to leverage our technology platforms, fund our research and development programs or to gain access to sales, marketing or distribution capabilities. Our existing collaborations, and any future collaborations we enter into, may pose a number of risks, including the following:

•	collaborators may have significant discretion in determining the efforts and resources that they will apply to these collaborations;

•	collaborators may not perform their obligations as expected;

•	collaborators may not pursue development and commercialization of any product candidates that achieve regulatory approval or may elect not to continue or renew development or commercialization programs based on clinical trial results, changes in the collaborators’ strategic focus or available funding, or external factors, such as an acquisition, that divert resources or create competing priorities;

•	collaborators may delay clinical trials, provide insufficient funding for a clinical trial program, stop a clinical trial or abandon a product candidate, repeat or conduct new clinical trials or require a new formulation of a product candidate for clinical testing;

•	collaborators could independently develop, or develop with third parties, products that compete directly or indirectly with our products or product candidates if the collaborators believe that competitive products are more likely to be successfully developed or can be commercialized under terms that are more economically attractive than ours;

•	product candidates discovered in collaboration with us may be viewed by our collaborators as competitive with their own product candidates or products, which may cause collaborators to cease to devote resources to the commercialization of our product candidates;

•	a collaborator with marketing and distribution rights to one or more of our product candidates that achieve regulatory approval may not commit sufficient resources to the marketing and distribution of such product or products;

•	disagreements with collaborators, including disagreements over proprietary rights, contract interpretation or the preferred course of development, might cause delays or termination of the research, development or commercialization of product candidates, might lead to additional responsibilities for us with respect to product candidates, or might result in litigation or arbitration, any of which would be time-consuming and expensive;

•	collaborators may not properly maintain or defend our intellectual property rights or may use our proprietary information in such a way as to invite litigation that could jeopardize or invalidate our intellectual property or proprietary information or expose us to potential litigation;

•	collaborators may infringe the intellectual property rights of third parties, which may expose us to litigation and potential liability; and

•	collaborations may be terminated for the convenience of the collaborator and, if terminated, we could be required to raise additional capital to pursue further development or commercialization of the applicable product candidates.

If our collaborations on research and development candidates do not result in the successful development and commercialization of products or if one of our collaborators terminates its agreement with us, we may not receive any future research funding or milestone or royalty payments under the collaboration. If we do not receive the funding we expect under these agreements, our development of our technology platforms and product candidates could be delayed and we may need additional resources to develop product candidates and our technology platforms. All of the risks relating to product development, regulatory approval and commercialization described in this prospectus supplement also apply to the activities of our program collaborators. Furthermore, Amphivena has entered into a warrant agreement with Janssen Biotech Inc. that gives Janssen the option to acquire Amphivena following IND acceptance by the FDA, upon predetermined terms, in exchange for payments under the warrant. If Janssen does not exercise its option to purchase Amphivena or terminates the warrant early, such action could be viewed as having negative implications for our business and prospects. Additionally, if Amphivena does not have enough funding to pay the license and development fees due to us under the license and development agreement, there is a risk that funding will not be available to continue the development of the program. If such lack of funding exists, we may never reach IND acceptance.

Additionally, subject to its contractual obligations to us, if one of our collaborators is involved in a business combination, the collaborator might deemphasize or terminate the development or commercialization of any product candidate licensed to it by us. If one of our collaborators terminates its agreement with us, we may find it more difficult to attract new collaborators.

For some of our product candidates, we may in the future determine to collaborate with additional pharmaceutical and biotechnology companies for development and potential commercialization of therapeutic products. We face significant competition in seeking appropriate collaborators. Our ability to reach a definitive agreement for a collaboration will depend, among other things, upon our assessment of the collaborator’s resources and expertise, the terms and conditions of the proposed collaboration and the proposed collaborator’s evaluation of a number of factors. These factors may include the design or results of clinical trials, the likelihood of approval by the FDA, the European Commission or similar regulatory authorities outside the United States, the potential market for the subject product candidate, the costs and complexities of manufacturing and delivering such product candidate to patients, the potential of competing products, the existence of uncertainty with respect to our ownership of technology, which can exist if there is a challenge to such ownership without regard to the merits of the challenge and industry and market conditions generally. The collaborator may also consider alternative product candidates or technologies for similar indications that may be available to collaborate on and whether such a collaboration could be more attractive than the one with us for our product candidate.

Collaborations are complex and time-consuming to negotiate and document. In addition, there have been a significant number of recent business combinations among large pharmaceutical companies that have resulted in a reduced number of potential future collaborators. If we are unable to reach agreements with suitable collaborators on a timely basis, on acceptable terms, or at all, we may have to curtail the development of a product candidate, reduce or delay one or more of our other development programs, delay its potential commercialization or reduce the scope of any sales or marketing activities, or increase our expenditures and undertake development or commercialization activities at our own expense. If we elect to fund and undertake development or commercialization activities on our own, we may need to obtain additional expertise and additional capital, which may not be available to us on acceptable terms or at all. If we fail to enter into collaborations and do not have sufficient funds or expertise to undertake the necessary development and commercialization activities, we may not be able to further develop our product candidates or bring them to market or continue to develop our technology platforms and our business may be materially and adversely affected.

We may also be restricted under existing collaboration agreements from entering into future agreements on certain terms with potential collaborators. Subject to certain specified exceptions, our collaboration with Amphivena contains restrictions on our engaging in activities that are the subject of the collaboration with third parties for specified periods of time.

Independent clinical investigators and CROs that we engage to conduct our clinical trials may not devote sufficient time or attention to our clinical trials or be able to repeat their past success.

We expect to continue to depend on independent clinical investigators and CROs to conduct our clinical trials. CROs may also assist us in the collection and analysis of data. There is a limited number of third-party service providers that specialize or have the expertise required to achieve our business objectives. Identifying, qualifying and managing performance of third-party service providers can be difficult, time consuming and cause delays in our development programs. These investigators and CROs will not be our employees and we will not be able to control, other than by contract, the amount of resources, including time, which they devote to our product candidates and clinical trials. In addition, certain of our clinical trials are sponsored by academic sites known as Investigator Sponsored Trials, or ISTs. By definition, the financing, design and conduct of the study is under the responsibility of the respective sponsor. Therefore, we have limited control over these studies and we do not have control over the timing and reporting of the data from these trials. The following studies are ISTs: AFM13 phase 2a in HL and AFM13 phase 1b/2a in CD30+ lymphoma as well as our planned academic phase 1b/2a clinical trial of AFM13 with Columbia University. If independent investigators or CROs fail to devote sufficient resources to the development of our product candidates, or if their performance is substandard, it may delay or compromise the prospects for approval and commercialization of any product candidates that we develop. In addition, the use of third-party service providers requires us to disclose our proprietary information to these parties, which could increase the risk that this information will be misappropriated. Further, the FDA and other regulatory authorities require that we comply with standards, commonly referred to as current Good Clinical Practice, or cGCP, for conducting, recording and reporting clinical trials to assure that data and reported results are credible and accurate and that the rights, integrity and confidentiality of trial subjects are protected. Failure of clinical investigators or CROs to meet their obligations to us or comply with cGCP procedures could adversely affect the clinical development of our product candidates and harm our business.

We contract with third parties for the manufacture of our product candidates for clinical testing and expect to continue to do so for commercialization. This reliance on third parties increases the risk that we will not have sufficient quantities of our product candidates or products or such quantities at an acceptable cost, which could delay, prevent or impair our development or commercialization efforts.

We anticipate continuing our engagement of contract manufacturing organizations to provide our clinical supply and internal capacity as we advance our product candidates into and through clinical development. We expect to use third parties for the manufacture of our product candidates for clinical testing, as well as for commercial manufacture. We plan eventually to enter into long-term supply agreements with several manufacturers for commercial supplies. We may be unable to reach agreement on satisfactory terms with contract manufacturers to manufacture our product candidates.

Additionally, the facilities to manufacture our product candidates must be the subject of a satisfactory inspection before the FDA, the EMA or other regulatory authorities approve a BLA or grant a marketing authorization for the product candidate manufactured at that facility. We will depend on these third-party manufacturing partners for compliance with the FDA’s and the EMA’s requirements for the manufacture of our finished products. If our manufacturers cannot successfully manufacture material that conforms to our specifications and the FDA, European Commission and other regulatory authorities’ cGMP requirements, our product candidates will not be approved or, if already approved, may be subject to recalls.

Reliance on third-party manufacturers entails risks to which we would not be subject if we manufactured the product candidates ourselves, including:

•	the possibility of a breach of the manufacturing agreements by the third parties because of factors beyond our control;

•	the possibility of termination or nonrenewal of the agreements by the third parties before we are able to arrange for a qualified replacement third-party manufacturer; and

•	the possibility that we may not be able to secure a manufacturer or manufacturing capacity in a timely manner and on satisfactory terms in order to meet our manufacturing needs.

Any of these factors could cause the delay of approval or commercialization of our product candidates, cause us to incur higher costs or prevent us from commercializing our product candidates successfully. Furthermore, if any of our product candidates are approved and contract manufacturers fail to deliver the required commercial quantities of finished product on a timely basis and at commercially reasonable prices, and we are unable to find one or more replacement manufacturers capable of production at a substantially equivalent cost, in substantially equivalent volumes and quality and on a timely basis, we would likely be unable to meet demand for our products and could lose potential revenue. It may take several years to establish an alternative source of supply for our product candidates and to have any such new source approved by the FDA, the EMA or any other relevant regulatory authorities.

Risks Related to Our Intellectual Property

If we are unable to obtain and enforce patent protection for our product candidates and related technology, our business could be materially harmed.

Issued patents may be challenged, narrowed, invalidated or circumvented. In addition, court decisions may introduce uncertainty in the enforceability or scope of patents owned by biotechnology companies. The legal systems of certain countries do not favor the aggressive enforcement of patents, and the laws of non-U.S. countries may not allow us to protect our inventions with patents to the same extent as the laws of the United States and Europe. Because patent applications in the United States, Europe and many other non-U.S. jurisdictions are typically not published until 18 months after filing, or in some cases not at all, and because publications of discoveries in scientific literature lag behind actual discoveries, we cannot be certain that we were the first to make the inventions claimed in our issued patents or pending patent applications, or that we were the first to file for protection of the inventions set forth in our patents or patent applications. As a result, we may not be able to obtain or maintain protection for certain inventions. Therefore, the enforceability and scope of our patents in the United States, Europe and in other non-U.S. countries cannot be predicted with certainty and, as a result, any patents that we own or license may not provide sufficient protection against competitors. We may not be able to obtain or maintain patent protection from our pending patent applications, from those we may file in the future, or from those we may license from third parties. Moreover, even if we are able to obtain patent protection, such patent protection may be of insufficient scope to achieve our business objectives.

We own and/or control our AFM13 patent portfolio, which includes three patent families. Our first patent family is issued and relates to the engineered antibody format, which is called TandAb, and the methods of making or using such bispecific, tetravalent domain antibodies. This patent family will expire in 2019. The second patent family on AFM13 consists of European patents relating to the use of the specific target combination for the treatment of cancer using a bispecific molecule and will expire in 2020. Our third patent family relates to the mode of action of AFM13, the recruitment of immune effector cells via a specific receptor. This patent will expire in 2026. We also own and/or control our AFM11 patent portfolio, which includes issued patents and pending patent applications. As in the case of AFM13, our issued patent relates to the engineered antibody format and will expire in 2019. The pending patent application family claims a new TandAb structure which was specifically used in AFM11. If issued, this patent will expire in 2030.

Our strategy depends on our ability to identify and seek patent protection for our discoveries. This process is expensive and time consuming, and we may not be able to file and prosecute all necessary or desirable patent applications at a reasonable cost or in a timely manner or in all jurisdictions where protection may be commercially advantageous, or we may financially not be able to protect our proprietary rights at all. Despite our efforts to protect our proprietary rights, unauthorized parties may be able to obtain and use information that we regard as proprietary. The issuance of a patent does not ensure that it is valid or enforceable, so even if we obtain patents, they may not be valid or enforceable against third parties. In addition, the issuance of a patent does not give us the right to practice the patented invention. Third parties may have blocking patents that could prevent us from marketing our own patented product and practicing our own patented technology. Third parties may also seek to market biosimilar versions of any approved products. Alternatively, third parties may seek approval to market their own products similar to or otherwise competitive with our products. In these circumstances, we may need to defend and/or assert our patents, including by filing lawsuits alleging patent infringement. In any of these types of proceedings, a court or agency with jurisdiction may find our patents invalid and/or unenforceable. Even if we have valid and enforceable patents, these patents still may not provide protection against competing products or processes sufficient to achieve our business objectives.

The patent position of pharmaceutical or biotechnology companies, including ours, is generally uncertain and involves complex legal and factual considerations for which legal principles remain unsolved. The standards which the United States Patent and Trademark Office, or USPTO, and its non-U.S. counterparts use to grant patents are not always applied predictably or uniformly and can change. There is also no uniform, worldwide policy regarding the subject matter and scope of claims granted or allowable in pharmaceutical or biotechnology patents. The laws of some non-U.S. countries do not protect proprietary information to the same extent as the laws of the United States, and many companies have encountered significant problems and costs in protecting their proprietary information in these non-U.S. countries. Outside the United States, patent protection must be sought in individual jurisdictions, further adding to the cost and uncertainty of obtaining adequate patent protection outside of the United States. Accordingly, we cannot predict whether additional patents protecting our technology will issue in the United States or in non-U.S. jurisdictions, or whether any patents that do issue will have claims of adequate scope to provide competitive advantage. Moreover, we cannot predict whether third parties will be able to successfully obtain claims or the breadth of such claims. The allowance of broader claims may increase the incidence and cost of patent interference proceedings, opposition proceedings, and/or reexamination proceedings, the risk of infringement litigation, and the vulnerability of the claims to challenge. On the other hand, the allowance of narrower claims does not eliminate the potential for adversarial proceedings, and may fail to provide a competitive advantage. Our issued patents may not contain claims sufficiently broad to protect us against third parties with similar technologies or products, or provide us with any competitive advantage.

We may become involved in lawsuits to protect or enforce our patents, which could be expensive, time consuming and unsuccessful.

Even after they have issued, our patents and any patents which we license may be challenged, narrowed, invalidated or circumvented. If our patents are invalidated or otherwise limited or will expire prior to the commercialization of our product candidates, other companies may be better able to develop products that compete with ours, which could adversely affect our competitive business position, business prospects and financial condition.

The following are examples of litigation and other adversarial proceedings or disputes that we could become a party to involving our patents or patents licensed to us:

•	we or our collaborators may initiate litigation or other proceedings against third parties to enforce our patent rights;

•	third parties may initiate litigation or other proceedings seeking to invalidate patents owned by or licensed to us or to obtain a declaratory judgment that their product or technology does not infringe our patents or patents licensed to us;

•	third parties may initiate opposition or reexamination proceedings challenging the validity or scope of our patent rights, requiring us or our collaborators and/or licensors to participate in such proceedings to defend the validity and scope of our patents;

•	there may be a challenge or dispute regarding inventorship or ownership of patents currently identified as being owned by or licensed to us;

•	the U.S. Patent and Trademark Office may initiate an interference between patents or patent applications owned by or licensed to us and those of our competitors, requiring us or our collaborators and/or licensors to participate in an interference proceeding to determine the priority of invention, which could jeopardize our patent rights; or

•	third parties may seek approval to market biosimilar versions of our future approved products prior to expiration of relevant patents owned by or licensed to us, requiring us to defend our patents, including by filing lawsuits alleging patent infringement.

These lawsuits and proceedings would be costly and could affect our results of operations and divert the attention of our managerial and scientific personnel. There is a risk that a court or administrative body would decide that our patents are invalid or not infringed by a third party’s activities, or that the scope of certain issued claims must be further limited. An adverse outcome in a litigation or proceeding involving our own patents could limit our ability to assert our patents against these or other competitors, affect our ability to receive royalties or other licensing consideration from our licensees, and may curtail or preclude our ability to exclude third parties from making, using and selling similar or competitive products. Any of these occurrences could adversely affect our competitive business position, business prospects and financial condition.

The degree of future protection for our proprietary rights is uncertain because legal means afford only limited protection and may not adequately protect our rights or permit us to gain or keep our competitive advantage. For example:

•	others may be able to develop a platform that is similar to, or better than, ours in a way that is not covered by the claims of our patents;

•	others may be able to make compounds that are similar to our product candidates but that are not covered by the claims of our patents;

•	we might not have been the first to make the inventions covered by patents or pending patent applications;

•	we might not have been the first to file patent applications for these inventions;

•	any patents that we obtain may not provide us with any competitive advantages or may ultimately be found invalid or unenforceable; or

•	we may not develop additional proprietary technologies that are patentable.

Our commercial success depends significantly on our ability to operate without infringing the patents and other proprietary rights of third parties.

Our success will depend in part on our ability to operate without infringing the proprietary rights of third parties. Other entities may have or obtain patents or proprietary rights that could limit our ability to make, use, sell, offer for sale or import our future approved products or impair our competitive position.

Patents could be issued to third parties that we may ultimately be found to infringe. Third parties may have or obtain valid and enforceable patents or proprietary rights that could block us from developing product candidates using our technology. Our failure to obtain a license to any technology that we require may materially harm our business, financial condition and results of operations. Moreover, our failure to maintain a license to any technology that we require may also materially harm our business, financial condition, and results of operations. Furthermore, we would be exposed to a threat of litigation.

In the pharmaceutical industry, significant litigation and other proceedings regarding patents, patent applications, trademarks and other intellectual property rights have become commonplace. The types of situations in which we may become a party to such litigation or proceedings include:

•	we or our collaborators may initiate litigation or other proceedings against third parties seeking to invalidate the patents held by those third parties or to obtain a judgment that our products or processes do not infringe those third parties’ patents;

•	if our competitors file patent applications that claim technology also claimed by us or our licensors, we or our licensors may be required to participate in interference or opposition proceedings to determine the priority of invention, which could jeopardize our patent rights and potentially provide a third party with a dominant patent position;

•	if third parties initiate litigation claiming that our processes or products infringe their patent or other intellectual property rights, we and our collaborators will need to defend against such proceedings; and

•	if a license to necessary technology is terminated, the licensor may initiate litigation claiming that our processes or products infringe or misappropriate their patent or other intellectual property rights and/or that we breached our obligations under the license agreement, and we and our collaborators would need to defend against such proceedings.

These lawsuits would be costly and could affect our results of operations and divert the attention of our management and scientific personnel. There is a risk that a court would decide that we or our collaborators are infringing the third party’s patents and would order us or our collaborators to stop the activities covered by the patents. In that event, we or our collaborators may not have a viable alternative to the technology protected by the patent and may need to halt work on the affected product candidate or cease commercialization of an approved product. In addition, there is a risk that a court will order us or our collaborators to pay the other party damages. An adverse outcome in any litigation or other proceeding could subject us to significant liabilities to third parties and require us to cease using the technology that is at issue or to license the technology from third parties. We may not be able to obtain any required licenses on commercially acceptable terms or at all. Any of these outcomes could have a material adverse effect on our business.

The pharmaceutical and biotechnology industries have produced a significant number of patents, and it may not always be clear to industry participants, including us, which patents cover various types of products or methods of use. The coverage of patents is subject to interpretation by the courts, and the interpretation is not always uniform or predictable. If we are sued for patent infringement, we would need to demonstrate that our products or methods either do not infringe the patent claims of the relevant patent or that the patent claims are invalid, and we may not be able to do this. Proving invalidity is difficult. For example, in the United States, proving invalidity requires a showing of clear and convincing evidence to overcome the presumption of validity enjoyed by issued patents. Even if we are successful in these proceedings, we may incur substantial costs and divert management’s time and attention in pursuing these proceedings, which could have a material adverse effect on us. If we are unable to avoid infringing the patent rights of others, we may be required to seek a license, defend an infringement action or challenge the validity of the patents in court. Patent litigation is costly and time consuming. We may not have sufficient resources to bring these actions to a successful conclusion. In addition, if we do not obtain a license, develop or obtain non-infringing technology, fail to defend an infringement action successfully or have infringed patents declared invalid, we may incur substantial monetary damages, encounter significant delays in bringing our product candidates to market and be precluded from manufacturing or selling our product candidates.

The cost of any patent litigation or other proceeding, even if resolved in our favor, could be substantial. Some of our competitors may be able to sustain the cost of such litigation and proceedings more effectively than we can because of their substantially greater resources. Uncertainties resulting from the initiation and continuation of patent litigation or other proceedings could have a material adverse effect on our ability to compete in the marketplace. Patent litigation and other proceedings may also absorb significant management time.

If our trademarks and trade names are not adequately protected, then we may not be able to build name recognition in our markets of interest and our business may be adversely affected.

Our registered or unregistered trademarks or trade names may be challenged, infringed, circumvented or declared generic or determined to be infringing on other marks. We may not be able to protect our rights to these trademarks and trade names, which we need to build name recognition by potential partners or customers in our markets of interest. Over the long term, if we are unable to establish name recognition based on our trademarks and trade names, then we may not be able to compete effectively and our business may be adversely affected.

The patent protection and patent prosecution for some of our product candidates is dependent on third parties.

While we normally seek to obtain the right to control prosecution, maintenance and enforcement of the patents relating to our product candidates, there may be times when the filing and prosecution activities for patents relating to our product candidates are controlled by our licensors. This is the case under the terms of our license agreements with DKFZ and Xoma, where DKFZ and Xoma are entirely responsible for the prosecution, protection and maintenance of the licensed patents and patent applications. Neither DKFZ nor Xoma has any obligation to provide us any information with respect to such prosecution and we will not have access to any patent prosecution or maintenance information that is not publicly available. Although we monitor DKFZ’s and Xoma’s ongoing prosecution and maintenance of the licensed patents, if DKFZ, Xoma or any of our future licensing partners fail to prosecute, maintain and enforce such patents and patent applications in a manner consistent with the best interests of our business, including by payment of all applicable fees for patents covering AFM13, AFM11 or any of our product candidates, we could lose our rights to the intellectual property or our exclusivity with respect to those rights, our ability to develop and commercialize those product candidates may be adversely affected and we may not be able to prevent competitors from making, using, and selling competing products.

Our business may be adversely affected if we are unable to gain access to relevant intellectual property rights of third parties, or if our licensing partners terminate our rights in certain technologies that are licensed or sublicensed to us.

We currently rely, and may in the future rely, on certain intellectual property rights licensed from third parties in order to be able to use various proprietary technologies that are material to our business. For example, our TandAb technology was developed under certain patents licensed exclusively to us by DKFZ under a 2001 license agreement which was subsequently amended in 2006. Additionally, an antibody generated in the development of our TandAb candidates was developed using antibody phage display technologies licensed to us by Xoma. In each of these cases, the licensor retains their full ownership interest with respect to the licensed patent rights, and our rights to use the technologies associated with those patents and to employ the inventions claimed in the licensed patent rights are subject to the continuation of and our compliance with the terms of those licenses.

In some cases, we do not control the prosecution, maintenance or filing of the patents to which we hold licenses, and the enforcement of our licensed patents or defense of any claims asserting the invalidity of these patents is subject to the control or cooperation of our licensors. For example, DKFZ retains responsibility for the prosecution and maintenance of its patent rights licensed under the terms of its agreement with us, and Xoma retains the right, at its sole discretion, to enforce, maintain and otherwise protect its patent rights licensed to us pursuant to our 2006 license agreement with Xoma. We cannot be certain that our licensors will prosecute, maintain, enforce and defend the licensed patent rights in a manner consistent with the best interests of our business. We also cannot be certain that drafting or prosecution of the licensed patents by our licensors have been conducted in compliance with applicable laws and regulations and will result in valid and enforceable patents and other intellectual property rights.

We are a party to a number of agreements, including license agreements, through which we have gained rights to certain intellectual property that relate to our business and we expect to enter into additional such agreements in the future. Our existing agreements impose, and we expect that future agreements will impose, various diligence, commercialization, milestone payment, royalty, and other obligations on us. Certain of our licenses, including each of our licenses with DKFZ and Xoma, contain provisions that allow the licensor to terminate the license upon the occurrence of specific events or conditions. For example, our rights under each of the licenses described above are subject to our continued compliance with the terms of the licenses, certain diligence and development obligations, the payment of royalties, milestone payments and other fees, and certain disclosure and confidentiality obligations. If we are found to be in breach of any of our license agreements, in certain circumstances our licensors may take action against us, including by terminating the applicable license. Because of the complexity of our product candidates and the patents we have licensed, determining the scope of the licenses and related obligations may be difficult and could lead to disputes between us and the licensor. An unfavorable resolution of such a dispute could lead to an increase in the royalties payable pursuant to the license or a termination of the license. If any of our licensors were to terminate our license agreement with them, we may be prevented from the continued use of certain technologies, including our rights to the TandAb, Flexibody and antibody phage display technologies, in clinical trials or, if our products are approved for marketing, from using such technologies in the manufacturing of products that could be sold commercially. This could delay or prevent us from offering our product candidates. We might not have the necessary rights or the financial resources to develop, manufacture or market our current or future product candidates without the rights granted under these licenses, and the loss of sales or potential sales in such product candidates could have a material adverse effect on our business, financial condition, results of operations and prospects.

Under certain of our agreements, our licensors have the right to convert an exclusive license to a non-exclusive license upon the expiration of the initial exclusivity period or upon the occurrence of certain events. Such a conversion would potentially allow third parties to practice the technologies licensed under the agreement, and could materially adversely affect the value of the product candidate we are developing under the agreement. In addition to the above risks, certain of our intellectual property rights are sublicenses under intellectual property owned by third parties. The actions of our licensors may therefore affect our rights to use our sublicensed intellectual property, even if we are in compliance with all of the obligations under our license agreements.

We may not be successful in obtaining or maintaining necessary rights to our product candidates through acquisitions and in-licenses.

We currently have rights to the intellectual property, through licenses from third parties and under patents that we own, to develop our product candidates. Because our programs may require the use of proprietary rights held by third parties, the growth of our business will likely depend in part on our ability to acquire, in-license, maintain or use these proprietary rights. In addition, our product candidates may require specific formulations to work effectively and efficiently and the rights to these formulations may be held by others. We may be unable to acquire or in-license any compositions, methods of use, processes, or other third-party intellectual property rights from third parties that we identify as necessary for our product candidates. The licensing and acquisition of third-party intellectual property rights is a competitive area, and a number of more established companies are also pursuing strategies to license or acquire third-party intellectual property rights that we may consider attractive. These established companies may have a competitive advantage over us due to their size, cash resources, and greater clinical development and commercialization capabilities.

For example, we sometimes collaborate with U.S. and non-U.S. academic institutions to accelerate our preclinical research or development under written agreements with these institutions. Typically, these institutions provide us with an option to negotiate a license to any of the institution’s rights in technology resulting from the collaboration. Regardless of such option, we may be unable to negotiate a license within the specified timeframe or under terms that are acceptable to us. If we are unable to do so, the institution may offer the intellectual property rights to other parties, potentially blocking our ability to pursue our applicable product candidate or program.

In addition, companies that perceive us to be a competitor may be unwilling to assign or license rights to us. We also may be unable to license or acquire third-party intellectual property rights on terms that would allow us to make an appropriate return on our investment. If we are unable to successfully obtain a license to third-party intellectual property rights necessary for the development of a product candidate or program, we may have to abandon development of that product candidate or program and our business and financial condition could suffer.

If we are unable to protect the confidentiality of our proprietary information, the value of our technology and products could be adversely affected.

In addition to patent protection, we also rely on other proprietary rights, including protection of trade secrets, and other proprietary information. To maintain the confidentiality of trade secrets and proprietary information, we enter into confidentiality agreements with our employees, consultants, collaborators and others upon the commencement of their relationships with us. These agreements require that all confidential information developed by the individual or made known to the individual by us during the course of the individual’s relationship with us be kept confidential and not disclosed to third parties. Our agreements with employees and our personnel policies also provide that any inventions conceived by the individual in the course of rendering services to us shall be our exclusive property. However, we may not obtain these agreements in all circumstances, and individuals with whom we have these agreements may not comply with their terms. Thus, despite such agreement, such inventions may become assigned to third parties. In the event of unauthorized use or disclosure of our trade secrets or proprietary information, these agreements, even if obtained, may not provide meaningful protection, particularly for our trade secrets or other confidential information. To the extent that our employees, consultants or contractors use technology or know-how owned by third parties in their work for us, disputes may arise between us and those third parties as to the rights in related inventions. To the extent that an individual who is not obligated to assign rights in intellectual property to us is rightfully an inventor of intellectual property, we may need to obtain an assignment or a license to that intellectual property from that individual, or a third party or from that individual’s assignee. Such assignment or license may not be available on commercially reasonable terms or at all.

Adequate remedies may not exist in the event of unauthorized use or disclosure of our proprietary information. The disclosure of our trade secrets would impair our competitive position and may materially harm our business, financial condition and results of operations. Costly and time consuming litigation could be necessary to enforce and determine the scope of our proprietary rights, and failure to maintain trade secret protection could adversely affect our competitive business position. In addition, others may independently discover or develop our trade secrets and proprietary information, and the existence of our own trade secrets affords no protection against such independent discovery.

As is common in the biotechnology and pharmaceutical industries, we employ individuals who were previously or concurrently employed at research institutions and/or other biotechnology or pharmaceutical companies, including our competitors or potential competitors. We may be subject to claims that these employees, or we, have inadvertently or otherwise used or disclosed trade secrets or other proprietary information of their former employers, or that patents and applications we have filed to protect inventions of these employees, even those related to one or more of our product candidates, are rightfully owned by their former or concurrent employer. Litigation may be necessary to defend against these claims. Even if we are successful in defending against these claims, litigation could result in substantial costs and be a distraction to management.

Obtaining and maintaining our patent protection depends on compliance with various procedural, documentary, fee payment and other requirements imposed by governmental patent agencies, and our patent protection could be reduced or eliminated for non-compliance with these requirements.

Periodic maintenance fees, renewal fees, annuity fees and various other governmental fees on patents and/or applications will be due to the USPTO and various non-U.S. patent offices at various points over the lifetime of our patents and/or applications. We have systems in place to remind us to pay these fees, and we rely on our outside counsel to pay these fees when due. Additionally, the USPTO and various non-U.S. patent offices require compliance with a number of procedural, documentary, fee payment and other similar provisions during the patent application process. We employ reputable law firms and other professionals to help us comply, and in many cases, an inadvertent lapse can be cured by payment of a late fee or by other means in accordance with rules applicable to the particular jurisdiction. However, there are situations in which noncompliance can result in abandonment or lapse of the patent or patent application, resulting in partial or complete loss of patent rights in the relevant jurisdiction. If such an event were to occur, it could have a material adverse effect on our business. In addition, we are responsible for the payment of patent fees for patent rights that we have licensed from other parties. If any licensor of these patents does not itself elect to make these payments, and we fail to do so, we may be liable to the licensor for any costs and consequences of any resulting loss of patent rights.

We may not be able to protect our intellectual property rights throughout the world.

Filing, prosecuting, and defending patents on product candidates in all countries throughout the world would be prohibitively expensive, and our intellectual property rights in some countries outside the United States can be less extensive than those in the United States and Europe. In addition, the laws of some countries outside the United States and Europe, such as China, do not protect intellectual property rights to the same extent as federal and state laws in the United States and laws in Europe. Consequently, we may not be able to prevent third parties from practicing our inventions in all countries outside the United States and Europe, or from selling or importing products made using our inventions in and into the United States, Europe or other jurisdictions. As part of ordinary course prosecution and maintenance activities, we determine whether and in which countries to seek patent protection outside the United States and Europe. This also applies to patents we have acquired or in-licensed from third parties. In some cases this means that we, or our predecessors in interest or licensors of patents within our portfolio, have sought patent protection in a limited number of countries for patents covering our product candidates. Competitors may use our technologies in jurisdictions where we have not obtained or are unable to adequately enforce patent protection to develop their own products and further, may export otherwise infringing products to territories where we have patent protection, but enforcement is not as strong as that in the United States and Europe. These products may compete with our products and our patents or other intellectual property rights may not be effective or sufficient to prevent them from competing.

Many companies have encountered significant problems in protecting and defending intellectual property rights in jurisdictions outside the United States and Europe. The legal systems of certain countries, particularly certain developing countries, do not favor the enforcement of patents, trade secrets, and other intellectual property protection, particularly those relating to biotechnology products, which could make it difficult for us to stop the infringement of our patents, the reproduction of our manufacturing or other know-how or marketing of competing products in violation of our proprietary rights generally. Proceedings to enforce our patent rights in jurisdictions outside the United States and Europe, whether or not successful, could result in substantial costs and divert our efforts and attention from other aspects of our business, could put our patents at risk of being invalidated or interpreted narrowly and our patent applications at risk of not issuing and could provoke third parties to assert claims against us. We may not prevail in any lawsuits that we initiate and the damages or other remedies awarded, if any, may not be commercially meaningful. Accordingly, our efforts to enforce our intellectual property rights around the world may be inadequate to obtain a significant commercial advantage from the intellectual property that we develop or license.

Certain of our employees and patents are subject to German law.

Approximately 40 of our personnel, including our managing directors, work in Germany and are subject to German employment law. Ideas, developments, discoveries and inventions made by such employees are subject to the provisions of the German Act on Employees’ Inventions (Gesetz über Arbeitnehmererfindungen), which regulates the ownership of, and compensation for, inventions made by employees. We face the risk that disputes may occur between us and our employees or ex-employees pertaining to the sufficiency of compensation paid by us, allocation of rights to inventions under this act or alleged non-adherence to the provisions of this act, any of which may be costly to resolve and take up our management’s time and efforts whether we prevail or fail in such dispute. In addition, under the German Act on Employees’ Inventions, certain employees retain rights to patents they invented or co-invented prior to 2009. While we believe that all of our German employee inventors have subsequently assigned to us their interest in patents they invented or co-invented, there is a risk that the compensation we provided to them may be deemed to be insufficient, and we may be required under German law to increase the compensation due to such employees for the use of the patents. If we are required to pay additional compensation or face other disputes under the German Act on Employees’ Inventions, our results of operations could be adversely affected.

If we do not obtain protection under the Hatch-Waxman Amendments and similar non-U.S. legislation for extending the term of patents covering each of our product candidates, our business may be materially harmed.

Depending upon the timing, duration and conditions of FDA marketing approval of our product candidates, one or more of our U.S. patents may be eligible for limited patent term extension under the Drug Price Competition and Patent Term Restoration Act of 1984, referred to as the Hatch-Waxman Amendments and similar legislation in the EU. The Hatch-Waxman Amendments permit a patent term extension of up to five years for a patent covering an approved product as compensation for effective patent term lost during product development and the FDA regulatory review process. However, we may not receive an extension if we fail to apply within applicable deadlines, fail to apply prior to expiration of relevant patents or otherwise fail to satisfy applicable requirements. Moreover, the length of the extension could be less than we request. If we are unable to obtain patent term extension or the term of any such extension is less than we request, the period during which we can enforce our patent rights for that product will be shortened and our competitors may obtain approval to market competing products sooner. As a result, our revenue from applicable products could be reduced, possibly materially.

Our information technology systems could face serious disruptions that could adversely affect our business.

Our information technology and other internal infrastructure systems, including corporate firewalls, servers, leased lines and connection to the Internet, face the risk of systemic failure that could disrupt our operations. A significant disruption in the availability of our information technology and other internal infrastructure systems could cause interruptions in our collaborations with our partners and delays in our research and development work.

Risks Related to Legal Compliance Matters

Because we and our suppliers are subject to environmental, health and safety laws and regulations, we may become exposed to liability and substantial expenses in connection with environmental compliance or remediation activities which may adversely affect our business and financial condition.

Our operations, including our research, development, testing and manufacturing activities, are subject to numerous environmental, health and safety laws and regulations. These laws and regulations govern, among other things, the controlled use, handling, release and disposal of, and the maintenance of a registry for, hazardous materials and biological materials, such as chemical solvents, human cells, carcinogenic compounds, mutagenic compounds and compounds that have a toxic effect on reproduction, laboratory procedures and exposure to blood-borne pathogens. If we fail to comply with such laws and regulations, we could be subject to fines or other sanctions.

As with other companies engaged in activities similar to ours, we face a risk of environmental liability inherent in our current and historical activities, including liability relating to releases of or exposure to hazardous or biological materials. Environmental, health and safety laws and regulations are becoming more stringent. We may be required to incur substantial expenses in connection with future environmental compliance or remediation activities, in which case, our production and development efforts may be interrupted or delayed and our financial condition and results of operations may be materially adversely affected.

The third parties with whom we contract to manufacture our product candidates are also subject to these and other environmental, health and safety laws and regulations. Liabilities they incur pursuant to these laws and regulations could result in significant costs or in certain circumstances, an interruption in operations, any of which could adversely impact our business and financial condition if we are unable to find an alternate supplier in a timely manner.

Our employees may engage in misconduct or other improper activities, including noncompliance with regulatory standards and requirements and insider trading.

We are exposed to the risk of employee fraud or other misconduct. Misconduct by employees could include intentional failures to comply with FDA or EMA regulations, to provide accurate information to the FDA or the EMA or intentional failures to report financial information or data accurately or to disclose unauthorized activities to us. Employee misconduct could also involve the improper use of information obtained in the course of clinical trials, which could result in regulatory sanctions and serious harm to our reputation. We have adopted a code of conduct, but it is not always possible to identify and deter employee misconduct, and the precautions we take to detect and prevent this activity may not be effective in controlling unknown or unmanaged risks or losses or in protecting us from governmental investigations or other actions or lawsuits stemming from a failure to comply with these laws or regulations. If any such actions are instituted against us, and we are not successful in defending ourselves or asserting our rights, those actions could have a significant impact on our business, including the imposition of significant fines or other sanctions.

Risks Relating to Employee Matters and Managing Growth

Our future success depends on our ability to retain key executives and to attract, retain and motivate qualified personnel.

We are highly dependent on the research and development, clinical and business development expertise of our managing directors and other key employees. We have entered into multi-year executive agreements with our managing directors. If any of our managing directors or other key employees becomes unavailable to perform services for us, we may not be able to find a qualified replacement in a timely fashion, which could impede the achievement of our research, development and commercialization objectives and seriously harm our ability to successfully implement our business strategy. The contracts with the three managing directors run until the end of the general meeting in 2017. We do not maintain any key man insurance for our managing directors at this time.

Recruiting and retaining qualified scientific, clinical, manufacturing and sales and marketing personnel will also be critical to our success. In addition, we will need to expand and effectively manage our managerial, operational, financial, development and other resources in order to successfully pursue our research, development and commercialization efforts for our existing and future product candidates. Furthermore, replacing managing directors and key employees may be difficult and may take an extended period of time because of the limited number of individuals in our industry with the breadth of skills and experience required to successfully develop, gain regulatory approval of and commercialize products. Competition to hire from this limited pool is intense, and we may be unable to hire, train, retain or motivate these key personnel on acceptable terms given the competition among numerous pharmaceutical and biotechnology companies for similar personnel. We also experience competition for the hiring of scientific and clinical personnel from universities and research institutions. In addition, we rely on consultants and advisors, including scientific and clinical advisors, to assist us in formulating our research and development and commercialization strategy. Our consultants and advisors may be employed by employers other than us and may have commitments under consulting or advisory contracts with other entities that may limit their availability to us. If we are unable to continue to attract and retain high quality personnel, our ability to pursue our growth strategy will be limited.

We will need to grow our organization, specifically to expand our development, and regulatory capabilities, and we may experience difficulties in managing this growth, which could disrupt our operations.

We have 63 personnel (57 full time equivalents), including those of our subsidiaries. As our development and commercialization plans and strategies develop, we expect to expand our employee base for development, regulatory, managerial, operational, sales, marketing, financial and other resources. Future growth would impose significant added responsibilities on members of management, including the need to identify, recruit, maintain, motivate and integrate additional employees. Also, our management may need to divert a disproportionate amount of their attention away from our day-to-day activities and devote a substantial amount of time to managing these growth activities. We may not be able to effectively manage the expansion of our operations which may result in weaknesses in our infrastructure, give rise to operational errors, loss of business opportunities, loss of employees and reduced productivity among remaining employees. Our expected growth could require significant capital expenditures and may divert financial resources from other projects, such as the development of existing and additional product candidates. If our management is unable to effectively manage our expected growth, our expenses may increase more than expected, our ability to generate and/or grow revenue could be reduced and we may not be able to implement our business strategy. Our future financial performance and our ability to commercialize our product candidates and compete effectively with others in our industry will depend, in part, on our ability to effectively manage any future growth.

Risks Related to Our Common Shares and this Offering

Our share price has been and may in the future be volatile, which could cause holders of our common shares to incur substantial losses.

You should consider an investment in our common shares as risky and invest only if you can withstand a significant loss and wide fluctuations in the market value of your investment. You may be unable to sell your common shares at or above the public offering price due to fluctuations in the market price of our common shares arising from changes in our operating performance or prospects. Our share price has been and in the future may be subject to substantial price volatility. In addition, the stock market has recently experienced significant volatility, particularly with respect to pharmaceutical, biotechnology, and other life sciences company stocks. The volatility of pharmaceutical, biotechnology and other life sciences company stocks often does not relate to the operating performance of the companies represented by the stock. Some of the factors that may cause the market price of our common shares to fluctuate or decrease below the price paid in this offering include:

•	results and timing of our clinical trials and clinical trials of our competitors’ products;

•	failure or discontinuation of any of our development programs;

•	issues in manufacturing our product candidates or future approved products;

•	regulatory developments or enforcement in the United States and non-U.S. countries with respect to our product candidates or our competitors’ products;

•	failure to achieve pricing and/or reimbursement;

•	competition from existing products or new products that may emerge;

•	developments or disputes concerning patents or other proprietary rights;

•	introduction of technological innovations or new commercial products by us or our competitors;

•	announcements by us, our collaborators or our competitors of significant acquisitions, strategic partnerships, joint ventures, collaborations or capital commitments;

•	changes in estimates or recommendations by securities analysts, if any cover our common shares;

•	fluctuations in the valuation of companies perceived by investors to be comparable to us;

•	public concern over our product candidates or any future approved products;

•	litigation;

•	future sales of our common shares;

•	share price and volume fluctuations attributable to inconsistent trading volume levels of our shares;

•	additions or departures of key personnel;

•	changes in the structure of health care payment systems in the United States or overseas;

•	failure of any of our product candidates, if approved, to achieve commercial success;

•	economic and other external factors or other disasters or crises;

•	period-to-period fluctuations in our financial condition and results of operations, including the timing of receipt of any milestone or other payments under commercialization or licensing agreements;

•	general market conditions and market conditions for biopharmaceutical stocks; and

•	overall fluctuations in U.S. equity markets.

In addition, in the past, when the market price of a stock has been volatile, holders of that stock have instituted securities class action litigation against the company that issued the stock. If any of our shareholders brought a lawsuit against us, we could incur substantial costs defending the lawsuit and divert the time and attention of our management, which could seriously harm our business.

Certain of our shareholders own a majority of our common shares and as a result will be able to exercise significant control over us, and your interests may conflict with the interests of our existing shareholders.

After this offering, a small number of shareholders, together with our supervisory directors and managing directors, may continue to own more than a majority of our outstanding common shares. Depending on the level of attendance at our general meetings of shareholders, these shareholders as a group may be in a position to determine the outcome of decisions taken at any such general meeting. Any shareholder or group of shareholders controlling more than 50% of the capital present or represented by independent proxy and voting at our general meetings of shareholders may control any shareholder resolution requiring a simple majority, including the election of our managing directors and supervisory directors, certain decisions relating to our capital structure, the approval of certain significant corporate transactions and amendments to our Articles of Association. To the extent that the interests of these shareholders may differ from the interests of our other shareholders, the latter may be disadvantaged by any action that these shareholders may seek to pursue. Among other consequences, this concentration of ownership may have the effect of delaying or preventing a change in control and might therefore negatively affect the market price of our common shares.

Future sales, or the possibility of future sales, of a substantial number of our common shares could adversely affect the price of the shares and dilute shareholders.

Future sales of a substantial number of our common shares, or the perception that such sales will occur, could cause a decline in the market price of our common shares. As of the date of this prospectus supplement, we have outstanding 29,934,168 common shares. This does not include the shares that we are selling in this offering, which may be resold in the public market immediately without restriction, unless purchased by our affiliates. If our existing shareholders sell substantial amounts of common shares in the public market, or the market perceives that such sales may occur, the market price of our common shares and our ability to raise capital through an issue of equity securities in the future could be adversely affected. 9,660,066 common shares held by certain shareholders have been included within the registration statement of which this prospectus supplement forms a part.

In addition, we have registered on a Form S-8 registration statement all common shares that we may issue under our equity compensation plans. As a result, these shares can be freely sold in the public market upon issuance, subject to volume limitations applicable to affiliates.

If you purchase common shares in this offering, you will suffer immediate dilution of your investment.

The offering price per common share in this offering may exceed the net tangible book value per common share outstanding prior to this offering. Therefore, if you purchase common shares in this offering, you may pay a price per common share that exceeds our as adjusted net tangible book value per common share after this offering. To the extent outstanding options or warrants are exercised, you will incur further dilution. Assuming that an aggregate of 8,278,145 of our common shares are sold at a price of $6.04 per share pursuant to this prospectus supplement, which was the last reported sale price of our common shares on the Nasdaq Global Market on September 29, 2015, for aggregate gross proceeds of $50,000,000, after deducting commissions and estimated aggregate offering expenses payable by us, you would experience immediate dilution of $3.01 per common share, representing the difference between our as adjusted net tangible book value per share as of June 30, 2015, after giving effect to this offering and the assumed offering price. In addition, purchasers of common shares in this offering will have contributed approximately 23% of the aggregate price paid by all purchasers of our common shares but will own only approximately 22% of our common shares outstanding after this offering, assuming that an aggregate of 8,278,145 of our common shares are sold at a price of $6.04 per share pursuant to this prospectus supplement, which was the last reported sale price of our common shares on the Nasdaq Global Market on September 29, 2015, for aggregate gross proceeds of $50,000,000. See “Dilution.”

We are a foreign private issuer and, as a result, we are not subject to U.S. proxy rules and are subject to Exchange Act reporting obligations that, to some extent, are more lenient and less frequent than those of a U.S. domestic public company.

We report under the Securities Exchange Act of 1934, as amended, or the Exchange Act, as a non-U.S. company with foreign private issuer status. Because we qualify as a foreign private issuer under the Exchange Act and although we are subject to Dutch laws and regulations with regard to such matters and intend to furnish quarterly financial information to the SEC, we are exempt from certain provisions of the Exchange Act that are applicable to U.S. domestic public companies, including (i) the sections of the Exchange Act regulating the solicitation of proxies, consents or authorizations in respect of a security registered under the Exchange Act, (ii) the sections of the Exchange Act requiring insiders to file public reports of their stock ownership and trading activities and liability for insiders who profit from trades made in a short period of time and (iii) the rules under the Exchange Act requiring the filing with the Securities and Exchange Commission (SEC) of quarterly reports on Form 10-Q containing unaudited financial and other specified information, or current reports on Form 8-K, upon the occurrence of specified significant events. In addition, foreign private issuers are not required to file their annual report on Form 20-F until four months after the end of each fiscal year, while U.S. domestic issuers that are accelerated filers are required to file their annual report on Form 10-K within 75 days after the end of each fiscal year. Foreign private issuers are also exempt from the Regulation Fair Disclosure, aimed at preventing issuers from making selective disclosures of material information. As a result of the above, you may not have the same protections afforded to shareholders of companies that are not foreign private issuers.

As a foreign private issuer and as permitted by the listing requirements of Nasdaq, we follow certain home country governance practices rather than the corporate governance requirements of the Nasdaq.

We are a foreign private issuer. As a result, in accordance with the listing requirements of The Nasdaq Global Market, or Nasdaq, we follow home country governance requirements and certain exemptions thereunder rather than comply with the corporate governance requirements of Nasdaq. In accordance with Dutch law and generally accepted business practices, our Articles of Association do not provide quorum requirements generally applicable to general meetings of shareholders in the United States. To this extent, our practice varies from the requirement of Nasdaq Listing Rule 5620(c), which requires an issuer to provide in its bylaws for a generally applicable quorum, and that such quorum may not be less than one-third of the outstanding voting stock. Although we must provide shareholders with an agenda and other relevant documents for the general meeting of shareholders, Dutch law does not have a regulatory regime for the solicitation of proxies and the solicitation of proxies is not a generally accepted business practice in the Netherlands, thus our practice will vary from the requirement of Nasdaq Listing Rule 5620(b). As permitted by the listing requirements of Nasdaq, we have also opted out of the requirements of Nasdaq Listing Rule 5605(d), which requires, inter alia, an issuer to have a compensation committee that consists entirely of independent directors, and Nasdaq Listing Rule 5605(e), which requires independent director oversight of director nominations. As permitted by the listing requirements of Nasdaq, we have an audit committee that consists of two, rather than three, independent members. In addition, we have opted out of shareholder approval requirements, as included in the Nasdaq Listing Rules, for the issuance of securities in connection with certain events such as the acquisition of stock or assets of another company, the establishment of or amendments to equity-based compensation plans for employees, a change of control of us and certain private placements. To this extent, our practice varies from the requirements of Nasdaq Rule 5635, which generally requires an issuer to obtain shareholder approval for the issuance of securities in connection with such events. Accordingly, you may not have the same protections afforded to shareholders of companies that are subject to these Nasdaq requirements.

We may lose our foreign private issuer status which would then require us to comply with the Exchange Act’s domestic reporting regime and cause us to incur significant legal, accounting and other expenses.

We are a foreign private issuer and therefore we are not required to comply with all of the periodic disclosure and current reporting requirements of the Exchange Act applicable to U.S. domestic issuers. If in the future we are not a foreign private issuer as of the second fiscal quarter in any fiscal year, we would be required to comply with all of the periodic disclosure and current reporting requirements of the Exchange Act applicable to U.S. domestic issuers. In order to maintain our current status as a foreign private issuer, either (a) a majority of our common shares must be either directly or indirectly owned of record by non-residents of the United States or (b)(i) a majority of our managing directors or supervisory directors may not be United States citizens or residents, (ii) more than 50 percent of our assets cannot be located in the United States and (iii) our business must be administered principally outside the United States. If we were to lose this status, we would be required to comply with the Exchange Act reporting and other requirements applicable to U.S. domestic issuers, which are more detailed and extensive than the requirements for foreign private issuers. We may also be required to make changes in our corporate governance practices in accordance with various SEC and stock exchange rules. The regulatory and compliance costs to us under U.S. securities laws if we are required to comply with the reporting requirements applicable to a U.S. domestic issuer may be significantly higher than the cost we would incur as a foreign private issuer. As a result, we expect that a loss of foreign private issuer status would increase our legal and financial compliance costs and would make some activities highly time consuming and costly. We also expect that if we were required to comply with the rules and regulations applicable to U.S. domestic issuers, it would make it more difficult and expensive for us to obtain director and officer liability insurance, and we may be required to accept reduced coverage or incur substantially higher costs to obtain coverage. These rules and regulations could also make it more difficult for us to attract and retain qualified supervisory directors.

We are an “emerging growth company,” and we cannot be certain if the reduced reporting requirements applicable to “emerging growth companies” will make our common shares less attractive to investors.

We are an “emerging growth company,” as defined in the JOBS Act. For as long as we continue to be an “emerging growth company,” we may take advantage of exemptions from various reporting requirements that are applicable to other public companies that are not “emerging growth companies,” including not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act of 2002, exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved. We could be an “emerging growth company” for a period of five years following the completion of our initial public offering (2019), although circumstances could cause us to lose that status earlier, including if the market value of our common shares held by non-affiliates exceeds $700 million as of any June 30 (the end of our second fiscal quarter) before that time, in which case we would no longer be an “emerging growth company” as of the following December 31 (our fiscal year end). We cannot predict if investors will find our common shares less attractive because we may rely on these exemptions. If some investors find our common shares less attractive as a result, there may be a less active trading market for our common shares and the price of our common shares may be more volatile.

We do not anticipate paying cash dividends, and accordingly, shareholders must rely on stock appreciation for any return on their investment.

We currently intend to retain our future earnings, if any, to fund the development and growth of our businesses. As a result, capital appreciation, if any, of our common shares will be your sole source of gain on your investment for the foreseeable future. Investors seeking cash dividends should not invest in our common shares.

If securities or industry analysts do not publish research or publish inaccurate or unfavorable research about our business, our share price and trading volume could decline.

The trading market for our common shares depends on the research and reports that securities or industry analysts publish about us or our business. We do not have any control over these analysts. We cannot assure you that analysts will cover us or provide favorable coverage. If one or more of the analysts who cover us downgrade our shares or change their opinion of our shares, our share price would likely decline. If one or more of these analysts cease coverage of our company or fail to regularly publish reports on us, we could lose visibility in the financial markets, which could cause our share price or trading volume to decline.

We are a Dutch public company with limited liability. The rights of our shareholders may be different from the rights of shareholders in companies governed by the laws of U.S. jurisdictions and may not protect investors in a similar fashion afforded by incorporation in a U.S. jurisdiction.

We are a Dutch public company with limited liability (naamloze vennootschap) organized under the laws of the Netherlands. Our corporate affairs are governed by our Articles of Association and by the laws governing companies incorporated in the Netherlands. A further summary of applicable Dutch company law is contained in this prospectus supplement under “Description of Share Capital and Articles of Association.” However, there can be no assurance that Dutch law will not change in the future or that it will serve to protect investors in a similar fashion afforded under corporate law principles in the United States, which could adversely affect the rights of investors.

The rights of shareholders and the responsibilities of managing directors and supervisory directors may be different from the rights and obligations of shareholders and board members in companies governed by the laws of U.S. jurisdictions. In the performance of its duties, our management board and supervisory board are required by Dutch law to consider the interests of our company, its shareholders, its employees and other stakeholders, in all cases with due observation of the principles of reasonableness and fairness. It is possible that some of these parties will have interests that are different from, or in addition to, your interests as a shareholder. See “Description of Share Capital and Articles of Association—Comparison of Dutch Corporate Law and our Articles of Association and U.S. Corporate Law—Corporate Governance” in the registration statement of which this prospectus supplement forms a part.

For more information, we have provided summaries of relevant Dutch corporation law and of our Articles of Association under “Description of Share Capital and Articles of Association.”

Provisions of our Articles of Association or Dutch corporate law might deter acquisition bids for us that might be considered favorable and prevent or frustrate any attempt to replace or remove the then management board and supervisory board.

Certain provisions of our Articles of Association may make it more difficult for a third party to acquire control of us or effect a change in our management board or supervisory board. These provisions include: the authorization of a class of shares that may be issued to a friendly party; staggered four-year terms of our supervisory directors; a provision that our managing directors and supervisory directors may only be removed by the general meeting of shareholders by a two-thirds majority of votes cast representing more than 50% of our outstanding share capital (unless the removal was proposed by the supervisory board); and a requirement that certain matters, including an amendment of our Articles of Association, may only be brought to our shareholders for a vote upon a proposal by our management board that has been approved by our supervisory board.

Our anti-takeover provision may prevent a beneficial change of control.

We have adopted an anti-takeover measure pursuant to which our management board may, subject to supervisory board approval but without shareholder approval, issue (or grant the right to acquire) cumulative preferred shares. We may issue an amount of cumulative preferred shares up to 100% of our issued capital immediately prior to the issuance of such cumulative preferred shares. In such event, the cumulative preferred shares (or right to acquire cumulative preferred shares) will be issued to a separate, newly established foundation which will be structured to operate independently of us. Such a measure has the effect of making a takeover of us more difficult or less attractive and as a result, our shareholders may be unable to benefit from a change of control and realize any potential change of control premium which may materially and adversely affect the market price of our common shares.

The cumulative preferred shares will be issued to the foundation for their nominal value, of which only 25% will be due upon issuance. The voting rights of our shares are based on nominal value and as we expect our shares to trade substantially in excess of nominal value, cumulative preferred shares issued at nominal value can obtain significant voting power for a substantially reduced price and thus be used as a defensive measure. These cumulative preferred shares will have both a liquidation and dividend preference over our common shares and will accrue cash dividends at a fixed rate. The management board may issue these cumulative preferred shares to protect us from influences that do not serve our best interests and threaten to undermine our continuity, independence and identity. These influences may include a third party acquiring a significant percentage of our common shares, the announcement of a public offer for our common shares, other concentration of control over our common shares or any other form of pressure on us to alter our strategic policies. If the management board determines to issue the cumulative preferred shares to such a foundation, the foundation’s articles of association will provide that it will act to serve the best interests of us, our associated business and all parties connected to us, by opposing any influences that conflict with these interests and threaten to undermine our continuity, independence and identity.

We are not obligated to and do not comply with all the best practice provisions of the Dutch Corporate Governance Code. This may affect your rights as a shareholder.

As a Dutch company we are subject to the Dutch Corporate Governance Code, or DCGC. The DCGC contains both principles and best practice provisions that regulate relations between the management board, the supervisory board and the shareholders (i.e., the general meeting of shareholders). The DCGC is based on a “comply or explain” principle. Accordingly, companies are required to disclose in their annual reports, filed in the Netherlands, whether they comply with the provisions of the DCGC. If they do not comply with those provisions (e.g., because of a conflicting Nasdaq requirement), the company is required to give the reasons for such non-compliance.

The DCGC applies to all Dutch companies listed on a government-recognized stock exchange, whether in the Netherlands or elsewhere, including Nasdaq. We do not comply with all the best practice provisions of the DCGC. For example, the DCGC states that all supervisory board members need to be independent (a term that is defined in the DCGC), with the exception of one. We have more than one supervisory director that is deemed not independent under the rule of the DCGC. For a complete list of these DCGC best practices that we do not comply with, see “Description of Share Capital and Articles of Association.” This may affect your rights as a shareholder and you may not have the same level of protection as a shareholder in a Dutch company that fully complies with the DCGC.

Claims of U.S. civil liabilities may not be enforceable against us.

We are incorporated under the laws of the Netherlands, and our headquarters are located in Germany. Substantially all of our assets are located outside the United States. The majority of our managing directors and supervisory directors reside outside the United States. As a result, it may not be possible for investors to effect service of process within the United States upon such persons or to enforce against them or us in U.S. courts, including judgments predicated upon the civil liability provisions of the federal securities laws of the United States.

The United States and the Netherlands currently do not have a treaty providing for the reciprocal recognition and enforcement of judgments, other than arbitration awards, in civil and commercial matters. Consequently, a final judgment for payment given by a court in the United States, whether or not predicated solely upon U.S. securities laws, would not automatically be recognized or enforceable in the Netherlands. In order to obtain a judgment which is enforceable in the Netherlands, the party in whose favor a final and conclusive judgment of the U.S. court has been rendered will be required to file its claim with a court of competent jurisdiction in the Netherlands. Such party may submit to the Dutch court the final judgment rendered by the U.S. court. If and to the extent that the Dutch court finds that the jurisdiction of the U.S. court has been based on grounds which are internationally acceptable, that the proceedings before the U.S. court complied with principles of proper procedures, that recognition and/or enforcement of such judgment would not contravene the public policy of the Netherlands, and that recognition and/or enforcement of the judgment is not irreconcilable with a decision of a Dutch court rendered between the same parties or with an earlier decision of a foreign court rendered between the same parties in a dispute that is about the same subject matter and that is based on the same cause, provided that earlier judgment can be recognized in the Netherlands, the court of the Netherlands will, in principle, give binding effect to the judgment of the U.S. court. Dutch courts may deny the recognition and enforcement of punitive damages or other awards on the basis that recognition and enforcement would contravene public policy of the Netherlands. Moreover, a Dutch court may reduce the amount of damages granted by a U.S. court and recognize damages only to the extent that they are necessary to compensate actual losses or damages. In addition, there is doubt as to whether a Dutch court would impose civil liability on us, our managing directors or supervisory directors or certain experts named herein in an original action predicated solely upon the U.S. federal securities laws brought in a court of competent jurisdiction in the Netherlands against us or such directors or experts, respectively. Enforcement and recognition of judgments of U.S. courts in the Netherlands are solely governed by the provisions of the Dutch Civil Procedure Code.

The United States and Germany currently do not have a treaty providing for the reciprocal recognition and enforcement of judgments, other than arbitration awards, in civil and commercial matters. Consequently, a final judgment for payment given by a court in the United States, whether or not predicated solely upon U.S. securities laws, would not automatically be recognized or enforceable in Germany. German courts may deny the recognition and enforcement of a judgment rendered by a U.S. court if they consider the U.S. court not to be competent or the decision not in line with German public policy principles. For example, recognition of court decisions based on class actions brought in the United States typically raises public policy concerns and judgments awarding punitive damages are generally not enforceable in Germany.

In addition, actions brought in a German court against us, our managing directors or supervisory directors, our senior management and the experts named herein to enforce liabilities based on U.S. federal securities laws may be subject to certain restrictions. In particular, German courts generally do not award punitive damages. Litigation in Germany is also subject to rules of procedure that differ from the U.S. rules, including with respect to the taking and admissibility of evidence, the conduct of the proceedings and the allocation of costs. Proceedings in Germany would have to be conducted in the German language and all documents submitted to the court would, in principle, have to be translated into German. For these reasons, it may be difficult for a U.S. investor to bring an original action in a German court predicated upon the civil liability provisions of the U.S. federal securities laws against us, our managing directors or supervisory directors, our senior management and the experts named in this prospectus supplement.

Based on the lack of a treaty as described above, U.S. investors may not be able to enforce against us or managing directors or supervisory directors, officers or certain experts named herein who are residents of the Netherlands, Germany, or other countries other than the United States any judgments obtained in U.S. courts in civil and commercial matters, including judgments under the U.S. federal securities laws.

In the past, we had identified material weaknesses in our internal control over financial reporting. If the since-implemented internal controls fail to be effective, such failure could result in material misstatements in our financial statements, cause investors to lose confidence in our reported financial and other public information and have a negative effect on the trading price of our common shares.

Effective internal controls over financial reporting are necessary for us to provide reliable financial reports and, together with adequate disclosure controls and procedures, are designed to prevent fraud. Any failure to implement required new or improved controls, or difficulties encountered in their implementation could cause us to fail to meet our reporting obligations. Section 404 of the Sarbanes-Oxley Act of 2002 requires management of public companies to develop and implement internal controls over financial reporting and evaluate the effectiveness thereof. A material weakness is a deficiency or a combination of deficiencies in internal control over financial reporting such that there is a reasonable possibility that a material misstatement of our financial statements will not be prevented or detected on a timely basis. In connection with the preparation of our financial statements for the year ended December 31, 2013, we identified material weaknesses in our internal controls related to deficiencies in our design and operating effectiveness of internal controls, in our financial reporting processes and in our controls related to management’s review of our financial results. Since the identification of the material weaknesses in internal controls over financial reporting we have been implementing additional internal controls over financial reporting, and no material weaknesses were identified in connection with the preparation of our financial statements for the year ended December 31, 2014. If the since-implemented internal controls fail to be effective in the future, it could result in material misstatements in our financial statements, impair our ability to raise revenue, result in the loss of investor confidence in the reliability of our financial statements and subject us to regulatory scrutiny and sanctions, which in turn could harm the market value of our common shares.

We will be required to disclose changes made in our internal controls and procedures and our management will be required to assess the effectiveness of these controls annually. However, for as long as we are an “emerging growth company” under the JOBS Act, our independent registered public accounting firm will not be required to attest to the effectiveness of our internal controls over financial reporting pursuant to Section 404. We could be an “emerging growth company” for a period of five years following the completion of our initial public offering (2019). An independent assessment of the effectiveness of our internal controls could detect problems that our management’s assessment might not. Undetected material weaknesses in our internal controls could lead to financial statement restatements and require us to incur the expense of remediation.

We may be classified as a “passive foreign investment company” (a “PFIC”) in 2015 or any future years. U.S. investors may suffer adverse U.S. federal income tax consequences if we are a PFIC for any taxable year.

Under the Internal Revenue Code of 1986, as amended, we will be a PFIC for any taxable year in which, after the application of certain “look-through” rules with respect to subsidiaries, either (i) 75% or more of our gross income consists of “passive income,” or (ii) 50% or more of the average quarterly value of our assets consist of assets that produce, or are held for the production of, “passive income.” Passive income generally includes interest, dividends, rents, certain non-active royalties and capital gains. Based on certain estimates, including as to the relative values of our assets, we do not believe that we were a PFIC for our 2014 taxable year. However, there can be no assurance that the IRS will agree with this conclusion. In addition, whether we will be a PFIC in 2015 or any future years is uncertain because, among other things, (i) we currently own, and will own after the completion of this offering, a substantial amount of passive assets, including cash, and (ii) the valuation of our assets that generate non-passive income for PFIC purposes, including our intangible assets, is uncertain and may vary substantially over time. Accordingly, there can be no assurance that we will not be a PFIC for any taxable year.

If we are a PFIC for any taxable year during which a U.S. investor holds common shares, we generally would continue to be treated as a PFIC with respect to that U.S. investor for all succeeding years during which the U.S. investor holds common shares, even if we ceased to meet the threshold requirements for PFIC status. Such a U.S. investor may be subject to adverse tax consequences, including (i) the treatment of all or a portion of any gain on disposition as common income, (ii) the application of a deferred interest charge on such gain and the receipt of certain dividends and (iii) compliance with certain reporting requirements. We do not intend to provide the information that would enable investors to take a qualified electing fund (“QEF”) election that could mitigate the adverse U.S. federal income tax consequences should we be classified as a PFIC.

Use of Proceeds

We may issue and sell our common shares having aggregate sales proceeds of up to $50.0 million from time to time. Because there is no minimum offering amount required as a condition to close this offering, the actual total public offering amount, commissions and proceeds to us, if any, are not determinable at this time.

As of June 30, 2015, we had cash and cash equivalents of €66.3 million. We anticipate that we will use our existing cash and cash equivalents and the net proceeds of this offering, if we issue and sell our common shares with maximum aggregate sales proceeds of $50.0 million as specified in this prospectus supplement, primarily to fund research and development expenses for our clinical and preclinical research and development activities and for working capital, repayment of debt and general corporate purposes.

Our expected use of net proceeds from this offering represents our current intentions based upon our present plans and business condition. As of the date of this prospectus supplement, we cannot predict with certainty all of the particular uses for the net proceeds to be received upon the completion of this offering or the amounts that we will actually spend on the uses set forth above. The amounts and timing of our actual use of net proceeds will vary depending on numerous factors, including our ability to obtain additional financing, the relative success and cost of our research, preclinical and clinical development programs, including a change in our planned course of development or the termination of a clinical program necessitated by the results of data received from clinical trials, the amount and timing of additional revenues, if any, received from our collaborations with Amphivena and LLS and whether we enter into future collaborations. As a result, management will have broad discretion in the application of the net proceeds, and investors will be relying on our judgment regarding the application of the net proceeds of this offering. In addition, we might decide to postpone or not pursue other clinical trials or preclinical activities if the net proceeds from this offering and our other sources of cash are less than expected.

Based on our current cash and cash equivalents described above, we estimate that such funds will be sufficient to enable us to fund our operating expenses and capital expenditure requirements for at least until the third quarter of 2017. The net proceeds of this offering, if we issue and sell our common shares with maximum aggregate sales proceeds of $50.0 million as specified in this prospectus supplement, would extend our financial reach, assuming that the plans for our clinical and preclinical activities remain unchanged. We have based these estimates on assumptions that may prove to be incorrect, and we could use our available capital resources sooner than we currently expect.

Pending their use, we plan to invest the net proceeds from this offering in short- and intermediate-term interest-bearing financial assets and certificates of deposit.

Dividend Policy

We have never paid or declared any cash dividends on our common shares, and we do not anticipate paying any cash dividends on our common shares in the foreseeable future. We intend to retain all available funds and any future earnings to fund the development and expansion of our business. Under Dutch law, we may only pay dividends if our shareholders’ equity (eigen vermogen) exceeds the sum of the paid-up and called-up share capital plus the reserves required to be maintained by Dutch law or by our Articles of Association. Subject to such restrictions, any future determination to pay dividends will be at the discretion of our management board and requires approval of our supervisory board and will depend upon a number of factors, including our results of operations, financial condition, future prospects, contractual restrictions, restrictions imposed by applicable law and other factors our management board and supervisory board deem relevant.

Dilution

If you invest in our common shares in this offering, your ownership interest will be diluted immediately to the extent of the difference between the price you pay in this offering and the net tangible book value per common share after this offering.

Our net tangible book value as of June 30, 2015 was $67.5 million, or $2.25 per common share, based on 29,934,168 common shares then outstanding. After giving effect to the assumed sale by us of our common shares in the aggregate amount of $50.0 million at an assumed public offering price of $6.04 per share (the last sale price of our common shares on September 29, 2015 as reported on The Nasdaq Global Market), less the estimated commissions and estimated offering expenses payable by us, our net tangible book value at June 30, 2015 would have been $115.6 million, or $3.03 per common share. This represents an immediate increase in net tangible book value of $0.77 per share to existing shareholders and an immediate dilution of $3.01 per share to investors in this offering. The following table illustrates this per share dilution. The as adjusted information is illustrative only and will adjust based on the actual price to the public, the actual number of shares sold and other terms of the offering determined at the time our common shares are sold pursuant to this prospectus supplement. The shares sold in this offering, if any, will be sold from time to time at various prices.

Assumed public offering price per share		$6.04

Net tangible book value per share as of June 30, 2015	$2.25

Increase per share attributable to new investors purchasing shares in this offering	$0.77

As adjusted net tangible book value per share after giving effect to this offering		$3.03

Dilution per share to new investors		$3.01

The above discussion and table are based on our actual common shares outstanding as of June 30, 2015 and excludes:

•	1,329,142 of our common shares issuable upon the exercise of options outstanding as of June 30, 2015, at a weighted average exercise price of $6.07 per common share;

•	2,380,600 common shares covered by awards available for issuance under our equity incentive plan as of June 30, 2015; and

•	106,250 common shares covered by warrants issued to Perceptive at an exercise price of $8.80 per common share.

                To the extent that outstanding options are exercised, you will experience further dilution. In addition, we may choose to raise additional capital due to market conditions or strategic considerations even if we believe we have sufficient funds for our current or future operating plans. To the extent that additional capital is raised through the sale of equity or convertible debt securities, the issuance of such securities may result in further dilution to our shareholders.

PRICE RANGE OF COMMON SHARES

The common shares of the Company are listed on the Nasdaq Global Market under the symbol “AFMD”.

The following table sets forth the highest and lowest intraday sales prices for the common shares as reported by the Nasdaq Global Market for the periods indicated:

	Nasdaq Global Market
Year ended December 31, 2015	$ High	$ Low
September 2015	$10.62	$5.83
August 2015	$17.46	$7.95
July 2015	$24.20	$13.51
June 2015	$13.75	$10.52
May 2015	$10.47	$7.14
April 2015	$11.77	$5.85
Third Quarter	$24.20	$5.83
Second Quarter	$13.75	$5.85
First Quarter	$9.16	$5.16

Year ended December 31, 2014	$ High	$ Low
Fourth Quarter	$8.30	$3.55
Third Quarter (beginning on September 12, 2014)	$7.00	$5.63

Plan of Distribution

We have entered into a sales agreement with Cowen and Company, LLC, or Cowen, under which we may issue and sell from time to time up to $50,000,000 of our common shares through Cowen as our sales agent. Sales of the common shares, if any, will be made at market prices by any method that is deemed to be an “at the market” offering as defined in Rule 415 under the Securities Act, including without limitation sales made through The Nasdaq Global Market, on any other existing trading market for the common shares or to or through a market maker. In addition, with our prior written consent, Cowen may also sell the common shares in negotiated transactions and Cowen may also purchase our common shares as principal.

Cowen will offer the common shares subject to the terms and conditions of the sales agreement on a daily basis or as otherwise agreed upon by us and Cowen. We will designate the maximum amount of common shares to be sold through Cowen on a daily basis or otherwise determine such maximum amount together with Cowen. Subject to the terms and conditions of the sales agreement, Cowen will use its commercially reasonable efforts consistent with its normal trading and sales practices and applicable state and federal laws, rules and regulations and the rules of the Nasdaq Stock Market, Inc. to sell on our behalf such common shares up to the amount specified to be sold by us. We may instruct Cowen not to sell common shares if the sales cannot be effected at or above the price designated by us in any such instruction. We or Cowen may suspend the offering of the common shares being made through Cowen under the sales agreement upon proper notice to the other party. We and Cowen each have the right, by giving written notice as specified in the sales agreement, to terminate the sales agreement in each party’s sole discretion at any time.

Aggregate compensation payable to Cowen as sales agent shall be equal to 3% of the gross sales price of the shares sold through it pursuant to the sales agreement. Cowen will be reimbursed for up to $50,000, in the aggregate, for its legal fees and expenses incurred in connection with sales of the common shares. In accordance with FINRA Rule 5110 these reimbursed fees and expenses are deemed sales compensation to Cowen in connection with this offering.

Remaining sales proceeds, after deducting any expenses payable by us and any transaction fees imposed by any governmental or self-regulatory organization in connection with the sales, will equal our net proceeds for the sale of such common shares.

Cowen will provide written confirmation to us following the close of trading on The Nasdaq Global Market, each day in which common shares are sold through it as sales agent under the sales agreement. Each confirmation will include the number of common shares sold through it as sales agent on that day, the net proceeds price per share payable by Cowen, the net proceeds to us and the compensation payable by us to Cowen.

We will report at least quarterly the number of common shares sold through Cowen under the sales agreement, the net proceeds to us and the compensation paid by us to Cowen in connection with the sales of common shares.

Settlement for sales of common shares will occur, unless the parties agree otherwise, on the third business day that is also a trading day following the date on which any sales were made in return for payment of the net proceeds to us. There is no arrangement for funds to be received in an escrow, trust or similar arrangement.

In connection with the sales of the common shares on our behalf, Cowen may be deemed to be an “underwriter” within the meaning of the Securities Act, and the compensation paid to Cowen may be deemed to be underwriting commissions or discounts. We have agreed in the sales agreement to provide indemnification and contribution to Cowen against certain liabilities, including liabilities under the Securities Act. As sales agent, Cowen will not engage in any transactions that stabilize our common shares.

We estimate that the total expenses of the offering payable by us, excluding commissions payable to Cowen under the sales agreement, will be approximately $350,000.

Legal Matters

The validity of the common shares and certain other matters of Dutch law will be passed upon for us by De Brauw Blackstone Westbroek N.V. Certain matters of U.S. federal and New York State law will be passed upon for us by Davis Polk & Wardwell LLP, New York, New York. Cowen and Company, LLC is being represented in connection with this offering by Covington & Burling LLP, New York, New York.

Experts

The consolidated financial statements of Affimed N.V. as of December 31, 2014 and 2013 and for each of the years in the three-year period ended December 31, 2014 have been included herein in reliance upon the report of KPMG AG Wirtschaftsprüfungsgesellschaft, Leipzig, Germany, independent registered public accounting firm, appearing elsewhere herein, and upon the authority of said firm as experts in accounting and auditing.

Where You Can Find More Information

We have filed with the U.S. Securities and Exchange Commission a registration statement (including amendments and exhibits to the registration statement) on Form F-3 under the Securities Act. Our SEC filings are available to the public over the Internet at the SEC’s website at http://www.sec.gov. Copies of certain information filed by us with the SEC are also available on our website at http://www.affimed.com. Our website is not a part of this prospectus supplement and is not incorporated by reference in this prospectus supplement. You may also read and copy any document we file at the SEC’s Public Reference Room, 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the Public Reference Room.

This prospectus supplement is part of a registration statement we filed with the SEC. This prospectus supplement omits some information contained in the registration statement in accordance with SEC rules and regulations. You should review the information and exhibits in the registration statement for further information on us and our consolidated subsidiaries and the securities we are offering. Statements in this prospectus supplement concerning any document we filed as an exhibit to the registration statement or that we otherwise filed with the SEC are not intended to be comprehensive and are qualified by reference to these filings. You should review the complete document to evaluate these statements.

Incorporation By Reference

The SEC allows us to incorporate by reference information into this document. This means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is considered to be a part of this document, except for any information superseded by information that is included directly in this prospectus supplement incorporated by reference subsequent to the date of this prospectus supplement.

We incorporate by reference the following documents or information that we have filed with the SEC:

•	Our 2014 Annual Report on Form 20-F for the fiscal year ended December 31, 2014;

•	Our Forms 6-K filed on May 21, 2015 and August 4, 2015; and

•	The description of our common shares contained in our registration statement on Form 8-A filed with the SEC on September 10, 2014, including any amendments or reports filed for the purpose of updating such description

All annual reports we file with the SEC pursuant to the Exchange Act on Form 20-F after the date of this prospectus supplement and prior to termination or expiration of this registration statement shall be deemed incorporated by reference into this prospectus supplement and to be part hereof from the date of filing of such documents. We may incorporate by reference any Form 6-K subsequently submitted to the SEC by identifying in such Form 6-K that it is being incorporated by reference into this prospectus supplement.

Documents incorporated by reference in this prospectus are available from us without charge upon written or oral request, excluding any exhibits to those documents that are not specifically incorporated by reference into those documents. You can obtain documents incorporated by reference in this document by requesting them from us in writing at Technologiepark, Im Neuenheimer Feld 582, 69120, Heidelberg, Germany or via telephone at (+49) 6221-65307-0.

$50,000,000

Common Shares

Prospectus Supplement

Cowen and Company

, 2015

PART II – INFORMATION NOT REQUIRED IN PROSPECTUS

INDEMNIFICATION OF OFFICERS AND DIRECTORS

Our managing directors and supervisory directors have the benefit of the following indemnification provisions in our Articles of Association: Current and former managing directors and supervisory directors shall be reimbursed for:

a)	the reasonable costs of conducting a defense against a claim based on acts or failures to act in the exercise of their duties or any other duties currently or previously performed by them at our request;

b)	any damages or fines payable by them as a result of an act or failure to act as referred to under (a); and

c)	the reasonable costs of appearing in other legal proceedings in which they are involved as current or former managing director or supervisory director, with the exception of proceedings primarily aimed at pursuing a claim on their own behalf.

There shall be no entitlement to reimbursement as referred to above if and to the extent that:

a)	a Dutch court or, in the event of arbitration, an arbitrator has established in a final and conclusive decision that the act or failure to act of the person concerned can be characterized as willful, intentionally reckless or seriously culpable conduct, unless Dutch law provides otherwise or this would, in view of the circumstances of the case, be unacceptable according to standards of reasonableness and fairness; or

b)	the costs or financial loss of the person concerned are covered by an insurance and the insurer has paid out the costs or financial loss.

If and to the extent that it has been established by a Dutch court or, in the event of arbitration, an arbitrator in a final and conclusive decision that the person concerned is not entitled to reimbursement as referred to above, he shall immediately repay the amount reimbursed by us. We have also entered into indemnification agreements with each of our managing directors and supervisory directors.

EXHIBITS

The following documents are filed as part of this registration statement:

1.1*	Form of Underwriting Agreement

1.2**	Sales Agreement, dated as of October 1, 2015, between Affimed N.V. and Cowen and Company, LLC

4.1	Articles of Association of Affimed N.V. (incorporated by reference to exhibit 3.1 of the Affimed N.V. Registration Statement on Form F-1 (Registration No. 333-197097) filed with the Commission on September 17, 2014).

4.2**	Form of Senior Indenture

4.3**	Form of Subordinated Indenture

4.4*	Form of Senior Note

4.5*	Form of Subordinated Note

4.6*	Form of Warrant Agreement

4.7*	Form of Purchase Contract

4.8*	Form of Unit Agreement

5.1	Opinion of De Brauw Blackstone Westbroek N.V.

5.2**	Opinion of Davis Polk & Wardwell LLP

23.1**	Consent of KPMG AG Wirtschaftsprüfungsgesellschaft, independent registered public accounting firm

23.2	Consent of De Brauw Blackstone Westbroek N.V. (included in Exhibit 5.1)

23.3**	Consent of Davis Polk & Wardwell LLP (included in exhibit 5.2)

24.1**	Powers of attorney (included on signature page to the registration statement)

25.1*	Statement of Eligibility on Form T-1 for Senior Indenture

25.2*	Statement of Eligibility on Form T-1 for Subordinated Indenture

* To be filed, if necessary, by amendment.

** Filed as part of this registration statement on Form F-3 (Registration no. 333-207235) on October 1, 2015.

UNDERTAKINGS

(a) The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) (§ 230.424(b) of this chapter) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

Provided, however, That:

(A) Paragraphs (a)(1)(i) and (a)(1)(ii) of this section do not apply if the registration statement is on Form S-8 (§ 239.16b of this chapter), and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 (15 U.S.C. 78m or 78o(d)) that are incorporated by reference in the registration statement; and

(B) Paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) of this section do not apply if the registration statement is on Form S-3 (§ 239.13 of this chapter) or Form F-3 (§ 239.33 of this chapter) and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) (§ 230.424(b) of this chapter) that is part of the registration statement.

(C) Provided further, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is for an offering of asset-backed securities on Form S-1 (§ 239.11 of this chapter) or Form S-3 (§ 239.13 of this chapter), and the information required to be included in a post-effective amendment is provided pursuant to Item 1100(c) of Regulation AB (§ 229.1100(c)).

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) To file a post-effective amendment to the registration statement to include any financial statements required by “Item 8.A. of Form 20-F” at the start of any delayed offering or throughout a continuous offering. Financial statements and information otherwise required by Section 10(a)(3) of the Act need not be furnished, provided that the registrant includes in the prospectus, by means of a post-effective amendment, financial statements required pursuant to this paragraph (a)(4) and other information necessary to ensure that all other information in the prospectus is at least as current as the date of those financial statements. Notwithstanding the foregoing, with respect to registration statements on Form F-3 (§ 239.33 of this chapter), a post-effective amendment need not be filed to include financial statements and information required by Section 10(a)(3) of the Act or § 210.3-19 of this chapter if such financial statements and information are contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Form F-3.

(5) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(A) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date; or

(6) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:

The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

(d) The undersigned registrant hereby undertakes that:

(1) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b) (1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(2) For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(e) The undersigned registrant hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of section 310 of the Trust Indenture Act (“Act”) in accordance with the rules and regulations prescribed by the Commission under section 305(b)(2) of the Act.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Heidelberg, Germany on October 15, 2015.

Affimed N.V.

By:	/s/ Adi Hoess
	Name:	Adi Hoess
	Title:	Chief Executive Officer

By:	/s/ Florian Fischer
	Name:	Florian Fischer
	Title:	Chief Financial Officer

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Adi Hoess and Florian Fischer and each of them, individually, as his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead in any and all capacities, in connection with this registration statement, including to sign in the name and on behalf of the undersigned, this registration statement and any and all amendments thereto, including post-effective amendments and registrations filed pursuant to Rule 462 under the U.S. Securities Act of 1933, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the U.S. Securities and Exchange Commission, granting unto such attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or his substitute, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons on October 15, 2015 in the capacities indicated:

NAME	TITLE

/s/ Adi Hoess Adi Hoess	Chief Executive Officer (principal executive officer)

/s/ Florian Fischer Florian Fischer	Chief Financial Officer (principal financial officer and principal accounting officer)

* Thomas Hecht	Director

* Ulrich Grau	Director

* Berndt Modig	Director

* Richard B. Stead	Director

* Ferdinand Verdonck	Director

* Colleen A. DeVries SVP of National Corporate Research, Ltd.	Authorized Representative in the United States

* By:	/s/ Florian Fischer
Florian Fischer, Attorney-in-Fact

EXHIBIT INDEX

The following documents are filed as part of this registration statement:

1.1*	Form of Underwriting Agreement

1.2**	Sales Agreement, dated as of October 1, 2015, between Affimed N.V. and Cowen and Company, LLC

4.1	Articles of Association of Affimed N.V. (incorporated by reference to exhibit 3.1 of the Affimed N.V. Registration Statement on Form F-1 (Registration No. 333-197097) filed with the Commission on September 17, 2014).

4.2**	Form of Senior Indenture

4.3**	Form of Subordinated Indenture

4.4*	Form of Senior Note

4.5*	Form of Subordinated Note

4.6*	Form of Warrant Agreement

4.7*	Form of Purchase Contract

4.8*	Form of Unit Agreement

5.1	Opinion of De Brauw Blackstone Westbroek N.V.

5.2**	Opinion of Davis Polk & Wardwell LLP

23.1**	Consent of KPMG AG Wirtschaftsprüfungsgesellschaft, independent registered public accounting firm

23.2	Consent of De Brauw Blackstone Westbroek N.V. (included in Exhibit 5.1)

23.3**	Consent of Davis Polk & Wardwell LLP (included in exhibit 5.2)

24.1**	Powers of attorney (included on signature page to the registration statement)

25.1*	Statement of Eligibility on Form T-1 for Senior Indenture

25.2*	Statement of Eligibility on Form T-1 for Subordinated Indenture

*	To be filed, if necessary, by amendment.
**	Filed as part of this registration statement on Form F-3 (Registration no. 333-207235) on October 1, 2015.